                      RANDOM ACCESS, INC. SPECIAL MEETING

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement            [_]CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              RANDOM ACCESS, INC.
             -----------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Payment of Filing Fee (Check the appropriate box):

[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
   22(a)(2) of Schedule 14A.

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies: Common Stock, par value $.0001 per share

  (2) Aggregate number of securities to which transaction applies: 6,759,911 shares plus options to purchase 55,714 shares of common stock, par value $.0001 per share

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined): $3.25 in cash

  (4) Proposed maximum aggregate value of transaction: $21,996,674.75

  (5) Total fee paid: $4,400.00

[X]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                              RANDOM ACCESS, INC.
                             8000 EAST ILIFF AVENUE
                             DENVER, COLORADO 80231

To Our Shareholders:

  You are cordially invited to attend the Special Meeting of Shareholders of Random Access, Inc. (the "Company") to be held on September 19, 1995, at 9:00 a.m. local time, at the offices of the Company, 8000 East Iliff Avenue, Denver, Colorado 80231. You will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of May 15, 1995, as amended (the "Merger Agreement"), by and among the Company, ENTEX Information Services, Inc., a Delaware corporation ("ENTEX") and ENTEX Acquisition Corp. ("Sub"), a Colorado corporation and wholly owned subsidiary of ENTEX, and the transactions contemplated thereby. The Merger Agreement is included in the accompanying Proxy Statement as Appendix A. Pursuant to the Merger Agreement, Sub will merge with and into the Company, with the Company as the surviving corporation (the "Merger"). The result of the Merger will be that the Company will become a wholly owned subsidiary of ENTEX and each outstanding share of the Company's common stock, par value $.0001 per share (the "Common Stock"), will be converted to the right to receive a cash payment of $3.25, without interest. Consummation of the Merger is subject to certain conditions, including the approval and adoption of the Merger Agreement by holders of at least two-thirds of the outstanding shares of Common Stock. The Merger Agreement requires the Company to pay a "break-up" fee of $1,050,000 if the Merger is not approved by the Company's shareholders or upon the occurrence of certain specified events. A reduced break up fee of $750,000 will be payable under certain other circumstances.

  The Company believes that the Merger presents an opportunity to maximize shareholder value in light of certain factors including a trend toward consolidation in the Company's industry and the Company's recent operating results. See "The Merger--Reasons for the Merger." The Merger will allow all of the Company's shareholders to receive a cash price representing a premium over the market prices prevailing prior to the May 15, 1995 announcement of the Merger and over the $2.80 per share book value of the Company on February 28, 1995. The Company's shareholders will no longer be subject to the risks associated with an investment in the Company, although the Merger will deprive such shareholders of the opportunity to benefit from any future increases in share values over and above the premium offered by ENTEX if the Company were to continue to operate independently.

  The Board of Directors of the Company (the "Board") has determined that the Merger is fair to, and in the best interests of, the Company and its shareholders and has approved the Merger Agreement. The Board recommends that you vote "FOR" approval of the Merger Agreement. Chatfield Dean & Co., Inc., the Company's financial advisor in connection with the Merger, has rendered a written opinion to the Board that the consideration that the Company's shareholders are to receive in the Merger is fair from a financial point of view.

  You are urged to read the Proxy Statement in its entirety for important information regarding the Merger.

  IT IS VERY IMPORTANT THAT YOU BE REPRESENTED AT THE SPECIAL MEETING, EVEN IF YOU ARE NOT ABLE TO ATTEND IN PERSON. THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS OF THE OUTSTANDING COMMON STOCK IS REQUIRED TO APPROVE THE MERGER. CONSEQUENTLY, A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER. PLEASE TAKE TIME TO CONSIDER AND VOTE UPON THIS SIGNIFICANT MATTER.

  Please mark, sign and date each proxy card you receive and return it promptly in the enclosed, postage-paid envelope even if you plan to attend the Special Meeting in person. This will not prevent you from voting in person at the Special Meeting, but will assure that your vote is counted if you are unable to attend. If you wish to attend the Special Meeting, you will need to present proof of your ownership of shares of the Company's common stock. If you hold your shares through a bank, broker or other nominee, such nominee can provide you with evidence of ownership.


  DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME.

                                          Sincerely,


                                          /s/ Bruce A. Milliken

                                          Bruce A. Milliken
                                          Chairman of the Board of Directors

                              RANDOM ACCESS, INC.
                             8000 East Iliff Avenue
                             Denver, Colorado 80231

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 19, 1995

                               ----------------


  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Random Access, Inc., a Colorado corporation (the "Company"), will be convened at 9:00 a.m. local time, on September 19, 1995, at the offices of the Company's headquarters, 8000 East Iliff Avenue, Denver, Colorado 80231, for the following purpose:

  to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of May 15, 1995, as amended as of June 27, 1995 (the "Merger Agreement"), by and among the Company, ENTEX Information Services, Inc., a Delaware corporation ("ENTEX") and ENTEX Acquisition Corp., a Colorado corporation and wholly owned subsidiary of ENTEX ("Sub"), and the transactions contemplated thereby. The Merger Agreement is included in the accompanying Proxy Statement as Appendix A.

  As more fully described in the Proxy Statement of which this notice forms a part, pursuant to the Merger Agreement, Sub will merge with and into the Company, with the Company as the surviving corporation (the "Merger"). The result of the Merger will be that the Company will become a wholly owned subsidiary of ENTEX and each issued and outstanding share of the Company's common stock, other than shares held by dissenting shareholders, will be converted into the right to receive a cash payment of $3.25, without interest. Consummation of the Merger is subject to certain conditions, including the approval and adoption of the Merger Agreement by holders of at least two-thirds of the Common Stock. The Merger Agreement requires the Company to pay a "break-up" fee of $1,050,000 if the Merger is not approved by the Company's shareholders or upon the occurrence of certain specified events. A reduced break up fee of $750,000 will be payable under certain other circumstances.

  Shareholders who do not vote to approve the Merger Agreement and who comply with certain other requirements of Colorado law may, as an alternative to receiving the consideration specified in the Merger Agreement, dissent from the Merger and obtain payment of the fair value of their shares of Common Stock. The full text of Article 113 of the Colorado Business Corporation Act, which sets forth the procedures to be followed by shareholders who choose to dissent under Colorado law, is included as Appendix C to the Proxy Statement and should be read in its entirety. See "Rights of Dissenting Shareholders."

  The Board has fixed August 2, 1995 as the record date for determining shareholders entitled to notice of and to vote at the Special Meeting. Accordingly, only shareholders of record at the close of business on such date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Bradley A. Cromer

                                               Bradley A. Cromer, Secretary

September 1, 1995

  THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE COMMON STOCK IS REQUIRED TO APPROVE THE MERGER. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO THE EXERCISE THEREOF IN THE MANNER DESCRIBED IN THE PROXY STATEMENT.

                               TABLE OF CONTENTS

SUMMARY................................................................   3
GENERAL................................................................   8
  Proxy Information....................................................   8
  Record Date and Voting...............................................   8
  Expenses of Solicitation.............................................   8
THE MERGER.............................................................   8
  Background...........................................................   9
  Employment Agreements; Interests of Certain Persons..................  13
  Reasons for the Merger...............................................  14
  Opinion of Financial Advisor.........................................  14
  Recommendations......................................................  17
  Federal Income Tax Consequences......................................  18
  Accounting Treatment of the Merger...................................  19
  Vote Required to Approve the Merger..................................  19
  Regulatory Approvals.................................................  19
  Financing of the Merger..............................................  19
THE MERGER AGREEMENT...................................................  21
  Parties to the Merger Agreement......................................  21
  Description of the Merger Agreement..................................  21
  Representations and Warranties.......................................  21
  Covenants............................................................  22
  Conditions...........................................................  23
  Indemnification of Officers and Directors............................  24
  Termination of the Merger Agreement..................................  24
  Exchange of Certificates.............................................  24
RIGHTS OF DISSENTING SHAREHOLDERS......................................  25
PRICE RANGE OF COMMON STOCK AND DIVIDEND HISTORY.......................  27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........  28
SELECTED CONSOLIDATED FINANCIAL DATA...................................  29
MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND
 FINANCIAL CONDITION...................................................  30
BUSINESS...............................................................  34
  General Development of Business......................................  34
  Narrative Description of Business....................................  34
BUSINESS OF ENTEX......................................................  43
CONDUCT OF BUSINESS AFTER THE MERGER...................................  43
INDEPENDENT PUBLIC ACCOUNTANTS.........................................  43
SHAREHOLDER PROPOSALS..................................................  44
APPENDICES:
  APPENDIX A--Conformed copy of the Agreement and Plan of Merger, as amended by Amendment No. 1 thereto
  APPENDIX B--Fairness Opinion of Chatfield Dean & Co., Inc. dated June
               27, 1995
  APPENDIX C--Article 113 of the Colorado Business Corporation Act

                              RANDOM ACCESS, INC.
                             8000 East Iliff Avenue
                             Denver, Colorado 80231

                                                               September 1, 1995

                                PROXY STATEMENT

                               ----------------

                                  INTRODUCTION

To Our Shareholders:

  This statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Random Access, Inc. (the "Company") to be used at the Special Meeting of Shareholders (the "Special Meeting") to be held at the Company's corporate offices, 8000 East Iliff Avenue, Denver, Colorado 80231, on September 19, 1995, at 9:00 a.m. local time. The enclosed proxy card, the accompanying Notice of Special Meeting of Shareholders and this Proxy Statement are being first mailed to shareholders of the Company on or
about August   , 1995.

  The purpose of the Special Meeting is to consider and vote upon a proposal to approve an Agreement and Plan of Merger dated as of May 15, 1995, as amended as of June 27, 1995, by and among the Company, ENTEX Information Services, Inc., a Delaware corporation ("ENTEX"), and ENTEX Acquisition Corp. ("Sub"), a Colorado corporation which is a wholly owned subsidiary of ENTEX (the "Merger Agreement"), and the transactions contemplated thereby. Pursuant to the Merger Agreement, Sub will merge into and with the Company, with the Company as the surviving corporation (the "Merger"). As more fully described herein under "The Merger," the result of the Merger will be that the Company will become a wholly owned subsidiary of ENTEX and each issued and outstanding share of common stock of the Company, par value $0.0001 per share (the "Common Stock"), other than shares held by dissenting shareholders, will be converted to the right to receive a cash payment of $3.25, without interest.

  THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER. The Company believes that the Merger presents an opportunity to maximize shareholder value in light of certain factors including a trend toward consolidation in the Company's industry and the Company's recent operating results. The Merger will allow all of the Company's shareholders to receive a cash price representing a premium over the market prices prevailing prior to the May 15, 1995 announcement of the Merger and over the $2.80 per share book value of the Company on February 28, 1995. Before making such recommendation, the Board considered the written opinion of Chatfield Dean & Co., Inc. ("Chatfield Dean"), the Company's financial advisor in connection with the Merger, that the $3.25 per share cash consideration that the Company's shareholders will receive is fair from a financial point of view. The Board also considered the matters discussed herein under "The Merger --Reasons for the Merger," "--Opinion of Financial Advisor," "--Recommendations" and "-- Employment Agreements; Interests of Certain Persons."

  The affirmative vote of the holders of two-thirds of the Common Stock outstanding on August 2, 1995 (the "Record Date") is required for approval of the Merger Agreement. Consequently, the failure to return a properly executed proxy card or to vote in person at the Special Meeting will have the same effect as a vote against the Merger. Similarly, "broker non-votes" (referring to instances where a broker or other nominee physically indicates on the proxy that, because it has not received instructions from beneficial owners, it does not have discretionary authority as to certain shares of Common Stock to vote on the Merger) will have the same effect as a vote against the Merger. The proxies named in the enclosed proxy card may, at the direction of the Board, vote to adjourn or postpone the Special Meeting to another time or place for the purpose of soliciting additional proxies necessary for approval of the Merger or otherwise.

  If the accompanying proxy card is executed and returned, it will be voted at the Special Meeting (whether or not instructions are specified thereon). If instructions are specified thereon, such proxy will be voted in accordance therewith, and if no specifications are made, such proxy will be voted for the Merger. Any shareholder has the power to revoke his or her Proxy before its exercise at the Special Meeting or any adjournment or postponement thereof by
(1) giving written notice of such revocation to the Secretary of the Company, Bradley A. Cromer, 8000 East Iliff Avenue, Denver, Colorado 80231, prior to the Special Meeting; (2) giving written notice of such revocation to the Secretary at the Special Meeting; or (3) signing and delivering a Proxy bearing a later date. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. However, the mere presence at the Special Meeting of a shareholder who has executed and delivered a valid Proxy will not revoke such Proxy. No special form of revocation is required.

  YOU ARE REQUESTED TO SIGN AND DATE THE ACCOMPANYING PROXY CARD AND PROMPTLY RETURN IT TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

  Do not forward any stock certificates at this time.

                                    SUMMARY

  The following is a brief summary of information included elsewhere in this Proxy Statement. The summary is necessarily incomplete and is qualified in its entirety by the more detailed information in the Proxy Statement, its Appendices and the documents referred to in the Proxy Statement and its Appendices. Capitalized terms used and not defined in the summary have the meanings as defined elsewhere in the Proxy Statement.

YOU SHOULD READ THE ENTIRE PROXY STATEMENT AND ALL OF THE APPENDICES PRIOR TO TAKING ANY ACTION WITH RESPECT TO THE MERGER PROPOSAL.

                                   THE MERGER

  This Proxy Statement relates to the Agreement and Plan of Merger, dated as of May 15, 1995 as amended as of June 27, 1995 (the "Merger Agreement"), by and among the Company, ENTEX and Sub, whereby Sub will merge into and with the Company, with the Company as the surviving corporation (the "Merger"). The result of the Merger will be that the Company will become a wholly owned subsidiary of ENTEX and each share of Common Stock will be converted to the right to receive a cash payment of $3.25, without interest. The separate corporate existence of Sub will cease and the name of the surviving corporation will remain "Random Access, Inc." Completion of the Merger is conditioned upon the satisfaction or waiver of certain conditions, including the absence of certain legal proceedings to restrain or prohibit the Merger and the absence of a material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Merger Agreement requires the Company to pay a "break-up" fee of $1,050,000 if the Merger is not consummated because (i) the Company enters into or announces its intention to enter into a merger agreement with a third party, (ii) the Company's shareholders do not approve the Merger at the Special Meeting or
(iii) the Board revokes or modifies its recommendation of the Merger. The Merger Agreement requires the Company to pay a break-up fee of $750,000 if the Merger is not consummated because any representations or warranties made by the Company pursuant to the Merger Agreement were not true and correct in all material respects when made or the Company has failed to observe or perform in any material respect any of its obligations under the Merger Agreement. See "The Merger Agreement--Description of the Merger Agreement."

THE SPECIAL MEETING

  At the Special Meeting and any adjournment or postponement thereof, the shareholders will be asked to consider and vote upon the proposal to approve the Merger Agreement and the transactions contemplated thereby. The Special Meeting is to be held at the offices of the Company, 8000 East Iliff Avenue, Denver, Colorado 80231 on September 19, 1995, at 9:00 a.m. time. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Meeting. The enclosed proxy card, the accompanying Notice of Special Meeting of Shareholders and this Proxy Statement are being first mailed to shareholders of the Company on or about September 1, 1995.

RECOMMENDATIONS AND REASONS FOR THE MERGER

  At a meeting held on June 27, 1995, the Board approved the Merger Agreement, authorized its execution and delivery and determined that the Merger is fair to the shareholders of the Company from a financial point of view. The Board recommends that the shareholders vote for the Merger. Bruce A. Milliken, the Chairman of the Company, who beneficially owns 954,692 shares of the Common Stock (14.1% of the outstanding shares), has agreed to vote his shares in favor of the Merger. See "The Merger--Recommendations" and "-- Reasons for the Merger."

  The Board based its determination on the following factors: (a) the terms and conditions of the Merger Agreement; (b) the assets, obligations, operations, earnings and prospects of the Company and of the microcomputer sales industry generally; (c) recent market prices for the Common Stock, recent trading activity and the fact that the price of $3.25 per share to be paid to shareholders pursuant to the Merger represents a premium over the market price of the Common Stock and over the $2.80 per share book value of the Company on February 28, 1995; (d) the fact, as reported by Chatfield Dean & Co., Inc. ("Chatfield Dean"), that the financial terms of the Merger were comparable to, or more favorable than, the financial terms of certain other transactions that have recently been effected in the Company's industry; (e) the fact that the terms of the Merger Agreement were comparable to, or more favorable than, the terms of certain other transactions which the Company had discussed with potential acquirors; (f) a review of possible alternatives to the sale of the Company, including continuing to operate the Company as a publicly-owned entity; (g) the fact that the Merger was the only transaction which the Company discussed involving solely cash consideration; and (h) the opinion of Chatfield Dean that the consideration of $3.25 cash per share of Common Stock is fair to the shareholders of the Company from a financial point of view. See "The Merger--Background" and "--Opinion of Financial Advisor."

  Certain members of the Company's management and the Board may be deemed to have interests in the Merger in addition to their interests, if any, as shareholders of the Company generally. For a detailed discussion of such interests, see "Employment Agreements; Interests of Certain Persons" below, and "The Merger--Employment Agreements; Interests of Certain Persons."

OPINION OF FINANCIAL ADVISOR

  Chatfield Dean acted as financial advisor to the Board in connection with the Merger. Chatfield Dean assisted the Board in its negotiation of the terms of the Merger Agreement and its examination of the fairness to the shareholders of the Company from a financial point of view of the consideration the shareholders are to receive in connection with the Merger. At the June 27, 1995 Board meeting, Chatfield Dean delivered a written opinion stating that, as of the date thereof, the $3.25 cash consideration the shareholders of the Company are to receive pursuant to the Merger was fair from a financial point of view. Chatfield Dean revised its fairness opinion to update information regarding comparable companies and to give effect to recent estimates of the operating results and the financial condition of the Company. See "The Merger--Opinion of Financial Advisor." Chatfield Dean's fairness opinion is attached hereto as Appendix B.

EXCHANGE OF CERTIFICATES

  In the Merger, each share of Common Stock owned by the shareholders of the Company, other than Dissenting Shareholders (as defined below), will be converted into the right to receive $3.25 in cash without interest. See "Rights of Dissenting Shareholders" and Appendix C. If the Merger is consummated, the shareholders of the Company will be required to surrender their share certificates in proper form as a condition to receipt of payment. SHARE CERTIFICATES SHOULD NOT BE SURRENDERED WITH THE PROXIES. Promptly after the Merger occurs, a transmittal letter with instructions will be sent to shareholders to be used to surrender their share certificates. See "The Merger--Exchange of Certificates."

STOCK OPTIONS

  At the time the articles of merger are filed with the Secretary of State of the State of Colorado (the "Effective Time") each option to purchase shares of Common Stock shall be canceled and each holder thereof will be entitled to receive, in lieu of each share which such holder otherwise would have received upon exercise of the option, cash equal to the extent (if any) by which $3.25 exceeds the exercise price per share payable pursuant to such option. It is a condition to the consummation of the Merger that all of the Company's incentive stock option plans, non-qualified stock option plans and each option issued thereunder be amended to incorporate the terms described in the preceding sentence and to delete any inconsistent provisions thereof regarding the treatment of such options as a consequence of the Merger. See "The Merger Agreement-- Description of the Merger Agreement."

REQUIRED VOTE

  The affirmative vote of the holders of two-thirds of the Common Stock outstanding on the Record Date is required for approval of the Merger Agreement. The Company's bylaws require that holders of a majority of the Common Stock be present at the Special Meeting to constitute a quorum. As of August 2, 1995, the Record Date, 6,759,911 shares of Common Stock were issued and outstanding.

  The failure to return a properly executed and marked proxy card, to vote in person at the Special Meeting or, with respect to shares held of record by a broker or other nominee, to provide such broker or nominee with voting instructions, resulting in a broker non-vote, will have the same effect as a vote against the Merger. Proxy cards marked "abstain" will be counted but will have the same effect as a vote against the Merger.

  Bruce A. Milliken, the Chairman of the Company, who beneficially owns 954,692 shares of the Common Stock (14.1% of the outstanding shares), has agreed to vote his shares in favor of the Merger.

EMPLOYMENT AGREEMENTS; INTERESTS OF CERTAIN PERSONS

  Certain members of the Company's management and the Board may be deemed to have interests in the Merger in addition to their interests, if any, as shareholders of the Company generally. These interests include certain rights to indemnification and payments under employment agreements or consulting agreements.

  Pursuant to the Merger Agreement, ENTEX will enter into an employment agreement (the "Employment Agreement") with Richard A. Crawford, Jr., currently the President, Chief Executive Officer and a director of the Company, and a consulting agreement (the "Consulting Agreement") with Bruce A. Milliken, the Chairman of the Board of Directors of the Company. The Employment Agreement and the Consulting Agreement will replace the employment agreements which Mr. Crawford and Mr. Milliken currently have with the Company. The Employment Agreement and Consulting Agreement have terms of two years, whereas the terms of Mr. Crawford's and Mr. Milliken's current employment agreements continue until 1999 and 1998, respectively.

  John Gierscher, currently the Treasurer, Chief Financial Officer and a director of the Company, has entered into a letter agreement with ENTEX confirming the terms under which Mr. Gierscher will be employed by ENTEX after the Effective Time.

  The terms of the foregoing employment arrangements resulted from arm's length negotiations between the parties involved. See "The Merger--Employment Agreements; Interests of Certain Persons."

  Bradley A. Cromer is the Secretary and a director of the Company and currently serves as Vice President, Legal and Regulatory Affairs, pursuant to an employment agreement with the Company. To date Mr. Cromer has not entered into an employment agreement with ENTEX. Should Mr. Cromer's employment with the Company not continue after the consummation of the Merger, Mr. Cromer may be entitled to receive a payment in accordance with the terms of his employment agreement with the Company.

  Russell J. Greenberg, a director of the Company, is a Managing Director of Chatfield Dean, which acted as financial advisor to the Company in connection with the Merger. The Board believes that the terms of such engagement are no less favorable to the Company than would be available from an independent third party. See "The Merger--Opinion of Financial Advisor" and "--Employment Agreements; Interests of Certain Persons."

  The Merger Agreement provides that the Company will maintain in effect the rights to indemnification of the Company's officers and directors provided for in the Company's Articles of Incorporation and Bylaws. The Merger Agreement also requires that the Company will maintain a $2.5 million directors' and officers' liability insurance policy until the Effective Time with "tail coverage" for the period beginning on the Effective Time and ending not earlier than one year after the Effective Time. See "The Merger Agreement-- Indemnification of Officers and Directors."

ACCOUNTING TREATMENT OF THE MERGER

  The Merger will be treated, for financial statement purposes, as a sale by the Company's shareholders to ENTEX for cash. Accordingly, no gain or loss will be recognized by the Company as a result of the Merger. The Merger will be accounted for as a purchase. See "The Merger--Accounting Treatment of the Merger."

FEDERAL INCOME TAX CONSEQUENCES

  The receipt of cash by a shareholder pursuant to the Merger Agreement will be a taxable transaction to such shareholder for federal income tax purposes and may also be a taxable transaction under applicable state, local or other laws. Each shareholder is urged to consult his or her own tax advisor as to the particular tax consequences to such shareholder. See "The Merger--Federal Income Tax Consequences."

RIGHTS OF DISSENTING SHAREHOLDERS

  All shareholders of record at the Record Date have dissenters' rights with respect to the Merger. To exercise such rights, a shareholder must file a written demand with the Company to be paid fair compensation for his or her Common Stock prior to the shareholder vote on the Merger, must refrain from voting in favor of the Merger and must continuously hold such shares through the Effective Time of the Merger. After the Effective Time of the Merger, shareholders exercising dissenters' rights will be sent a notice from the Company stating where such shareholders must submit demand for payment and tender their shares made subject to the demand. Dissenting Shareholders will have 30 days from the mailing date of such notice to submit their demand and deposit their shares, and will be notified of the date when such actions must be completed. Thereafter, the Company will remit to each Dissenting Shareholder the amount which the Company estimates to be the fair value of their shares (which amount will include any accrued interest) together with certain financial information of the Company. If the Dissenting Shareholder is dissatisfied with the Company's payment, he or she may make a deficiency demand on the Company, setting forth such shareholder's estimate of the fair value. Any deficiency demand which is not settled by the Company within 60 days of the Company's receipt of such demand, will be settled by a court proceeding in the District Court for the City and County of Denver, Colorado. The above is a brief summary of dissenters' rights applicable to the Merger and is qualified in its entirety by reference to Appendix C. See "Rights of Dissenting Shareholders" and Appendix C for a more complete discussion of dissenters' rights.

MARKET PRICES OF THE COMMON STOCK

  The following table sets forth information concerning market prices for the Common Stock of the Company during the following periods. See "Price Range of Common Stock and Dividend History."

YEAR ENDED AUGUST 31,                                                HIGH   LOW
- ---------------------                                                ----- -----
1993
  First Quarter..................................................... $4.88 $2.50
  Second Quarter.................................................... $7.38 $3.24
  Third Quarter..................................................... $6.38 $5.50
  Fourth Quarter.................................................... $6.63 $4.00
1994
  First Quarter..................................................... $4.81 $3.62
  Second Quarter.................................................... $6.00 $4.31
  Third Quarter..................................................... $6.82 $4.00
  Fourth Quarter.................................................... $4.81 $2.62
1995
  First Quarter..................................................... $4.00 $2.63
  Second Quarter.................................................... $3.81 $2.38
  Third Quarter..................................................... $3.50 $2.44
  Fourth Quarter.................................................... $3.13 $2.38

  On May 12, 1995, the last trading day prior to the public announcement that the Company had entered into the Initial Merger Agreement, the closing sale price of the Common Stock was $3.0625 per share. On June 27, 1995, the last trading day prior to the public announcement that the Company had entered into an amendment to the Merger Agreement, the closing sale price of the Common Stock was $3.00 per share.

FINANCING OF THE MERGER

  A total of approximately $22,000,000 will be required to fund the payments required to be made to holders of shares of Common Stock pursuant to the Merger and to holders of outstanding employee stock options, based upon the number of shares of Common Stock and options outstanding on June 27, 1995. These funds will be provided by ENTEX and are anticipated to be obtained by ENTEX from the proceeds of a loan (the "Credit Facility") to be made to ENTEX by IBM Credit Corporation. For a discussion of the terms of the Credit Facility, see "The Merger--Financing of the Merger".

                                    GENERAL

PROXY INFORMATION

  Any time before a proxy is exercised, the shareholder giving the proxy has the power to revoke it by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The powers of the proxyholders will be suspended if the person executing the proxy is present at the Meeting and elects to vote in person. Subject to such revocation or suspension, each properly executed proxy received by the proxyholders will be voted FOR OR AGAINST, IN ACCORDANCE WITH THE PROXY CARD, the proposal to approve the Merger and the Merger Agreement described below under the caption "The Merger--Description of the Merger Agreement."

RECORD DATE AND VOTING

  As of August 2, 1995, the Record Date, the issued and outstanding voting securities of the Company consisted of 6,759,911 shares of Common Stock held by 472 shareholders of record. Each shareholder of record as of that date is entitled to one vote for each share then held.

EXPENSES OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. The Company has retained Georgeson & Company Inc., 88 Pine Street, Wall Street Plaza, New York, New York 10005, to assist the Company in the distribution of the proxy materials and the solicitations of proxies for an estimated fee of $10,000 plus reimbursement of reasonable out of pocket expenses. The Company may use the services of Georgeson & Company Inc. to solicit proxies from shareholders by mail, telephone, telex, telegram, or personal call or visit, and may request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to their principals at the expense of the Company. In addition, directors, officers or other employees of the Company may, without additional compensation therefore, solicit proxies in person or by telephone.

                                   THE MERGER

  The Company has entered into the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement, with ENTEX and Sub. Pursuant to the terms of the Merger Agreement, Sub will merge with and into the Company with the Company as the surviving corporation (the "Merger"). Upon consummation of the Merger, each outstanding share of Common Stock owned by the shareholders of the Company (other than shares owned by Dissenting Shareholders) will be converted into the right to receive, upon surrender, $3.25 in cash, without interest. Shareholders who do not vote to approve the Merger and who comply with certain other requirements of Colorado law may, as an alternative to receiving the consideration specified in the Merger Agreement, dissent from the Merger and obtain payment of the fair value of their shares of Common Stock. See "Rights of Dissenting Shareholders." The full text of Article 113 of the Colorado Business Corporation Act, which sets forth the procedures to be followed by shareholders who choose to dissent under Colorado law, is included as Appendix C to the Proxy Statement and should be read in its entirety. At the same time, the outstanding capital stock of Sub, all of which is owned by ENTEX, will be converted into one new share of Common Stock of the Company. Thus, after the Merger, all of the then outstanding stock of the Company will be owned by ENTEX. The purpose of the Merger is to maximize shareholder value by permitting the shareholders of the Company to receive cash for their shares of Common Stock at a premium over the price at which the Common Stock was trading immediately prior to the announcement of the offer to acquire the Company and over the $2.80 per share book value of the Company on February 28, 1995. The Company's shareholders will no longer be subject to the risks associated with an investment in the Company, though the Merger will deprive such shareholders of the opportunity to benefit from any future increases in stock values over and above the premium offered by ENTEX if the Company were to continue to operate independently.

BACKGROUND

  The terms of the Merger Agreement resulted from arm's length negotiations between representatives of the Company and representatives of ENTEX.

  During 1994, the microcomputer reseller business became characterized by larger national companies formed through acquisitions and internal growth such as Ameridata Technologies, Inc. ("Ameridata"), Dataflex Corporation ("Dataflex") and ENTEX. The Company believed that the computer reseller business was under competitive pricing pressure from both computer manufacturers selling direct to corporate users and the increased acceptance of the direct mail and catalog distributors of computer equipment. As a result of this trend, senior management became convinced that the microcomputer reseller and related industries would likely continue to experience consolidation and narrower profit margins.

  The Company's results during fiscal years 1994 and 1995 have been adversely impacted as compared to prior periods. During the Company's fiscal years ended August 31, 1993 and 1994, the Company's sales increased 51.8% and 69.7% respectively, while the Company's operating income decreased in fiscal year 1994 to $2.7 million from $3.2 million in fiscal year 1993 and the Company's operating margins declined to 1.3% from 2.7%. During the nine month period ended May 31, 1995, the Company's sales increased 28.2% over the nine month period ended May 31, 1994, while the Company's operating income decreased from $1.1 million to a loss of $760,000.

  Senior management concluded that the Company was well positioned as an attractive acquisition target. The Company has offices strategically located in thirteen cities and in eleven western states. Furthermore, the Company offers a range of technical services and products to an attractive list of corporate customers. Senior management believed that the Company could offer an expansion opportunity to a company lacking a distribution network in the geographic area or product lines in which the Company operates but having better access to capital.

  In December 1994, the Company engaged Chatfield Dean to act as financial advisor in any such transaction. Pursuant to its engagement, Chatfield Dean discussed the Company with various potential acquirors. Chatfield Dean contacted four potential corporate acquirors. Intelligent Electronics, Inc. ("Intelligent Electronics"), Dataflex and Ameridata responded that they were interested in reviewing the opportunity and executed confidentiality agreements. Confidential information regarding the Company, including detailed operating and financial information of the Company, was provided to some of these potential acquirors.

  On January 17, 1995, Andrew Dwyer, a representative of ENTEX, was invited to address by telephone the regularly scheduled Board meeting to discuss the possibility of purchasing a minority interest in the Company. All of the members of the Company's Board except Steve Carlson were present at the Board meeting, including Russell Greenberg, who is also the head of corporate finance at Chatfield Dean. Also present were representatives of Stroock & Stroock & Lavan, special counsel to the Company. The Company and ENTEX had no dealings prior to discussions of the Merger.

  On January 27, 1995, a meeting took place at the offices of Mr. Dort Cameron, chairman of ENTEX, to discuss the possibility of an acquisition of the Company through a tender offer for all of the Common Stock of the Company. In attendance in addition to Mr. Cameron were John McKenna, President and Chief Executive Officer of ENTEX, other representatives of ENTEX and Russell Greenberg.

  On February 8, 1995, ENTEX sent the Company a letter expressing its preliminary interest in purchasing all of the shares of Common Stock for a cash payment of $4.50 per share, subject to various contingencies including further due diligence review, the renegotiation of certain of the Company's contracts and resolution of certain legal issues. On February 15, 1995, Robert Auray, Chief Financial Officer of ENTEX, and Bruce Milliken, Chairman of the Board of the Company, met to discuss the possibility of ENTEX purchasing all of the shares of Common Stock for a cash payment of $4.00 per share. ENTEX's stated reasons for the price reduction included its perception of (i) the Company's anticipated financial results, (ii) the potential exposure of the Company from the formal order of investigation which the Denver, Colorado office of the Securities and Exchange Commission had issued on March 4, 1994 (the "SEC Investigation") and the pending litigation against the Company by Frank O. J. Lane (the "Lane Litigation") and (iii) the value of the Company's new headquarters building. A meeting was held on February 17, 1995 and was attended by Richard Crawford, the Chief Executive Officer of the Company, representatives of Chatfield Dean, representatives of Stroock & Stroock & Lavan, John McKenna, Lynne Burgess, Vice President and General Counsel of ENTEX, Reid & Priest LLP ("Reid & Priest"), counsel for ENTEX, and other representatives of ENTEX. The parties discussed a possible business combination between ENTEX and the Company. In the course of this meeting it became apparent that the SEC Investigation, the Lane Litigation and the terms of certain of the Company's existing reseller agreements with Intelligent Electronics could act as impediments to any transaction between the Company and ENTEX. Negotiations did not resume until after April 20, 1995, the date on which a settlement agreement in connection with the Lane Litigation was negotiated.

  During the period between the February 17, 1995 meeting and the next meeting between the parties, which occurred on April 20, 1995, ENTEX continued its due diligence review of the Company and the Company entered into new reseller agreements with Intelligent Electronics. Throughout this period, the Company continued to pursue discussions with other potential acquirors. During this period Chatfield Dean had discussions with Intelligent Electronics, Dataflex Corporation and Ameridata to pursue any interest of such companies in acquiring the Company. Discussions with Ameridata did not succeed in causing it to renew an indication of interest in a non-cash acquisition of the Company. Intelligent Electronics and Dataflex submitted proposals for mergers that did not contemplate cash consideration and included conditions that the Company did not believe it was likely to fulfill. Chatfield Dean reviewed both of these proposals and discussed with the Board the uncertainty that the Company could meet the conditions to closing either such proposed merger. ENTEX was the only potential acquiror of the Company to propose an acquisition of the Company for cash consideration.

  On April 20, 1995, Robert Auray and Thomas Neilly, Corporate Counsel of ENTEX, met with Bruce Milliken and Russell Greenberg to discuss ENTEX's interest in pursuing acquiring the Common Stock. On April 21, 1995, in reaction to the losses that the Company reported for the second quarter of fiscal year 1995 and after further negotiation with the Company, ENTEX expressed its interest in acquiring the shares of Common Stock for consideration of $3.50 in cash per share. On April 27, 1995 and May 9, 1995 the parties held meetings to discuss the terms of the Merger, both of which meetings were attended by representatives of Chatfield Dean, Bruce Milliken, Robert Auray, Lynne Burgess and representatives of Reid & Priest and Stroock & Stroock & Lavan. The discussions addressed various terms and provisions of the draft merger agreement, including representations and warranties, covenants and conditions, the certainty of ENTEX's financing, the break-up fee and the Company's ability to satisfy the closing conditions contained in the draft merger agreement.

  At a Special Meeting of the Board held on May 12, 1995, the Board considered the initial merger agreement (the "Initial Merger Agreement") and received an oral presentation and written opinion from Chatfield Dean stating that the consideration of $3.50 per share of Common Stock that the shareholders were to receive pursuant to the Initial Merger Agreement was fair from a financial point of view.

  On three separate occasions Chatfield Dean presented to the Board a written opinion to the shareholders as to the fairness of the transaction from a financial point of view. In each instance the written opinion was presented with an oral and written presentation of the financial analyses prepared by Chatfield Dean to evaluate the transaction. The financial analyses accompanying each opinion relied on certain assumptions made by Chatfield Dean regarding the industry, the historical results and prospects for the Company, and the expected returns shareholders would require from an investment in the Company. The valuation methods Chatfield Dean relied on in reaching its opinion in each case were an analysis of valuation multiples of comparable companies in the industry; a discounted cash flow analysis of the projected results for the

Company, and a comparison of merger premiums paid to acquire similar companies. In each of the three instances in which an opinion was given, the value of the Company, as determined by an objective evaluation of the valuation analyses, was less than the aggregate offer price offered by ENTEX. The range of hypothetical per share values for the Company declined with each subsequent analysis due to certain factors considered by Chatfield Dean. These other factors included larger than expected losses reported by the Company, the level of interest expressed by other potential acquirors, the weak financial performance of the Company and the trend of consolidation versus relative competitiveness in the microcomputer reseller industry. In light of the values derived for the Company and these other factors, Chatfield Dean opined in each instance that the consideration to be received in the Merger was fair to the shareholders from a financial point of view. For more details concerning such opinion, see "The Merger--Opinion of Financial Advisor."

  At the May 12, 1995 meeting, the Board considered the following factors in connection with its evaluation of the Initial Merger Agreement:

    (a) the terms and conditions of the Initial Merger Agreement, including the fact that the Company believed that it would be better able to fulfill the conditions contained in the Initial Merger Agreement than those discussed in connection with other proposed transactions;

    (b) the assets, obligations, operations, earnings and prospects of the Company and of the microcomputer sales industry generally, and the fact that the Merger might offer an opportunity for the Company to take advantage of the trends toward consolidation which it perceived as having had an adverse effect on its profit margins;

    (c) recent market prices for the Common Stock, recent trading activity and the fact that the price of $3.50 per share to be paid to shareholders pursuant to the Initial Merger Agreement represented a premium over the market price of the Common Stock and over the $2.80 per share book value of the Company on February 28, 1995;

    (d) the fact, as reported by Chatfield Dean, that the financial terms of the Initial Merger Agreement were comparable to, or more favorable than, the financial terms of certain other transactions that have recently been effected in the Company's industry;

    (e) the fact that the terms of the Initial Merger Agreement were comparable to, or more favorable than, the terms of certain other transactions which the Company had discussed with potential acquirors;

    (f) a review of possible alternatives to the sale of the Company and the fact that continuing to operate the Company as a publicly-owned entity would subject the shareholders to certain risks;

    (g) the fact that the Merger was the only transaction which the Company discussed involving solely cash consideration; and

    (h) the opinion of Chatfield Dean that the consideration of $3.50 cash per share of Common Stock to be received by holders of Common Stock pursuant to the Initial Merger Agreement was fair from a financial point of view.

  In view of the wide variety of factors considered by the Board, the Board did not find it practicable to quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination, nor did it evaluate whether such factors were of equal weight. As a general matter, the Board believed that the factors discussed in paragraphs (a) through (h) above supported its decision to approve the Merger.

  Among the conditions and covenants contained in the Initial Merger Agreement were the following: that at May 31, 1995 the Company would have a minimum Tangible Net Worth (as defined in the Merger Agreement) of at least $14,650,000, that the Company would obtain $4 million of directors' and officers' insurance with tail coverage for a period of three years, and that Deloitte & Touche LLP ("Deloitte & Touche"), the Company's independent public accountants, would audit the Company's financial statements as of May 31, 1995. As of May 15, 1995, the Initial Merger Agreement was executed and delivered by officers of the Company, ENTEX and Sub.

  After execution of the Initial Merger Agreement, management of the Company determined that the Company expected to report further losses for the quarter ended May 31, 1995 and would likely breach the minimum Tangible Net Worth requirement contained in the Initial Merger Agreement. The Company and ENTEX engaged in a series of discussions to revise the Initial Merger Agreement. On June 13, 1995 the Board met and discussed the terms of a proposed amendment which provided for, among other things, a reduction in the consideration to be received by the holders of Common Stock pursuant to the Merger in exchange for a decrease in the minimum Tangible Net Worth requirement and a reduction in the break up fee. The Board received an oral presentation and written opinion from Chatfield Dean stating that the consideration that the shareholders would receive under the terms of the proposed amendment was fair from a financial point of view. The Board was advised that the Company's insurance broker had stated that officers' and directors' insurance on the terms set forth in the Merger Agreement was not available to the Company because of the proposed transaction and certain litigation to which the Company had been a party, including the Lane Litigation. The Board instructed management to continue to negotiate with ENTEX. By letter dated June 21, 1995, Deloitte & Touche advised the Company that the Securities and Exchange Commission would be taking depositions of certain personnel of Deloitte & Touche, the timing of such depositions had not been finalized but it was expected that the depositions would be completed in July 1995, and under the circumstances, Deloitte & Touche would not be in a position to determine whether to accept the engagement to audit the Company's May 31, 1995 financial statements until after the depositions were completed.

  ENTEX and the Company discussed the following revisions to the Initial Merger Agreement in addition to those outlined above: (a) a change in the terms of the directors' and officers' insurance that the Initial Merger Agreement required the Company to obtain, (b) having KPMG Peat Marwick LLP, ENTEX's independent public accountants ("KPMG Peat Marwick"), perform the audit of the Company's May 31, 1995 financial statements contemplated by the Initial Merger Agreement and (c) the divestiture by the Company of the assets acquired (the "Documatrix Assets") from the Documatrix Corporation ("Documatrix"), and the release of the Company from the liabilities assumed (the "Documatrix Liabilities") in connection with the purchase of the Documatrix Assets. The Documatrix Assets composed Documatrix's document imaging division and currently compose the Company's document imaging division. The Company proposed divestiture of the Documatrix Assets and the Documatrix Liabilities as a means to reduce indebtedness and such divestiture was acceptable to ENTEX as consistent with ENTEX's business plan. As of August 30, 1995, the Company consummated the sale of the Documatrix Assets to Gerald Henderson, who owned all of the shares of common stock of Documatrix prior to the time the Company purchased the Documatrix Assets.

  On June 27, 1995, at a Special Meeting of the Board, the Board considered an amendment to the Initial Merger Agreement, which provided that holders of Common Stock would receive $3.25 per share pursuant to the Merger, for a revised minimum Tangible Net Worth requirement of $13,500,000, and a reduction in the break up fee to $1,050,000 or, under certain specified circumstances, to $750,000. The Board received an oral presentation and written opinion from Chatfield Dean stating that the consideration of $3.25 per share of Common Stock that the shareholders will receive pursuant to the Merger is fair from a financial point of view. Such opinion had been revised to account for updated information regarding comparable companies and the financial condition and results of operations of the Company.

  In connection with its consideration of the Merger, the Board revisited each of the factors described in paragraphs (a) through (h) above in light of the revised consideration and revised terms of the Merger Agreement. The Board again found it impracticable to quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination, and did not evaluate whether such factors were of equal weight. As a general matter, the Board believed that the factors discussed in paragraphs (a) through (h) above supported its decision to approve the Merger pursuant to the revised consideration and revised terms.

  In addition to the terms described above, the Merger Agreement includes the following terms: (a) the Company is required to obtain an officers' and directors' insurance policy of $2.5 million with tail coverage of one year following the Effective Time, (b) KPMG Peat Marwick will perform the audit of the Company's May 31, 1995 financial statements and (c) the Company will use its best efforts to divest itself of the Documatrix Assets and to be relieved of the Documatrix Liabilities by August 11, 1995. On August 22, 1995, ENTEX delivered a letter to the Company extending until August 31, 1995. The divestiture of the Documatrix Assets was consummated as of August 30, 1995.

  The Board approved the Merger upon the terms and subject to the conditions contained in the Merger Agreement and reiterated its view that the Merger is fair from a financial point of view to, and in the best interests of, the Company and the Company's shareholders. As of June 27, 1995, the Merger Agreement was executed and delivered by officers of the Company, ENTEX and Sub.

EMPLOYMENT AGREEMENTS; INTERESTS OF CERTAIN PERSONS

  The Merger Agreement provides as a condition to ENTEX's and Sub's obligation to consummate the Merger that, on or prior to the Effective Time, ENTEX, the Company and Richard Crawford shall enter into the Employment Agreement, and ENTEX, the Company and Bruce Milliken shall enter into the Consulting Agreement. The Employment Agreement and the Consulting Agreement will replace the employment agreements which Mr. Crawford and Mr. Milliken currently have with the Company. Mr. Crawford's base salary under the Employment Agreement is $157,500 for fiscal year 1996, with a 5% increase in fiscal year 1997. In addition to his base salary, Mr. Crawford will receive a minimum bonus of $42,500 per year, a bonus based on the performance of the Company and forgiveness of a $120,000 loan by the Company in four equal installments over two years. Mr. Crawford's base salary under his current employment agreement with the Company is $200,000.

  Mr. Milliken's base fee under the Consulting Agreement is set at $225,000 per year, as compared to a base salary under his current employment agreement of $200,000 in 1995, which salary was scheduled to increase to $225,000, $300,000 and $350,000 in each of the remaining years of the agreement. The Employment Agreement and Consulting Agreement have terms of two years, whereas the terms of Mr. Crawford's and Mr. Milliken's current employment agreements with the Company continue until 1999 and 1998 respectively.

  Under the Consulting Agreement, Mr. Milliken will receive a transaction bonus (the "Headquarters Building Bonus") upon the consummation of a disposition of the Company's headquarters building following ENTEX's determination not later than one year after the Effective Time to effect such a disposition. The Headquarters Building Bonus will equal the sum of (i) $25,000 plus (ii) (A) 2.0% of the amount by which the purchase price obtained by the Company in such disposition (the "Purchase Price") exceeds $3,000,000 but does not exceed $4,000,000; (B) 3.5% of the amount by which the Purchase Price exceeds $4,000,000 but does not exceed $5,000,000 and (C) 5.0% of the amount by which the Purchase Price exceeds $5,000,000. The Consulting Agreement provides that Mr. Milliken will receive a supplementary payment of $100,000 in cash, together with interest, not later than five days after the earlier to occur of (i) the consummation of a disposition of the Company's headquarters building or (ii) the end of the term of Mr. Milliken's engagement under the Consulting Agreement. On August 31, 1995, the Company entered into a letter of intent to sell the Company's headquarters building for $8,500,000 (the "Letter of Intent"). The Letter of Intent is contingent upon the buyer having satisfactorily completed due diligence and upon the parties having negotiated a mutually satisfactory contract for sale. There can be no assurance that the sale of the Company's headquarters building will occur, or, if such sale does occur, that it will occur at the price set forth in the Letter of Intent. If the sale of the Company's headquarters building as contemplated by the Letter of Intent is consummated, Mr. Milliken would receive a Headquarters Building Bonus of $355,000. See "Business--Properties."

  ENTEX is currently negotiating with Mr. Crawford to revise the terms of the Employment Agreement. The Employment Agreement may be modified to eliminate its two year term, limit substantially the scope of the services to be performed and decrease the compensation to be received by Mr. Crawford. Mr. Milliken and ENTEX have agreed to modify the Consulting Agreement to shorten its term to one year and to provide for a different payment schedule of the Headquarters Building Bonus.

  John Gierscher, currently the Treasurer and Chief Financial Officer of the Company, has entered into a letter agreement with ENTEX confirming the terms under which Mr. Gierscher will be employed by ENTEX after the Effective Time. Pursuant to this Agreement Mr. Gierscher will receive as compensation $85,000 base salary per year, plus target bonus compensation of 15% base salary (subject to certain terms of the agreement). Mr. Gierscher will also have the right to participate in the ENTEX Management Investment Program or other equivalent stock purchase program. If Mr. Gierscher's employment with ENTEX is terminated without cause within twelve months after the Effective Time, Mr. Gierscher will be entitled to receive severance compensation equal to twelve months base salary. Additionally, ENTEX will make a one-time payment to Mr. Gierscher of $25,000 on or before November 1, 1995. In addition, other officers of the Company may continue to be employed by the Company or may become employed by ENTEX after consummation of the Merger.

  The terms of the foregoing employment arrangements resulted from arm's length negotiations between the parties involved.

  Bradley A. Cromer currently serves as the Company's Vice President, Legal and Regulatory Affairs, pursuant to an employment agreement with the Company. To date Mr. Cromer has not entered into an employment agreement with ENTEX. Should Mr. Cromer's employment with the Company not continue after the consummation of the Merger, Mr. Cromer may be entitled to receive a payment in accordance with the terms of his employment agreement with the Company.

  As a condition to the consummation of the Merger, Mr. Milliken will enter into an agreement (the "Total Access Agreement") with the Company whereby Mr. Milliken will contribute his 12% interest in Total Access as a capital contribution to the Company.

  Russell J. Greenberg, a director of the Company, is a Managing Director of Chatfield Dean, which acted as financial advisor to the Company in connection with the Merger. The Board believes that the terms of Chatfield Dean's engagement are no less favorable to the Company than those which would be available from an independent third party. See "The Merger--Opinion of Financial Advisor."

  The Merger Agreement provides that the Company will indemnify the directors and officers of the Company from certain liabilities, including any liabilities arising in connection with the Merger. See "The Merger Agreement-- Indemnification of Officers and Directors."

  The directors and executive officers of the Company as a group at June 27, 1995 held options to acquire an aggregate of 608,572 shares of the Company's Common Stock, of which 55,714 are exercisable at a price lower than $3.25. The average per share exercise price of the options exercisable at a price lower than $3.25 is $2.76. No additional options have been granted by the Company since June 27, 1995.

REASONS FOR THE MERGER

  The Company is proposing the Merger to its shareholders at this time because it has received a proposal from ENTEX to acquire all the Common Stock on terms and at a price that the Board believes to be fair from a financial point of view and in the best interests of the Company's shareholders. The Board did not establish a range of values for the Company. The transaction has been structured as a merger to ensure that ENTEX will be able to acquire ownership of all the issued and outstanding Common Stock at the Effective Time.

  The benefits of the Merger to the shareholders of the Company are that they will receive a cash payment of $3.25 per share for their shares of Common Stock, which represents a premium over the market price for the Common Stock prevailing prior to the announcement of the Merger and over the $2.80 per share book value of the Company on February 28, 1995. Further, the Company's shareholders will no longer be subject to the risks associated with an investment in the Company, though the Merger will deprive such shareholders of the opportunity to benefit from any future increases in share values over and above the premium offered by ENTEX if the Company were to continue to operate independently.

OPINION OF FINANCIAL ADVISOR

  The terms of the Merger, including the consideration to be paid in the transaction, were determined through arm's length negotiations between the parties with the assistance, where appropriate, of the Company's financial advisor.

  The Company has retained Chatfield Dean to act as its financial advisor and to provide the Board with an opinion as to the fairness, from a financial point of view, of the consideration the Company's shareholders are to receive pursuant to the Merger. Chatfield Dean served as managing underwriter in the Company's August 1993 public offering of Common Stock, for which Chatfield Dean received an underwriting fee and non-accountable expenses equal to $1,370,000, plus warrants to purchase 250,000 shares of Common Stock at a purchase price of $6.40 per share. Although the fee that Chatfield Dean will receive in connection with rendering its fairness opinion regarding the Merger is not contingent upon the successful completion of the Merger, Chatfield Dean will receive a fee for its services as financial advisor which will be contingent upon successful completion of the Merger and which may create a conflict of interest.

  At the June 27, 1995 meeting of the Board, Chatfield Dean delivered a written opinion stating that the $3.25 cash consideration to be received by the shareholders of the Company was fair from a financial point of view. Chatfield Dean's fairness opinion dated June 27, 1995 is attached hereto as Appendix B. The Company's shareholders are urged to read the fairness opinion carefully and in its entirety for a description of the procedures followed, the factors considered and the assumptions made by Chatfield Dean. No instructions or limitations were given to or imposed upon Chatfield Dean in connection with its opinion nor were any limitations imposed upon the scope of Chatfield Dean's investigation.

  In its presentations to the Board, Chatfield Dean discussed the information it had considered and the financial analyses it performed in reaching an opinion as to the fairness, from a financial point of view, of the consideration to be received by the shareholders in the Merger. Chatfield Dean presented its analysis to the Board at the May 12, June 13, and June 27, 1995 meetings, containing, among other things, an analysis of the Company's historical and projected financial statements, stock performance and publicly available information concerning other companies and transactions which Chatfield Dean believed were comparable or otherwise relevant to its inquiry. Chatfield Dean revised its fairness opinion to account for updated information regarding comparable companies and recent estimates of the results of operations and the financial condition of the Company. Chatfield Dean used the same methodology and considered the same factors in preparing each of the fairness opinions it rendered to the Company. The main financial and comparative analyses prepared by Chatfield Dean in connection with its June 27, 1995 opinion were:

    (i) COMPARABLE COMPANIES ANALYSIS. Chatfield Dean analyzed the stock market performance and historical financial data of selected comparable, publicly-traded companies. The comparable companies evaluated were the following: Ameridata, Tech Data Corporation, Merisel, Inc., Compucom Systems, Inc, Intelligent Electronics, The Future Now, Inc., InaCom Corp., Government Technology Services, Inc., MicroAge, Inc., Southern Electronics Corp. and Dataflex. The comparable companies' mean and median market multiples of latest twelve months sales, operating income, and net income and of recent book value were calculated. The comparable companies traded at a mean and median multiple of sales of, respectively, 0.12 and 0.10. The mean and median multiples for the other parameters were, respectively, 8.48 and 6.43 times operating income; 10.93 and 12.91 times net income; and 1.33 and 1.20 times book value. The mean multiples were applied to the Company's corresponding financial results in order to determine a range of per share values. The per share values for the Company derived from this application ranged from $0.68 based on applying the mean multiple of net income to $3.78 based on using the mean multiple of sales. The average of these per share values for the Company was $2.53. Chatfield Dean determined that based on this average value, the offer price of $3.25, which significantly exceeded the average value, was fair to the shareholders from a financial point of view.

    (ii) DISCOUNTED CASH FLOW ANALYSIS. Chatfield Dean also estimated a range of present values for the Company based on projected future cash flows for the fiscal years 1995 through 1998, which were derived from the projected financial data prepared by the Company's management and Chatfield Dean. A range of average multiples of net income (10 to 12 times) for comparable publicly traded companies were applied to the Company's projected 1998 net income to derive a range of terminal values. The terminal values ranged from $20,800,000 to $25,020,000. The future cash flows to the shareholders and the terminal values were then discounted at 15%, 20% and 25% (chosen to reflect different assumptions regarding the required rates of returns to shareholders) to imply a hypothetical range of per share values for the Company. The median per share prices for the Company (at a 20% discount rate) ranged from $2.03, assuming a 10x multiple of 1998 net income to $2.37, assuming a 12x multiple of 1998 net income. Based on this range of median per share values, Chatfield Dean determined that the price of $3.25, which exceeded the high end of the calculated range, was fair to shareholders from a financial point of view. In determining whether or not to approve the transaction, the Board noted that the achievement of values based on such discounted cashflow analysis was predicated on the Company meeting projections developed by the Company and Chatfield Dean through 1998. Since projections are based upon assumptions as to future events beyond the Company's control, there is no certainty that the Company would achieve these results.

    (iii) MERGER & ACQUISITION PREMIUM ANALYSIS. Chatfield Dean reviewed the premiums paid in the following acquisitions of companies in the microcomputer reseller and related industries: Corporate Software, Inc. by CS Acquisition Corp., Gates/FA Distributing, Inc. by Arrow Electronics, Inc., Sterling Software, Inc. by Systems Center, Inc., and The Future Now, Inc. by Intelligent Electronics. The premium paid for the Company was compared to the premiums paid for the companies involved in the comparable transactions, based on the stock price one day and four weeks prior to the announcement date of the relevant transaction. The one day premiums ranged from 6.1% to 36.1% and the four week premiums ranged from 18.2% to 36.1%. The transaction that Chatfield Dean found to be most comparable to the Merger had a one day premium of 6.1% and a four week premium of 18.2%. Applying a reasonable range of premiums paid in comparable transactions, 10% to 25%, to the average stock price of $2.75 for the 30-day period prior to the announcement of the proposed Merger, would result in a per share value for the Company of $3.03 to $3.44. Chatfield Dean determined that, based on this range of values as well as the current financial condition and prospects of the Company, the per share price of $3.25 and the merger premium represented by that price were fair to the shareholders of the Company from a financial point of view.

  The summary set forth above does not purport to be a complete description of Chatfield Dean's presentation to the Board. Chatfield Dean has advised the Company that its analysis and the relevant factors must be considered as a whole and that the preparation of a fairness opinion is a complex process. In its analysis, Chatfield Dean made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company.

  In rendering its opinions, Chatfield Dean relied without independent verification, upon the accuracy and completeness of the financial and other information publicly available or provided to Chatfield Dean by the Company's management. Prior to rendering its opinion, Chatfield Dean reviewed and considered among other things: the Merger Agreement; financial, operating and other information that was publicly available or which was furnished to them regarding the Company, including financial projections and analyses prepared by the Company management; publicly available information concerning certain other companies, transactions and securities that Chatfield Dean believes were comparable or otherwise relevant to its inquiry; the financial terms of certain other transactions Chatfield Dean considered relevant; publicly available information concerning the historical and current trading market of the Company's Common Stock and such other factors as Chatfield Dean deemed appropriate. Chatfield Dean met with senior officers, directors and members of management of the Company to discuss the foregoing, the business, operations and prospects of the Company and other matters Chatfield Dean believed relevant to its inquiry. Chatfield Dean, pursuant to its engagement, contacted several potential acquirors to determine their level of interest.

  Chatfield Dean delivered a written valuation summary to the Board on three separate occasions and included the following items, updated in each case as required: (a) Valuation Methods: a description of each of the valuation methods utilized to value the Company; (b) Summary of Offer: a summary of the proposed Merger; (c) Comparable Company Valuation Analysis: a financial analyses including financial data of comparable companies and a calculation of the valuation multiples at which those companies were trading at the time of the presentation; (d) Valuation of Company Based on Industry Multiples: an expected value at which the Company's common stock should trade based on applying the average of the industry multiples to the corresponding financial item for the Company; (e) Comparable Company Ratio Analysis: a presentation of several financial ratios for comparable companies in the industry; (f) Comparable Company Selected Historical Data: a presentation of selected historical comparable financial data for companies in the industry; (g) Company Quarterly Historical Data: a presentation of the quarterly income statements and balance sheets for the Company for the quarterly period ending November 30, 1992 to the quarter ending February 28, 1995 and projected quarterly income statements for the quarters ending May 31, 1995 and August 31, 1995; (h) Discounted Cash Flow
Analysis: the discounted cash flow model of valuation; (i) Merger and Acquisition Premium Analysis: a presentation of comparable transactions and the merger premium paid in those transactions; and (j) Company Stock Price and Volume History: a schedule of the daily low, high, and closing prices for the Company's common stock and the daily trading volume of the Company's common stock for the period from January 3, 1995 to May 12, 1995.

  As part of its investment banking business, Chatfield Dean is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. Chatfield Dean served as lead manager in the Company's August 11, 1993 public offering of 2,875,000 shares of the Common Stock.

  For Chatfield Dean's above-described services to the Company in connection with the Merger, Chatfield Dean will receive an aggregate fee of $500,000 plus out of pocket expenses. Of this amount, $100,000 was payable upon the rendering of Chatfield Dean's opinion and was not contingent upon a favorable opinion. The remaining $400,000 will become payable upon the successful completion of the Merger. The Board believes that the terms of Chatfield Dean's engagement are no less favorable to the Company than those which would be available from an independent third party.

A COPY OF THE CHATFIELD DEAN FAIRNESS OPINION IS INCLUDED HEREIN AS APPENDIX B.
 SHAREHOLDERS ARE URGED TO READ CAREFULLY THE FAIRNESS OPINION IN ITS ENTIRETY.

RECOMMENDATIONS

  On May 12, 1995 the Board determined that the Initial Merger Agreement was fair to, and in the best interests of, the Company and its shareholders and recommended that the Company's shareholders approve the Merger Agreement and the transactions contemplated thereby. On June 27, 1995, the date that the Merger Agreement was amended, the Board reiterated its recommendation with respect to the Merger Agreement.

  The terms of the Merger Agreement are a result of arm's-length negotiations between ENTEX and the Company. In determining to recommend approval of the Merger Agreement and the transactions contemplated thereby, the Board considered a number of factors, including the following:

    (a) the terms and conditions of the Merger Agreement;

    (b) the assets, obligations, operations, earnings and prospects of the Company and of the microcomputer sales industry generally;

    (c) recent market prices for the Common Stock, recent trading activity and the fact that the price of $3.25 per share to be paid to shareholders pursuant to the Merger represents a premium over the market price of the Common Stock on the trading date prior to May 15, 1995, the date on which the Merger Agreement was publicly announced, and over the per share book value of the Company on February 28, 1995;

    (d) a comparison of the financial terms of certain other transactions that have recently been effected in the Company's industry as considered by Chatfield Dean;

    (e) a comparison of the terms of certain other potential transactions which the Company had discussed with potential acquirors;

    (f) a review of possible alternatives to the sale of the Company, including continuing to operate the Company as a publicly-owned entity;

    (g) the fact that the Merger was the only potential transaction that the Company discussed involving solely cash consideration; and

    (h) the opinion of Chatfield Dean that the consideration of $3.25 per share of Common Stock is fair to the shareholders of the Company from a financial point of view.

         THE BOARD RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE FOR
                       APPROVAL OF THE MERGER AGREEMENT.

FEDERAL INCOME TAX CONSEQUENCES

  The discussion of federal tax consequences set forth below is directed primarily toward individual taxpayers who are citizens or residents of the United States. However, because of the complexities of federal, state and local income tax laws, it is recommended that the Company's shareholders consult their own tax advisors concerning the federal, state and local tax consequences of the proposed transaction to them. Persons who are trusts, tax-exempt entities, corporations subject to specialized income tax rules (for example, insurance companies) or non-U.S. citizens or residents are particularly cautioned to consult their tax advisors in considering the tax consequences of the proposed transaction.

 In General

  The following is a summary of the material federal income tax consequences of the Merger to the Company and its shareholders. This summary is based upon the United States Tax Code of 1986, as amended (the "Code"), the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities, possibly with retroactive effect. No rulings have been requested or received from the Internal Revenue Service (the "IRS") as to the matters discussed herein and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

 Federal Income Tax Consequences to the Company

  The merger of Sub into the Company, with the Company surviving and with the Company's shareholders receiving solely cash in the transaction, will be treated for federal income tax purposes as a sale by the Company's shareholders of their shares of Common Stock to ENTEX for cash. Accordingly, no gain or loss will be recognized by the Company as a result of the Merger.

 Federal Income Tax Consequences to the Company's Shareholders

  Consistent with the analysis described in the preceding paragraph, a shareholder of the Company will recognize gain or loss as a result of the Merger, measured by the difference between such shareholder's amount realized and its basis in the Common Stock.

  For shareholders of the Company who hold Common Stock as a capital asset, gain or loss recognized as a result of the Merger will be treated as a capital gain or loss. In the case of a corporate shareholder, capital losses are allowed only to the extent of capital gains. In the case of a noncorporate shareholder, capital losses are allowed only to the extent of capital gains plus the lesser of (i) $3,000 ($1,500 in the case of a married individual filing a separate return) or (ii) the excess of losses over such gains. Generally, a corporation may carry its excess capital loss back three years or forward five years, subject to limitation in the Code. Generally, in the case of a noncorporate taxpayer, excess capital losses may be carried forward indefinitely and used each year, subject to the $3,000 limitation ($1,500 in the case of a married individual filing a separate return).

ACCOUNTING TREATMENT OF THE MERGER

  The Merger will be treated, for financial statement purposes, as a sale by the Company's shareholders to ENTEX for cash. Accordingly, no gain or loss will be recognized by the Company as a result of the Merger. The Merger will be accounted for as a purchase.

VOTE REQUIRED TO APPROVE THE MERGER

  The affirmative vote of the holders of at least two-thirds of the Common Stock outstanding on the Record Date is required for approval of the Merger Agreement. Consequently, the failure to return a properly executed proxy card or to vote in person at the Special Meeting will have the same effect as a vote against the Merger. Similarly, "broker non-votes" (referring to instances where a broker or other nominee physically indicates on the proxy that, because it has not received instructions from beneficial owners, it does not have discretionary authority as to certain shares of Common Stock to vote on the Merger) will have the same effect as a vote against the Merger. The proxies named in the enclosed proxy card may, at the direction of the Board, vote to adjourn or postpone the Special Meeting to another time or place for the purpose of soliciting additional proxies necessary for approval of the Merger or otherwise. Bruce Milliken has entered into a shareholder agreement with the Company whereby he has agreed that he will vote his shares of Common Stock in favor of the Merger.

REGULATORY APPROVALS

  The consummation of the Merger is subject to the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations promulgated pursuant thereto (the "Hart-Scott-Rodino Act"). Under the applicable provisions of the Hart-Scott-Rodino Act, the transaction cannot be consummated until the expiration of a 30-day waiting period following the date on which certain required information and documentary material were furnished by the Company to the antitrust division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC"). The waiting period may be terminated prior to its expiration by the joint action of the Antitrust Division and the FTC. Such information was furnished to the Antitrust Division and the FTC on July 12, 1995 and the parties received notification of early termination on July 21, 1995.

FINANCING OF THE MERGER

  A total of approximately $22,000,000, excluding fees and expenses, will be required to consummate the Merger, consisting of approximately $21,970,000 estimated to be paid to holders of shares of Common Stock, and approximately $27,000 to holders of outstanding employee stock options, based upon the number of shares of Common Stock and options outstanding on June 27, 1995. These funds will be provided by ENTEX and are anticipated to be obtained by ENTEX from the proceeds of a loan (the "Credit Facility") to be made to ENTEX by IBM Credit Corporation ("IBM Credit"). The loan under the Credit Facility will be made pursuant to an amendment of the existing Amended and Restated Wholesale Financing Agreement (the "IBM Credit Financing Agreement") between ENTEX and IBM Credit. Consistent with existing ENTEX borrowing under the IBM Credit Financing Agreement, borrowing under the Credit Facility will be secured by a pledge of substantially all the assets of ENTEX. Borrowing under the Credit Facility will bear interest at the Prime Rate (as defined in the IBM Credit Financing Agreement) plus 2.50%. The availability of the Credit Facility is contingent upon, among other things, (i) the consummation of the Merger on or before September 30, 1995, pursuant to the Merger Agreement, without any provision thereof having been amended or waived without the prior written approval of IBM Credit, (ii) the absence of any default or event of default under the IBM Credit Financing Agreement, both before and after giving effect to the Merger, (iii) the absence of any previously undisclosed information or event that would be reasonably likely to have a material adverse effect upon the Merger or the business or financial condition of ENTEX both before and after giving effect to the Merger, and (iv) other customary terms and conditions. Funds required to pay fees and expenses incurred by ENTEX in connection with the Merger that are not borrowed pursuant to the Credit Facility will be obtained from general corporate funds of ENTEX.

  The following table provides information as to the estimated expenses of the transaction to be paid by the Company.

      Fairness Opinion/Investment Banking Fee....................... $  500,000
      Legal Fees....................................................    350,000
      Accounting Fees...............................................     75,000
      Hart-Scott-Rodino Act Fees....................................     22,500
      Proxy Solicitation Fee........................................     10,000
      Proxy Printing and Mailing....................................     85,000
      Other Fees....................................................    100,000
                                                                     ----------
      TOTAL......................................................... $1,142,500
                                                                     ==========

                              THE MERGER AGREEMENT

PARTIES TO THE MERGER AGREEMENT

  Random Access, Inc. engages in the business of selling microcomputer products and installing microcomputer based information solutions and providing various microcomputer related services to businesses, school systems and institutions. The address of the Company's executive offices is 8000 East Iliff Avenue, Denver, Colorado 80231, and its telephone number is (303) 745-9600.

  ENTEX Information Services, Inc. is a privately held Delaware corporation. For information regarding the business of ENTEX, see "Business of ENTEX."

DESCRIPTION OF THE MERGER AGREEMENT

  The following is a summary of the Merger Agreement, the full text of which is included herein as Appendix A. This summary is qualified in its entirety by reference to the Merger Agreement. Shareholders are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

  Pursuant to the Merger Agreement, Sub will merge into and with the Company, with the Company as the surviving corporation. The Merger will become effective as of the Effective Time. At the Effective Time, all issued and outstanding shares of Common Stock owned by the shareholders of the Company, other than shares held by Dissenting Shareholders, will be converted into the right to receive a cash payment of $3.25, without interest. See "Rights of Dissenting Shareholders." All shares of capital stock of Sub owned by ENTEX will be converted into one newly issued share of Common Stock, and the separate corporate existence of Sub will cease. Sub was recently incorporated under the laws of the State of Colorado for the purpose of effecting the Merger and has not engaged in any business. The name of the surviving corporation will remain "Random Access, Inc." The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the surviving corporation. The officers and directors of Sub immediately prior to the Effective Time will remain the officers and directors of the surviving corporation.

  At the time the articles of merger are filed with the Secretary of State of the State of Colorado (the "Effective Time") each option to purchase shares of Common Stock shall be canceled and each holder thereof will be entitled to receive, in lieu of each share which such holder otherwise would have received upon exercise of the option, cash equal to the extent (if any) by which $3.25 exceeds the exercise price per share payable pursuant to such option. As a condition to the consummation of the Merger, all of the Company's incentive stock option plans and non-qualified stock option plans maintained by the Company, and each option issued thereunder will be amended to incorporate the terms described in the preceding sentence and to delete any inconsistent provisions regarding the treatment of such options as a consequence of the Merger."

  The Company expects the Effective Time to occur before September 30, 1995. Payments of cash to shareholders of the Company and to option holders will be made as soon as possible after the Effective Time upon surrender by holders of their certificates (in the case of shareholders), together with the appropriate transmittal form, to the Exchange Agent referred to below. See "The Merger-- Exchange of Certificates."

REPRESENTATIONS AND WARRANTIES

  The Company, on the one hand, and ENTEX and Sub, on the other hand, have made certain representations and warranties to each other in the Merger Agreement, including, among other things, their respective organization and qualification, authorization to enter into the Merger Agreement, that the Merger Agreement does not conflict with any other agreements, the Articles of Incorporation or the Bylaws of the Company, that all consents and approvals have been obtained in connection with the Merger and that the information contained in the proxy statement does not contain an untrue statement.

  The Company has made certain additional representations and warranties (which representations and warranties are subject, in certain cases, to specified exceptions and, generally, apply only to facts and circumstances existing as of the date of the Merger Agreement), including representations and warranties as to the following: (a) the accuracy of the Company's filings with the Securities and Exchange Commission and the financial statements of the Company; (b) the absence of any material adverse change to the Company before the Effective Time; (c) the absence of undisclosed material liabilities; (d) agreements of the Company or its subsidiaries requiring a payment or acceleration of benefits on a "change of control" of the Company; (e) the extent of the Company's insurance coverage; (f) the existence of any transactions between the Company and any of its officers or directors; and (g) the Company's estimated expenses in connection with the Merger.

  In the Merger Agreement, ENTEX and Sub have made a representation and warranty to the Company as to the availability of the Credit Facility.

COVENANTS

  The Merger Agreement generally provides that, until the Effective Time, the Company will continue to conduct its business in the regular and ordinary course of business, consistent with past practice, and will use all reasonable efforts to preserve intact its business and preserve its relationships with its employees and third parties. Without limiting the generality of the foregoing, except as disclosed, the Company has agreed that it will not take any of the following actions (subject, in certain cases, to specified exceptions) without the prior written consent of ENTEX: (a) adjust, split, combine or reclassify any shares of capital stock; (b) make, declare, set aside, or pay any dividend;
(c) grant any stock option or appreciation rights or other rights to share in the equity value of the Company or any subsidiary of the Company; (d) make any changes in the Articles of Incorporation or By-Laws of the Company or any subsidiary of the Company; (e) acquire or dispose of any assets outside the ordinary course of business; (f) incur any indebtedness for borrowed money or guarantee any indebtedness or issue or sell securities or warrants; (g) pay any obligations other than in the ordinary course of business consistent with past practice or in accordance with the terms of such obligation; (h) satisfy any material litigation against the Company; (i) change the Company's accounting practices; (j) enter into any employee benefit plan, increase the compensation or fringe benefits of any director or grant any bonus to any executive officers; (k) enter into any agreement for the purchase or sale of products in amounts greater than $100,000 in any instance or giving rise to obligations extending beyond 90 days from the date of the Merger Agreement; (l) lease any real property; (m) take any action that would result in any condition to the Merger Agreement not being satisfied; (n) agree to take any of the above actions or (o) terminate any employee whose annual compensation exceeds $40,000.

  The Company agreed that it will use its best efforts to divest by August 11, 1995, its entire right, title and interest in and to the Documatrix Assets and to be relieved of all of the Documatrix Liabilities. ENTEX agreed to extend this deadline to August 31, 1995. The divestiture of the Documatrix Assets was consummated as of August 30, 1995. The Company proposed divestiture of the Documatrix Assets and the Documatrix Liabilities as a means to reduce indebtedness and such divestiture was acceptable to ENTEX as consistent with its business plan.

  The Company has agreed to prepare and deliver to ENTEX financial statements for the Company and its consolidated subsidiaries as of May 31, 1995 and a report setting forth the amount of the Tangible Net Worth of the Company as of May 31, 1995 (the "Tangible Net Worth Report"). KPMG Peat Marwick will audit the Company's financial statements for such period and deliver a statement to ENTEX to the effect that the Tangible Net Worth Report has been prepared in accordance with generally accepted accounting principles. The Company has agreed to conduct a physical count of all the inventory of the Company and its consolidated subsidiaries as of May 31, 1995, and KPMG Peat Marwick will observe such physical count.

  The Company has agreed not to solicit or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company and to terminate all existing discussions and negotiations. The Company has agreed that it will immediately notify ENTEX of any such inquiry or proposal, or any request for nonpublic information in connection with such inquiry or proposal.

  The Company has agreed that it will, if requested by ENTEX, exercise its right to terminate its reseller agreement with Intelligent Electronics and enter into a mutually acceptable distribution agreement with ENTEX.

  The Company and ENTEX has each agreed to cooperate and consult with each other with respect to the preparation of the Notification and Report Forms, and any other submission required to be made pursuant to the Hart-Scott-Rodino Act in connection with the transactions contemplated by the Merger Agreement.

  The Company and ENTEX has each agreed to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective all transactions contemplated by the Merger and to see that the closing conditions are satisfied.

CONDITIONS

  The obligations of ENTEX, Sub and the Company to effect the Merger are conditioned on, among other things, (i) the Merger receiving the requisite approval of the Company's shareholders (see "The Merger--Vote Required to Approve the Merger"); (ii) expiration of all waiting periods applicable to the consummation of the Merger required by the Hart-Scott-Rodino Act; (iii) there being no preliminary or permanent injunction or other order, decree or ruling which would prevent the consummation of the Merger; and (iv) all actions by or in respect of or filing with any governmental regulatory or administrative agency or commission required to consummate the Merger shall have been made.

  The obligations of the Company to effect the Merger are additionally conditioned on (i) the performance in all material respects by ENTEX and Sub of the obligations to be performed by them at or prior to the Effective Time; (ii) the truth and correctness in all material respects of the representations and warranties of ENTEX and Sub contained in the Merger Agreement; and (iii) the receipt by the Company of certain customary legal opinions and certificates.

  The obligations of ENTEX and Sub to effect the Merger are conditioned additionally on (i) the performance in all material respects by the Company of the obligations to be performed by it under the Merger Agreement; (ii) the truth and correctness in all material respects of the representations and warranties of the Company contained in the Merger Agreement; (iii) the receipt by ENTEX and Sub of certain customary legal opinions and certificates; (iv) the receipt of the consents set forth on Schedule 3.07 to the Merger Agreement required to consummate the transactions contemplated by the Merger Agreement;
(v) the Tangible Net Worth of the Company as reflected on the consolidated balance sheet of the Company as of May 31, 1995, not being less than $13,500,000; (vi) ENTEX having received funding sufficient to consummate the Merger; (vii) except as disclosed to ENTEX, the absence of any material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, from that reflected on the February 28, 1995 financial statements; (viii) the absence of any event which is reasonably likely to be material and adverse to the business, financial condition or results of operations of ENTEX; (ix) ENTEX, Bruce Milliken and the Company having entered into the Consulting Agreement; (x) ENTEX, the Company and Richard Crawford having entered into the Employment Agreement; (xi) ENTEX, the Company and Mr. Milliken having entered into the Total Access Agreement;
(xii) the directors and officers' insurance policy described below under "Indemnification of Officers and Directors" having been obtained and being in full force and effect; (xiii) the agreements or other documents pursuant to which the Company will divest its entire right, title and interest in and to the Documatrix Assets and to be relieved of substantially all of the Documatrix Liabilities, in form and substance satisfactory to ENTEX, having been executed and the transactions contemplated thereby having been consummated; (xiv) the incentive stock option and non-qualified stock option plans of the Company and each option issued under any of such plans, having been amended as described under "The Merger--Stock Options" above; and (xv) the holders of not more than 10% of the outstanding shares of Common Stock having perfected appraisal rights under Colorado law.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

  The Merger Agreement provides that the Company will maintain in effect the rights to indemnification of the Company's officers and directors provided for in the Company's Articles of Incorporation and Bylaws. The Merger Agreement also provides that the Company will obtain a commitment from an insurer to provide at least $2.5 million of directors' and officers' insurance covering the directors and officers of the Company for the period beginning on June 8, 1995 and ending no earlier than the Effective Time, and non-cancelable "tail" coverage for the period beginning the Effective Time and ending not earlier than one year after the Effective Time, and otherwise containing terms and conditions at least as favorable as the directors' and officers' insurance policies of the Company in effect on May 15, 1995.

TERMINATION OF THE MERGER AGREEMENT

  The Merger Agreement may be terminated at any time by the mutual written consent of the Boards of Directors of all parties. It may also be terminated
(i) by either party if (a) there shall be any order prohibiting the Merger or
(b) the Merger shall not have been consummated by September 30, 1995; or (ii) by ENTEX if (a) the Company shall have entered into a merger agreement with a third party, (b) the Board shall have withdrawn its approval of the Merger, (c) the Company's shareholders shall have failed to approve the Merger at the Special Meeting or (d) any of the Company's representations and warranties shall not have been true and correct in any material respect when made or the Company shall have failed to observe or perform, in any material respect, any of its obligations under the Merger Agreement; or (iii) by the Company if ENTEX shall have failed to obtain financing or suffered a material adverse change. If ENTEX should terminate the Merger Agreement because the Company has entered into a merger agreement with a third party, the Board has withdrawn its approval of the Merger or the Company's shareholders have not approved the Merger at the Special Meeting, ENTEX will have the right to receive a break-up fee of $1,050,000. If ENTEX should terminate the Merger Agreement because the Company's representations or warranties shall have not been true and correct in all material respects when made or if the Company should terminate the Merger Agreement for any reason set forth in clause (iii) above, ENTEX or the Company, as appropriate, will have the right to receive a break-up fee from the other party of $750,000. If a break-up fee of $750,000 is required to be paid, $500,000 of such amount will be payable within two business days after termination and the remaining $250,000 will be payable, without interest, fourteen months after termination.

EXCHANGE OF CERTIFICATES

  As soon as reasonably practical after the Effective Time, ENTEX will instruct a bank or trust company (the "Exchange Agent") to send a letter of transmittal and instructions to each record holder of a certificate previously evidencing Common Stock and each holder of an option to purchase Common Stock advising the holder of the procedure for surrendering the certificate or option in exchange for a check issued by the Exchange Agent. As of the Effective Time, ENTEX or Sub will deposit with or for the account of the Exchange Agent cash in the amount of the exchange for the benefit of the holders of the Common Stock (other than the canceled shares of Common Stock and shares belonging to Dissenting Shareholders). Each holder of a certificate previously evidencing shares of Common Stock will be entitled to receive, upon surrender of the certificate to the Exchange Agent together with the transmittal form and such other customary documents as shall be required pursuant to such instructions, cash in the amount equal to the product of such number of shares of Common Stock represented by such certificate multiplied by $3.25. Each certificate so surrendered shall be canceled.

  At the Effective Time, each holder of an option to purchase Common Stock will be entitled to receive, upon delivery of the transmittal form, an amount of cash equal to the extent (if any) by which $3.25 exceeds the exercise price per share payable under such option, multiplied by the number of shares of Common Stock subject to such option.

  ENTEX shall be entitled to deduct and withhold or to cause the Company to withhold from consideration or amounts otherwise payable as described in this Section, such amounts as ENTEX is required to deduct and withhold under applicable tax laws. To the extent that amounts are so withheld by ENTEX, such withheld amounts shall be treated as having been paid to the shareholder.

                       RIGHTS OF DISSENTING SHAREHOLDERS

  Under Article 113 of the Colorado Business Corporation Act (the "Act," see Appendix C), all shareholders have dissenters' rights and are entitled to the fair value of any or all of their shares of Common Stock as of the consummation of the Merger, exclusive of any element of value arising from the expectation or accomplishment of the Merger, by following the procedures specified in the Act. The following is a summary of the material provisions of the Act, to be read in conjunction with the full text of the Act. The following summary does not purport to be complete and is qualified in its entirety by reference to Appendix C.

  The Act provides that, in order to exercise dissenters' rights, a shareholder must file a written notice of intent to demand payment to be paid fair value for his or her shares of Common Stock with the Company at its executive offices before the vote on the Merger Agreement is taken at the Special Meeting, must refrain from voting in favor of the Merger Agreement, and must continuously hold his or her shares of Common Stock through the consummation of the Merger. This written demand for payment will be sufficient if it reasonably informs the Company as to the identity of the shareholder and that the shareholder intends thereby to demand payment for his or her shares. Voting against adoption of the Merger Agreement, abstaining from voting or failing to vote with respect to adoption of the Merger Agreement will not constitute a demand for payment within the meaning of the Act.

  A demand for payment must be executed by or for the shareholder of record, fully and correctly, as such Shareholder's name appears on the certificate for his shares of Common Stock. If the Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If the Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for payment for a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in exercising that demand, he or she is acting as agent for the record owner or owners.

  A record owner, such as a broker, who holds Common Stock as a nominee for others, may exercise the right of dissent with respect to the shares of Common Stock held for all or less than all beneficial owners of such shares of Common Stock as to which he or she is the record owner by filing a written demand to be paid fair value for the shares with the Company at its executive offices before the vote on the Merger Agreement is taken at the Special Meeting. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Common Stock outstanding in the name of such record owner.

  After the consummation of the Merger, the Company will mail a notice of the date of the Effective Time to each shareholder who has properly made demand for payment by following the above described steps (the "Dissenting Shareholders"). The Notice ("Notice") will state where and when a demand for payment shall be sent and certificates deposited by Dissenting Shareholders in order to obtain payment, will supply a form for demanding payment ("Demand") which includes a request for certification of the date on which the Dissenting Shareholder or the person on whose behalf the Dissenting Shareholder dissents, acquired beneficial ownership of the shares and will be accompanied by a copy of the Act. Dissenting Shareholders will have 30 days from the mailing date of the Notice to submit to the Company their Demand and deposit their shares for payment. A Dissenting Shareholder who fails to submit a Demand or fails to deposit his or her shares, as required by the Notice, shall have no right under the Act to receive payment for such shares.

  If the Company has not completed the Merger and remitted payment for shares within 60 days after the date set for submission of the Demand and depositing of shares, the Company will return the shares that have been deposited. After the deposited shares have been returned, the Company may at any later time, send a new Notice regarding demand for payment conforming to the Notice requirement set forth above.

  Immediately upon the completion of the Merger, or upon receipt of a Demand, if the Merger has already been completed, the Company will remit to a Dissenting Shareholder who has submitted a Demand and who has deposited his or her shares, the amount which the Company estimates to be the fair value of the shares. The Company's estimate of fair value will be based upon the value of a share immediately before the completion of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, as required under Colorado law. Accompanied with the payment will be a copy of the Company's closing Balance Sheet and Statement of Income for its fiscal year ended August 31, 1994, a copy of the Company's latest available interim financial statements, a statement of the Company's estimate of fair value of the shares, a statement as to how interest was calculated and a Notice of Dissenter's Rights to Demand Supplement Payment along with copies of the Act.

  If the Company fails to make payment within 60 days of the date of the Notice, or if a Dissenting Shareholder believes that the amount paid is less than the fair value of his or her shares, a Dissenting Shareholder may, within 30 days after the date of mailing of the Company's payment mail to the Company his or her own estimate of the value of the shares and demand payment of the deficiency ("Deficiency Demand"). Failure to make a Deficiency Demand within such 30 day period waives any right that a Dissenting Shareholder may have with respect to payment of any such deficiency. In the event any Deficiency Demand remains unsettled 60 days after the Company's receipt of such a demand, the Company must file a petition requesting that the fair value of the shares and interest thereon be determined by the District Court for the City and County of Denver, Colorado. All Dissenting Shareholders whose Deficiency Demands have not been settled will be made a party to such action and will receive a copy of the petition filed with the court. The Denver District Court will have full jurisdiction of the matter and may in its discretion appoint one or more persons as appraisers to receive evidence and to recommend a decision on the question of fair value. Dissenting Shareholders made a party to the action are entitled to conduct discovery in the same manner as provided in other civil suits in the State of Colorado. Such Dissenting Shareholders shall be entitled to judgment for the amount by which the fair value of their shares is found to exceed the amount previously remitted. The costs and expenses of such a proceeding including reasonable compensation and expenses of appraisers shall be determined by the Court and assessed against the Company, except that any part of the costs and expenses may be apportioned and assessed as the Court may deem equitable against all or some of the Dissenting Shareholders who are parties and whose actions in demanding supplemental payment is found by the Court to be arbitrary, vexatious or not in good faith. Fees and expenses of counsel and of experts for the respective parties may be assessed as the Court deems equitable against the Company and in favor of any or all Dissenting Shareholders if the Company fails to comply substantially with the requirements of the Act and may be assessed against either the Company or a Dissenting Shareholder, in favor of any other party, if the Court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to his or her Dissenting Shareholder rights. Further, if the Court finds that the services of counsel of any Dissenting Shareholder were of substantial benefit to other Dissenting Shareholders similarly situated and should not be assessed against the Company, the Court may award to the counsel reasonable fees to be paid out of the amounts awarded to the Dissenting Shareholders who were benefitted.

  If the Company fails to file a petition with the Denver District Court as provided above, each Dissenting Shareholder who has made a Deficiency Demand and who has not already settled his or her claim, shall be paid by the Company the amount demanded by such Shareholder with interest and may file suit for such amount in an appropriate court.

  Notwithstanding the above, the Company may elect to withhold payment from any Dissenting Shareholder with respect to shares of which such Shareholder was not the beneficial owner on the date of the first announcement to news media or to Shareholders of the terms of the Merger. With respect to such shares, the Company has the option, upon completion of the Merger, to state to each such Dissenting Shareholder its estimate of the fair value of the shares, state the rate of interest to be used, and offer to pay the resulting amounts on receiving such Dissenting Shareholder's agreement to accept them in full satisfaction. If such Dissenting Shareholder disagrees with the Company's determination of fair value and interest, he or she may, within 30 days after the date of the Company's mailing of its offer, mail to the Company his or her own estimate of fair value and interest and demand payment of that amount. Such Dissenting Shareholder's failure to do so shall result in his or her entitlement to no more than the Company's offer. If such Dissenting Shareholder makes a demand for such payment, the Company shall be required to file a petition in the manner as set forth above with respect to other Dissenting Shareholders.

  The provisions of the Act are technical in nature and complex. Shareholders desiring to exercise dissenters' rights and to obtain payment of the fair value of their shares of Common Stock should consult counsel, since the failure to comply strictly with the provisions of the Act may defeat their dissenters' rights.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND HISTORY

  The shares of Common Stock are traded in the over-the-counter market on the Nasdaq National Market System under the symbol RNDM. The following table sets forth the high and low, as reported by the Nasdaq National Market System for each quarter during the last three fiscal years. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. On June 28, 1993, the Company effected a one-for-two reverse stock split of its outstanding Common Stock. All of the following price quotations have been restated to give effect to such reverse stock split.

      YEAR ENDED AUGUST 31,                                          HIGH   LOW
      ---------------------                                          ----- -----
      1993
        First Quarter............................................... $4.88 $2.50
        Second Quarter.............................................. $7.38 $3.24
        Third Quarter............................................... $6.38 $5.50
        Fourth Quarter.............................................. $6.63 $4.00
      1994
        First Quarter............................................... $4.81 $3.62
        Second Quarter.............................................. $6.00 $4.31
        Third Quarter............................................... $6.82 $4.00
        Fourth Quarter.............................................. $4.81 $2.62
      1995
        First Quarter............................................... $4.00 $2.63
        Second Quarter.............................................. $3.81 $2.38
        Third Quarter............................................... $3.50 $2.44
        Fourth Quarter.............................................. $3.13 $2.38

  On May 12, 1995, the last trading day prior to the public announcement that the Company had entered into a merger agreement providing for the Merger of Sub into the Company at consideration of $3.50 per share of Common Stock, the closing sale price of the shares of Common Stock (as reported on the National Market System) was $3.0625 per share. On June 27, 1995, the last trading day prior to the public announcement that the Company had entered into the Merger Agreement providing for the Merger of Sub into the Company at consideration of $3.25 per share of Common Stock, the closing sale price of the shares of Common Stock (as reported on the National Market System) was $3.00 per share.

  The Company has never paid any cash dividends.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of Common Stock as of August 31, 1995, unless otherwise indicated by persons known by the Company to own beneficially 5% or more of the outstanding Common Stock, by the Company's directors and by all directors and officers of the Company as a group.

   NAME AND
  ADDRESS OF
  BENEFICIAL                                     NUMBER OF SHARES  PERCENTAGE OF
    OWNER                                       BENEFICIALLY OWNED   CLASS (1)
  ----------                                    ------------------ -------------
Bruce A. Milliken.............................     1,115,661(2)        16.1%
 8000 East Iliff Avenue
 Denver, Colorado 80231
Richard A. Crawford, Jr.......................      75,000(3)          1.1%
 8000 East Iliff Avenue
 Denver, Colorado 80231
John Gierscher................................      25,357(4)            *
 8000 East Iliff Avenue
 Denver, Colorado 80231
Bradley A. Cromer.............................      102,250(5)         1.5%
 8000 East Iliff Avenue
 Denver, Colorado 80231
Stephen B. Carlson............................              --           --
 1601 Arapahoe Street,
 9th Floor
 Denver, Colorado 80202
Russell J. Greenberg..........................      15,000(6)            *
 271 Central Park West
 New York, New York 10024
David L. Meyers...............................      37,857(7)            *
 8000 East Iliff Avenue
 Denver, Colorado 80231
Officers and Directors as a Group (7 persons).     1,361,125(8)        19.1%

- --------
 * Less than one percent (1%).
(1)  There were 6,759,911 shares issued and outstanding as of August 7, 1995.
(2) Includes 160,969 shares which may be purchased pursuant to currently exercisable stock options.
(3) Includes 75,000 shares which may be purchased pursuant to currently exercisable stock options.
(4) Includes 25,357 shares which may be purchased pursuant to currently exercisable stock options.
(5) Includes 62,500 shares which may be purchased pursuant to currently exercisable stock options.
(6) Includes 10,000 shares which may be purchased pursuant to currently exercisable stock options.
(7) Includes 37,857 shares which may be purchased pursuant to currently exercisable stock options.
(8) Includes an aggregate of 361,683 shares which may be purchased by officers of the Registrant pursuant to currently exercisable stock options.

                      SELECTED CONSOLIDATED FINANCIAL DATA

  The following table sets forth consolidated financial data for, and as of, the end of each of the years in the five-year period ended August 31, 1994, and are derived from the consolidated financial statements of the Company and its subsidiaries, which have been audited by Deloitte & Touche, independent public accountants for the years ended 1993 and 1994 and by Williams Richey & Co. for the years 1990, 1991 and 1992. The consolidated financial statements as of August 31, 1994 and 1993 and for each of the years in the three-year period ended August 31, 1994, and the reports of Deloitte & Touche and Williams Richey & Co. respectively thereon, appear elsewhere in this Proxy Statement. The selected consolidated financial data presented below for the six month periods ended February 28, 1995 and February 28, 1994, respectively, are derived from unaudited consolidated financial statements of the Company and, in the opinion of the Company, the amounts shown include all normal recurring accruals and adjustments necessary for a fair presentation of the results of these periods. Results for the six month period ended February 28, 1995 are not necessarily indicative of results to be expected for the full fiscal year. The financial data should be read in conjunction with the notes to the consolidated financial statements included in this Proxy Statement.

             TABLE CONTAINING SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

BALANCE SHEET DATA:

                                            AT AUGUST 31,                        AT MAY 31,
                          -------------------------------------------------- --------------------
                            1994      1993      1992       1991      1990      1995       1994
                          --------- --------- ---------  --------- --------- ---------  ---------
Working Capital.........    $12,637   $15,086   $ 4,057    $ 3,475   $ 1,204   $ 2,195    $13,058
Total Assets............     57,568    34,219    21,988     15,834    10,311    74,522     49,127
Long-term Liabilities...      2,359       860       945        385       119     2,938      2,079
Total Liabilities.......     38,326    16,788    16,007     11,724     8,634    56,748     30,612
Shareholders' Equity....     18,868    17,431     5,981      4,110     1,677    17,431     18,131

OPERATING DATA:

                                                                                 NINE MONTHS
                                                                                    ENDED
                                        YEAR ENDED AUGUST 31,                      MAY 31,
                          -------------------------------------------------- --------------------
                            1994      1993      1992       1991      1990      1995       1994
                          --------- --------- ---------  --------- --------- ---------  ---------
Net sales...............  $ 200,921 $ 118,453 $  78,046  $  61,100 $  37,923 $ 178,704  $ 139,392
Income from Continuing
 Operations.............      1,342     1,660       167      1,132       585    (1,419)       527
Discontinued Operations
 (Net)..................        --        --       (261)       --        --        --         --
Cumulative Effect of
 Change in Accounting
 Principle..............        --        -32       --         --        --        --         --
                          --------- --------- ---------  --------- --------- ---------  ---------
Net Income (Loss).......  $   1,342 $   1,692 $     (94) $   1,132 $     585 $  (1,419) $     527
                          ========= ========= =========  ========= ========= =========  =========
Earnings per Share (Con-
 tinuing)(1)............  $     .20 $     .41 $     .04  $     .35 $     .23 $     .21  $     .08
Loss per Share (Discon-
 tinued)(1).............        --        --       (.07)       --        --        --         --
Cumulative Effect of
 Change in Accounting
 Principle(1)...........        --        .01       --         --        --        --         --
                          --------- --------- ---------  --------- --------- ---------  ---------
Earnings (Loss) per       $     .20 $     .42 $    (.03) $     .35 $     .23 $    (.21) $     .08
 Share(1)...............  ========= ========= =========  ========= ========= =========  =========
Weighted Average
 Shares(1)..............  6,795,686 4,037,236 3,773,435  3,269,452 2,575,128 6,769,000  6,797,000

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

RESULTS OF OPERATIONS

  The following table sets forth for the periods indicated the percentage of total revenue represented by certain items reflected in the Company's Consolidated Statements of Operations.

                                                     THREE MONTHS      NINE MONTHS
                                                         ENDED            ENDED
                           YEAR ENDED AUGUST 31,        MAY 31,          MAY 31,
                          -------------------------  ---------------   -------------
                           1994     1993     1992     1995     1994    1995    1994
                          -------  -------  -------  ------   ------   -----   -----
Net sales...............    100.0%   100.0%   100.0%  100.0%   100.0%  100.0%  100.0%
Cost of sales...........     86.3     83.6     85.5    83.5     87.9    84.3    86.4
                          -------  -------  -------  ------   ------   -----   -----
Gross profit............     13.7     16.4     14.5    16.5     12.1    15.7    13.6
                                                     ------   ------   -----   -----
Selling, general and ad-
 ministrative expenses..     12.4     13.7     13.3    19.3     13.2    16.1    12.8
                          -------  -------  -------  ------   ------   -----   -----
Operating income (loss).      1.3      2.7      1.2    (2.8)    (1.1)   (0.4)    0.8
                                                     ------   ------   -----   -----
Interest expense........     (0.3)    (0.6)    (0.8)   (1.2)    (0.4)   (0.9)   (0.3)
                                                     ------   ------           -----
Other Income............      0.1      0.2      --      0.0      0.2     0.1     0.1
                          -------  -------  -------  ------   ------   -----   -----
Income (loss) before
 taxes..................      1.1      2.3      0.4    (4.0)    (1.3)   (1.2)    0.6
                                            -------  ------   ------   -----   -----
Income tax expense (ben-
 efit)..................      0.4      0.9      0.2    (1.4)    (0.5)   (0.4)    0.2
                          -------  -------  -------  ------   ------   -----   -----
Net income (loss)             0.7%    1.4%     0.2%    (2.6)%   (0.8)%  (0.8)%   0.4%
                          -------  -------  -------  ------   ------   -----   -----

 Results of Operations for the Nine Months Ended May 31, 1995 Versus Nine Months Ended May 31, 1994

  For the nine months ended May 31, 1995 revenues increased by approximately $39,312,000. or 28.2% from the comparable period ended May 31, 1994. This increase can be attributed to continued revenue growth in existing locations and a significant increase in service and training revenues and was not the result of significant price increases. Service and training revenues increased from approximately $4,623,000 for the nine months ended May 31, 1994 to approximately $14,182,000 for the nine months ended May 31, 1995, or 207%.

  Gross profit as a percentage of sales increased from 13.6% for the nine months ended May 31, 1994 to 15.7% for the nine months ended May 31, 1995. This increase is directly related to the significant increase in higher margin service, training and imaging revenues.

  Selling, general and administrative expenses increased by approximately $11,069,000 for the nine month period ended May 31, 1995 compared to the same period in 1994. As a percentage of sales, there was an increase from 12.8% for the nine months ended May 31, 1994 to 16.1% for the same period in 1995. The major portion of the increase was attributed to increased salaries, wages and payroll taxes of approximately $7,698,000. Other significant increases included, $368,000 in insurance expenses, $285,000 in higher communications expenses, $170,000 in travel expenses, $414,000 in occupancy expenses, $256,000 in legal and professional fees, $177,000 in advertising expenses and $451,000 in depreciation and amortization expense. These increases are primarily due to expansion of existing branch sales offices, significant expansion of training facilities at existing branch locations and staffing increases to support new service contracts. In addition, additional supporting staff required in the Company's corporate headquarters contributed to the increase in expenses for the period.

  Interest expense for the comparative periods increased from approximately $407,000 for the nine months ended May 31, 1994 to approximately $1,622,000 for the nine months ended May 31, 1995. This increase is due both to increased borrowing rates as a result of increases in the prime lending rate and to significant increases in borrowing required to finance working capital needs and purchases of property and equipment and cash payments required in connection with the Company's acquisition during the period.

 Results of Operations for the year ended August 31, 1994 Versus August 31,
1993

  For the fiscal year ended August 31, 1994 net sales increased approximately $82,468,000 compared to the year ended August 31, 1993 representing an increase of 69.6%. The increased revenues were generated principally through internal growth from sales offices in existence at August 31, 1993. The opening of new sales offices in Colorado Springs, Colorado, Portland, Oregon, Minneapolis, Minnesota and the acquisition of JLV Enterprises, Inc. (which has been accounted for as a pooling of interests) accounted for increased revenues of approximately $3,266,000. These increased revenues were generally a result of increased volumes and not due to increased prices of products sold.

  Gross profit margins for the comparable periods decreased from 16.4% in fiscal 1993 to 13.7% in fiscal 1994. Gross profit margins derived from hardware and software sales decreased from approximately 11.6% in 1993 to 9.6% in 1994. The decrease was due to a reduction in prices on hardware and software products which was necessary in order for the Company to remain competitive in these markets. Service and training revenues increased by approximately 82% from 1993 to 1994 and remained at approximately 3.5% of total revenues. The Company anticipates competitive pressure will continue to adversely affect gross margins from hardware and software sales. The Company maintains a contract with Apple Computer, Inc. ("Apple") that was to expire in September 1995 but has subsequently been extended through October 4, 1996, which provides for the Company to be the exclusive Apple sales agent assigned to K-12 education accounts in a five state region.

  For the fiscal years ended August 31, 1994 and 1993, respectively, the Company purchased approximately $126,335,000 (73%) and $73,900,000 (75%) of the products it sells through its franchisor, Intelligent Electronics. The Company continues to evaluate other aggregators, distributors and direct purchase strategies. It is management's opinion that its purchasing arrangement with Intelligent Electronics is still the most efficient and effective form of acquiring a majority of the Company's product for resale at this time. This agreement has allowed the Company to maintain low inventory financing costs and a high inventory turnover rate of 34 times for fiscal 1994.

  Selling, general and administrative expenses increased by approximately $8,699,000 from the fiscal year ended August 31, 1993 to the fiscal year ended August 31, 1994. This was an increase of 53.7% in total dollar amount, which was less than the percentage increase in net sales for the comparable periods. Selling, general and administrative expenses, as a percentage of net sales, were 12.4% for the fiscal year ended August 31, 1994 and 13.7% for the fiscal year ended August 31, 1993. This decrease was primarily the result of greater operating efficiencies as the Company achieved increased net sales. Interest expense decreased from approximately $782,000 for fiscal 1993 to $704,000 for fiscal 1994. This decrease is primarily due to decreased debt levels as a result of a secondary public securities offering completed in August 1993 which provided approximately $9,700,000 of cash to the Company. These funds initially were used to pay down the existing line of credit, however, management anticipates that certain acquisitions will be undertaken in future periods and that these acquisitions will require a combination of cash and equity which will have an impact on both working capital and interest expense.

 Results of Operations for the year ended August 31, 1993 Versus August 31,
1992

  Net sales increased approximately $40,407,000 or 51.8%, during 1993 as compared with 1992. Sales growth during fiscal 1993 for locations operating at August 31, 1992 was approximately $25,507,000 or 32.7%. The opening of new sales offices in Salt Lake City, Houston, Boulder and the Apple Education sales group added approximately $14,900,000 in revenues during the fiscal year ended August 31,1993. Although there was a continued general decline in the prices of the products that the Company sells during fiscal 1993, increased volumes more than offset these price declines.

  Gross profit margins for fiscal 1993 and fiscal 1992 were 16.4% and 14.5% respectively. Although the Microcomputer reseller channel has been subject to continued downward pressure on margins and softening prices from vendors for hardware, the Company was able to increase gross margins through its purchasing power and increased sales of value added services including service, training and network sales.

  Selling, general and administrative expenses as a percentage of sales were 13.7% and 13.3% for the fiscal years ended August 31, 1993 and 1992, respectively. The increase resulted from increased staffing, higher occupancy costs due to the opening of additional sales offices, higher advertising expenditures and increased depreciation expense. Interest expense increased by approximately $161,000 during the fiscal year ended August 31, 1993 as compared to the prior year. Although the Company increased the amount of debt financing during most of 1993, this increase was somewhat offset by a decrease in its effective interest rate which was 9.3% for fiscal 1993 compared to 11.6% for fiscal 1992.

 Liquidity and Capital Resources as of May 31, 1995

  Working capital at May 31, 1995 was approximately $2,195,000 compared to approximately $12,637,000 at August 31, 1994. The decrease in working capital was due to the following: (1) increasing levels of debt necessary to finance working capital needs to support significantly higher sales levels; (2) purchases of property and equipment; (3) construction period payments on the Company's new warehouse and office facilities; and (4) cash payments required in connection with the Company's acquisition during the period. On March 3, 1995 the Company acquired ASAP for $2,100,000 in cash (net of approximately $266,000 in cash acquired), a $1,000,000 promissory note due June 3, 1995, which was subsequently paid on June 30, 1995 and certain contingent earnout rights.

  On May 5, 1994 the Company signed a three year agreement with ITT Commercial Finance for a new credit facility which was amended May 2, 1995. This facility provides the Company with a $40,000,000 line of credit, which provides for $15,000,000 for the floor planning and $25,000,000 in revolving debt. This facility is secured by accounts receivable, inventories and equipment. Advances on the revolving debt line are available for up to 85% of eligible receivables less than ninety days old. Advances on the floor plan portion are made as required for purchases of inventories and are secured primarily by inventories with any shortfalls being secured by eligible accounts receivable. Covenants of the facility prevent the Company from paying dividends, merging with another entity, disposing of assets or borrowing funds without the prior written consent of the lender. The credit facility also requires that the Company maintain current financial ratios including a current ratio of 1.05 to 1, a debt to tangible net worth ratio of 4 to 1 and a minimum tangible net worth and subordinated debt of $14,000,000.

  The interest rate on the accounts receivable line of credit is 1.25% per annum above prime rate with the floor of the prime rate set at 6%. As of May 31, 1995 the interest rate charged the Company was 10.25%. In addition the Company is charged an unused facility fee of .25% per annum on the daily average of the unused amount of the accounts receivable line and the unused facility fee is paid monthly. The Company may terminate the agreement on ninety days written notice but must pay a fee of $2,000 per month for the number of whole or fractional months remaining in the original term of the agreement. The floor plan portion of the facility is interest free for thirty days and is generally paid within the thirty day grace period in order that no additional interest charges are incurred. At May 31, 1995 the Company had outstanding borrowings of approximately $11,298,000 on the floor plan loan and approximately $24,594,000 on the accounts receivable line of credit. At the discretion of the lender, the Company may exceed its maximum borrowing limits for limited periods of time.

  The Company also maintains a floor plan financing agreement for certain of its inventory purchases with IBM Commercial Credit Corp. Borrowings under this line are collateralized by inventories and certain receivables. This line carries no interest for the first 30 days of borrowing, and is generally paid within the thirty day grace period so as not to incur interest charges. Under this arrangement the Company could borrow up to a maximum of $2,000,000. Borrowings on this floor planning agreement at May 31, 1995 were approximately $643,000.

  On June 30, 1995 the Company obtained mortgage financing in the amount of $5,400,000 on its corporate headquarters from MetLife Capital Financial Corporation. Net proceeds to the Company amounted to approximately $2,500,000 after borrowing costs, payment on the prior mortgage of approximately $1,800,000 and payment of the $1,000,000 promissory note incurred in the March 1995 purchase of ASAP. The term of the loan is fifteen years with payments due monthly and interest accruing at the rate equal to the average weekly yield of 30 Day Commercial Paper in effect from time to time plus 2.5%. During a twelve month window commencing July 1, 1996 the Company shall have a one time option to fix the interest rate for the remaining term at the then current weekly average yield of 10-Year U.S. Treasury Notes plus 2.5%. The Company must notify the lender in writing at least ten days before such election shall be effective and such election shall be effective only for succeeding complete months. The initial interest rate is 8.59%.

  During the nine months ended May 31, 1995, the Company's operating activities utilized cash of approximately $6,142,000 primarily for increased levels of inventories, notes receivable and prepaid taxes. This increase was primarily financed through increased borrowings on the accounts receivable line of credit. Inventories increased to meet future forecasted sales demand. Management has implemented a series of purchasing controls intended to significantly reduce inventory levels in the coming months. These controls may help to facilitate an improved working capital position in the fourth quarter.

  Investing activities utilized approximately $9,800,000 during the period ended May 31, 1995 which consisted of expenditures for property and equipment of $7,084,000 and acquisition of business of $2,865,000.

  Net cash flows from financing activities provided approximately $15,699,000, primarily from net borrowings on the Company's line of credit.

                                    BUSINESS

GENERAL DEVELOPMENT OF BUSINESS

  The Company engages in the business of selling microcomputer products, installing microcomputer based information solutions and providing various associated services to businesses, school systems and institutions. The Company currently has sales and service center offices in thirteen cities in eleven states, including Denver, Boulder and Colorado Springs, Colorado, Phoenix, Arizona, Boise, Idaho, Minneapolis, Minnesota, Omaha, Nebraska, St. Louis, Missouri, Albuquerque, New Mexico, Portland, Oregon, Houston, Texas, Salt Lake City, Utah, and Bellevue, Washington.

  The Company is an authorized dealer for Compaq Computer Corporation ("Compaq"), Apple, Hewlett-Packard Company ("Hewlett-Packard"), International Business Machines Corporation ("IBM",), Toshiba American Information Systems, Inc. ("Toshiba"), NEC Technologies, Inc. ("NEC"), Microsoft Corporation ("Microsoft"), Novell, Inc. ("Novell") and numerous other computer product companies.

  The Company purchases 70% to 80% of its inventory from Intelligent Electronics, which is the largest aggregator of microcomputer products in the United States, supplying approximately 2,300 microcomputer integrators.

  Between May 1989 and September 1991 the Company raised net proceeds of approximately $3,400,000 through various private and public offerings of its securities. In August 1993, the Company raised net proceeds of approximately $9,700,000 through a public offering of its securities.

NARRATIVE DESCRIPTION OF BUSINESS

 General

  The Company is in the business of selling, installing, supporting and servicing microcomputer based information solutions, microcomputers, UNIX workstations, local and wide area network systems, computer software and peripheral products through thirteen sales and service centers in eleven states. The Company also offers training classes related to various software products used in conjunction with microcomputer systems. The Company does not operate retail walk-in computer stores, but rather utilizes sales offices which target business, educational, governmental and institutional accounts. The Company offers several lines of microcomputer hardware, software and peripheral products to its customers. Major product lines offered by the Company include Compaq, Apple, Hewlett-Packard, IBM, Toshiba, NEC, Microsoft, Novell, Dell Computer Corp. ("Dell"), Lotus Development Corporation ("Lotus"), Epson America, Inc. ("Epson"), AT&T Global Information Systems ("AT&T"), Intel Corporation ("Intel"), AST Research, Inc. ("AST"), Radius, Inc. ("Radius"), Banyan Systems, Inc. ("Banyan"), 3Com Corporation ("3Com"), Tricord Systems, Inc. ("Tricord"), PictureTel Corporation ("PictureTel"), Bay Networks, Inc. ("Bay"), Newbridge Networks, Inc. ("Newbridge") and US West as well as numerous others.

  The Company also offers technical and support capabilities in conjunction with its microcomputer systems and product sales. A significant portion of the Company's business involves the sale and installation of local area networks ("LANs") and wide area networks ("WANs") for its business and institutional customers. Networks are developed through the connection of multiple microcomputers, which may be similar or dissimilar, into a centralized communication system. The users of such a system have the ability to share common hardware and data file resources. Management believes that LANs and WANs are the natural consequence of the increased use of microcomputers and that network installation and servicing capability provides an added dimension to its hardware and software sales operations. Additionally, this expertise enables the Company to offer other significant technologies such as video conferencing, workgroup computing and remote/mobile computing.

  The majority of the Company's sales are on a trade account or cash basis, however, the Company does offer leasing arrangements through third party leasing companies. The Company has not experienced any serious problems with uncollectible accounts to date.

Technical Services

  The Company reorganized most of its technical service offerings into its Technical Services Division ("TSD") in July 1994 to strengthen the Company's service capabilities and increase service revenue. The new division's capabilities include the following: 1) management of service and maintenance contracts for repair services, 2) help desk services through third party providers for software application questions and problems, 3) project management and coordination for large information technology installations, relocations or expansions, 4) software management and maintenance, 5) asset management to track equipment location and 6) component level and data recovery capabilities. Through its Technical Services Division, the Company offers system configurations, installation, maintenance, service and repair of microcomputer systems and components. The Company is authorized to service and repair microcomputer products manufactured by Compaq, Apple, Hewlett-Packard, IBM, Toshiba, NEC, Epson, AST, Radius, Okidata, Zenith and other manufacturers. TSD also fulfills warranty requirements on products sold by the Company, which generally involve replacement of defective subassemblies. The Company additionally offers maintenance agreements after expiration of manufacturer warranties. As of June 1995 the Company has approximately 250 trained service technicians and an inventory of approximately $2,000,000 of service parts.

  Historically, less than 5% of the Company's revenues have been directly attributable to technical services. However, management believes that the rate of revenue growth in this area will outpace the Company's other divisions in fiscal 1995.

 Advanced Technology Solutions

  The Company reorganized most of its advanced technology offerings into its Advanced Technology Solutions Group ("ATS") in July 1994 to focus on providing the Company's customers with value-added, advanced technology products and services in the following four areas: 1) local and wide area networking products and consulting services, including groupware, help desk services through third party providers, private network management and system design, start-up and integration, 2) document imaging and business process re-engineering and 3) video conferencing and computer telephony. As of June 1995, ATS consisted of approximately 30 technical and support personnel with extensive backgrounds in computer systems and networking. ATS supplements the Company's existing technical service offerings by providing state-of-the-art local and wide area networking solutions for the Company's customers throughout the western United States. These services include detailed network design and consulting services, network cabling (including fiber optics) through third party providers, network installation and on-going hardware and software support.

  As of August 30, 1995, the Company sold the Documatrix Assets to Gerald Henderson for consideration of $721,000 in cash, a note receivable due on March 20, 1996 in the amount of $1,484,271, and the assumption of the Documatrix Liabilities. The Company had acquired the Documatrix Assets on February 15, 1995, for cash in the amount of $766,000 and the assumption of the Documatrix Liabilities in an approximate amount of $1,864,000. Mr. Henderson owned substantially all of the common stock of Documatrix at the time Documatrix sold the Documatrix Assets to the Company. In connection with the acquisition of the Documatrix Assets, the Company had agreed to make certain contingent earnout payments. The Company used the Documatrix Assets in the design, installation and support of networks of various types and sizes, and comprehensive enterprise-wide imaging systems.

  The Company is an authorized Novell Platinum dealer at several of its sales office locations, as well as being authorized to provide networking solutions based on Microsoft Windows NT, Banyan Vines, Microsoft LAN Manager, TCP/IP, and NFS networking systems. Through the ATS Group, the Company is currently authorized to sell UNIX based workstations and/or file servers from Hewlett-Packard, IBM and AT&T.

  In April 1992 the Company established a multi-platform networking lab facility comprised of DOS, Windows, Macintosh and UNIX operating systems utilizing Novell, Banyan, and Microsoft LAN Manager network formats thereby allowing for the testing of multiple network configurations. This lab is valuable to the Company's customers for testing and researching proposed network solutions and configurations. With this lab, the ATS Group staff can prototype sophisticated networking solutions for customers to ensure that planned systems are successfully implemented.

 Training

  Though training does not account for a significant portion of revenues, the Company's management believes that quality customer training in operating systems, network systems and software applications is an essential service to the Company's business and institutional customers. Through its Training Access division, the Company offers numerous training classes and seminars related to systems and applications for DOS/Windows, Apple Macintosh ("Macintosh"), and UNIX based computer platforms. Training Access is an authorized training center for microcomputer hardware, software and peripheral vendors such as IBM, Apple, Novell, Microsoft, Lotus, Quark, Claris, CorelDraw, Adobe and others. Training Access is also approved by the states of Colorado, Idaho and Washington as a Private Occupational or Vocational School. At its Denver, Colorado headquarters, the Company presently utilizes nine fully equipped classrooms for its training center and a 225 seat theater for specialized seminars and presentations. The Company also utilizes fully equipped classrooms (generally two per location) for customer systems and applications training within its sales offices in Bellevue, Washington, Omaha, Nebraska, Boise, Idaho, Salt Lake City, Utah, Boulder, Colorado, Colorado Springs, Colorado, Minneapolis, Minnesota, Portland, Oregon and St. Louis, Missouri. The Company also offers training classes at customer facilities throughout its regions of operations.

  A majority of the Company's training facilities provide, or have applications pending with Novell to provide, authorized classes in Novell Netware System Administration and Certified Novell Engineer ("CNE") training. Each of the Company's training rooms has its own dedicated network and each instructor is certified to teach the classes, assuring that each student receives full accreditation for his or her successful studies. In addition to Novell, the Company also offers comprehensive training in a wide variety of DOS, Windows, Macintosh and UNIX systems and network applications.

 Apple Education Sales Agent Program

  In February 1993, Apple awarded the Company a two and one-half year contract (through September 1995) to be the exclusive Apple sales agent to assigned K-12 education accounts in a five state region. The program primarily involves consulting activities, such as specifying proper equipment configurations and solutions, technology planning and relationship building. Pursuant to the program, Apple is responsible for product distribution, inventories and carrying receivables on behalf of the participating school system customers. Nationwide, it is estimated that Apple microcomputer products dominate the primary education market with an approximately 60% to 70% market share.

  The Company's exclusive region includes the states of Colorado, Nebraska, New Mexico, Utah, Wyoming and the counties of Hudspeth and El Paso, Texas. The Company replaced a total of 26 separate microcomputer dealers who had administered the Apple Education program prior to April 1993. The Company's Education Access division, which manages the Apple Education contract, has utilized and helped further expand the Company's technical services business in the areas of systems integration, network integration, repair and training.

  On March 3, 1995 the Company acquired ASAP for cash in the amount of $2,366,000, the issuance of a note payable in the amount of $1,000,000 and certain contingent earnout rights. ASAP is an Apple Education agent with an assigned exclusive region which includes Iowa, Kansas, Missouri, Oklahoma and southern Illinois. The Apple Education agency was awarded in April 1993 and has a two and one-half year term (through September 1995). ASAP is also an Apple dealer with numerous corporate accounts in the St. Louis area. ASAP's revenues for the twelve months ended September 30, 1994 were approximately $9,150,000.

 Franchise Relationship with Intelligent Electronics

  The Company purchases from 70% to 80% of its microcomputer products from Intelligent Electronics which is the largest aggregator of microcomputer products in the United States supplying approximately 2,300 microcomputer integrators.

  The Company currently ranks as the second largest customer of Intelligent Electronics as measured by monthly and annual purchases of microcomputer products from Intelligent Electronics. The Company has not received any deficiency notices from Intelligent Electronics with regard to its franchise; however, Intelligent Electronics has the right under certain circumstances to terminate the Company as a franchisee upon notice if the Company were to be in breach of the franchise agreement. Of the 20% to 30% of the Company's products not purchased through Intelligent Electronics, the majority are purchased through microcomputer product distributors. The Company has little experience with purchasing microcomputer products directly from vendors.

  The Company is required to pay Intelligent Electronics a markup, over Intelligent Electronics' cost, for all products purchased from Intelligent Electronics, depending upon the type of product purchased. The Company is not required to purchase its products from Intelligent Electronics; however, as a result of the competitive prices offered, the Company does purchase approximately 70% to 80% of its product inventory from Intelligent Electronics. Management believes that its franchise arrangement with Intelligent Electronics additionally benefits the Company in the following areas:

  . Vendor Discounts--Intelligent Electronics is the largest microcomputer aggregator in the United States. Its size allows Intelligent Electronics to negotiate favorable discounts from most vendors of microcomputer products. These discounts can be passed on to franchisees such as the Company. Because the Company receives the benefit of this favorable pricing, it is able to compete aggressively in its markets. The Company recognizes discounts as a reduction of cost of sales in the period the related product is sold.


  . Distribution--Intelligent Electronics' Denver, Colorado warehouse facilities contain in excess of $200,000,000 of product inventory. These Intelligent Electronics facilities receive daily deliveries from all major microcomputer product manufacturers. The Company's close proximity to Intelligent Electronics' Denver, Colorado warehouse allows the Company to maintain significantly lower inventory levels than would otherwise be necessary and generally allows the Company to fulfill its customers' orders within 24 to 72 hours. This in turn has allowed the Company to attain the high inventory turnover ratios which it has achieved, approximately 34 times per year for the year ended August 31, 1994; approximately 33 times per year for the year ended August 31, 1993; and 31 times per year for the year ended August 31, 1992. The Company also has access to Intelligent Electronics' Memphis, Tennessee warehouse facilities with approximately $200,000,000 of product inventory.

  On August 3, 1995, the Company and ENTEX entered into a distribution agreement (the "Distribution Agreement") pursuant to which ENTEX will supply the Company with microcomputer products. The Company continues to purchase products from Intelligent Electronics, and the Company's reseller agreement with Intelligent Electronics remains in effect. Pursuant to the Merger Agreement, the Company has agreed that it will, if requested by ENTEX, exercise its right to terminate its reseller agreement with Intelligent Electronics.

 Vendors

  The Company is an authorized dealer for microcomputer hardware, software and peripheral products manufacturers such as Compaq, Apple, Hewlett-Packard, IBM, Toshiba, NEC, Microsoft, Lotus, Novell, and numerous others. For the years ended August 31, 1994 and 1993 the leading product lines, expressed as a percentage of the Company's product purchases, were as follows:

                                                     PERCENTAGE OF COMPANY'S
                                                        PRODUCT PURCHASES
                                                     -------------------------
      MANUFACTURER                                      1994          1993
      ---------------------------------------------- -----------   -----------
      Compaq........................................          18%           16%
      Apple.........................................          15            17
      Hewlett Packard...............................          13            11
      IBM...........................................           8            12
      All Other Manufacturers.......................          46            44
                                                     -----------   -----------
                                                             100%          100%

  Irrespective of the Company's purchases through its franchise agreement with a subsidiary of Intelligent Electronics, the Company must be approved as an authorized dealer by most of the manufacturers of the products the Company sells. In addition, each of the Company's separate locations must likewise be individually approved as an authorized dealer for the manufacturers' products, which approval is at the discretion of the manufacturer. Management views its various dealer agreements to be of inherent value to the Company, not as measured for financial statement purposes based upon tangible or intangible asset value, but rather because the Company would not be able to sell or service a particular vendor's equipment if the Company did not possess the necessary vendor authorization. Consequently, even though securing a particular vendor authorization may not have involved a significant monetary cost, in the case of Apple, IBM, Compaq and Hewlett-Packard the Company's vendor authorizations are a critical requirement to the Company's future business plans. Dealer agreements typically provide that a dealer may be terminated without cause upon as little as 30 days' notice.

  The Company's current dealer agreements are generally for twelve-month periods. Manufacturers have regularly renewed the Company's dealer agreements; however, no assurance can be given that such renewals will continue. The loss of vendor authorizations from Apple, IBM, Compaq or Hewlett-Packard would have a material adverse effect on the Company's business.

  The Company's current arrangements with Apple, IBM, Compaq and Hewlett-Packard and other major suppliers generally provide protection against declines in dealer list prices of microcomputers and related products in the Company's inventory, provided certain reporting requirements are met. In addition, such arrangements generally permit the return of inventory upon payment of a nominal restocking fee. Each of the foregoing arrangements may be discontinued or varied, at the supplier's option, at any time.

  Since the Company is an authorized dealer for certain product lines and provides authorized service, it is required to maintain service parts inventories in addition to normal stock maintained for product sales.

  The Company also purchases merchandise from other microcomputer manufacturers and purchases software and other products related to microcomputers from other suppliers. The Company does not have any long-term agreements or commitments with the suppliers of such merchandise, but believes that competitive sources of supply are available for software and related products.

  The Company continually evaluates new products, internally, through discussions with its customers, vendors and from input received from Intelligent Electronics. The Company is selective in choosing the products that it markets and designs its product mix primarily to serve the demands of its business customers. The Company often integrates and configures systems that include a variety of products from different vendors.

 Marketing

  The Company focuses its sales efforts on defined market segments including medium to large (100 plus employees) businesses, governmental units, institutions and K-12 school systems. Sales to these target customers are generated primarily by the Company's outbound sales force comprised of approximately 180 sales and support personnel as of June 1995. In addition to microcomputer hardware and software sales, the Company's salespeople focus on several advanced technology solutions, specifically local and wide area networking products and services, prepress imaging and printing, document imaging and workgroup computing. These sales representatives are responsible for overall management of the account and coordinating resources (technical consulting, service or training) internally to solve the customer's technology problem.

  The Company's salespeople are supported by a highly technical team of professionals in the Advanced Technology Solutions group. ATS consists of technical consultants who are experts in specific technologies that enhance the productivity of the Company's customers through the use of leading edge technology. ATS brings increased technical expertise prior to the sale. After the sale, the Technical Services Division supports the Company's customer with repair, maintenance and support services to keep the systems running at peak performance and training programs from Training Access to enable the end users to be more productive using the technology.

  The Company utilizes several marketing vehicles to increase customer awareness of the Company's capabilities and to generate sales leads. The most significant marketing programs are technology events and seminars. The Company conducts solutions seminars and events at all sales locations. The largest event is the annual Info Expo trade show held in Denver, Colorado. This event is a multi-vendor technology show that features leading technology and solutions from our major vendors. The event attracts over 2,000 existing and potential customers from the Company's marketing area. Additionally, the Company utilizes direct response mail, newspaper advertising, telemarketing programs and seminars, all designed to communicate the Company's capabilities and to demonstrate how these capabilities will benefit the customer.

  Virtually all of these high impact programs are executed in conjunction with our vendors. This helps establish credibility with existing and potential customers and provides significant resources to offset the costs of these activities and events.

 Major Customers

  For the Company's fiscal year ended August 31, 1994, US West accounted for approximately 37% of the Company's sales compared to 40% for the fiscal year ended August 31, 1993. No other customer accounted for more than 10% of the Company's fiscal year's sales in 1994 or 1993. The loss of US West as a customer would have a material adverse effect upon the Company.

  In February 1990 the Company entered into an Agreement for Hardware and Software with US West Business Resources, Inc., individually and as agent for several other US West Companies ("US West"). In general, the agreement recognized the Company as an approved supplier of microcomputer systems, products and training to US West on a non-exclusive basis and is terminable by either party upon 30 days' notice. The agreement does not set forth any minimum amount of orders for microcomputer systems and products which may be awarded by US West to the Company. The fee payable to the Company under the agreement is calculated by adding a fixed percentage to the Company's cost. In May 1993, the Company and US West renewed this agreement for an additional five year term.

  In August 1991 the Company entered into an Agreement for Microcomputer Hardware Sales and Maintenance with US West New Vector Group, Inc. ("New Vector"). New Vector is a US West subsidiary headquartered in Bellevue, Washington which operates numerous urban and rural US West cellular telephone systems and offers US West paging services in numerous markets in a 15 state area. This agreement, like the primary US West agreement described above, recognizes the Company as an approved supplier of microcomputer systems, products, service and training on a non-exclusive basis. The fee payable to the Company under the agreement is calculated by adding a fixed percentage to the Company's cost. The New Vector agreement has been extended through December 31, 1995. Neither the US West nor New Vector agreements set forth any minimum purchase amounts.

 Competition

  The Company is in a highly competitive industry that may be affected by rapid changes in technology and spending habits in both the business and institutional sectors. The Company is in direct competition with any business which is engaged in the sale of microcomputers and related peripherals. Some of the Company's competitors are better known and better capitalized, have greater financial resources and are more experienced organizations.

  The Company's competitors include: (a) national information solutions providers such as ENTEX, Ameridata, The Future Now, Inc., CompuCom, Inc., Vanstar Corporation (formerly ComputerLand), and Inacom Corp., and (b) local franchisees or channel affiliates of aggregators and distributors such as MicroAge, Inc., Merisel, Inc. and Intelligent Electronics. The Company also competes with computer superstores such as those operated by CompUSA, Computer City (owned by Tandy Corporation), ElekTek, Inc. and others. Additionally, department store type retail chains such as Sears, K-Mart and WalMart, electronics store chains such as Incredible Universe, Circuit City and Best Buy, and appliance store chains, all compete in the sale of microcomputer products.

  The Company also competes with microcomputer manufacturers, which either exclusively or as a supplement to their other channels of distribution, market their products directly to customers through the use of catalogs, advertisements in trade magazines, and other forms of advertising, in conjunction with the use of "800" telephone numbers. Direct selling manufacturers include companies such as Dell Computer Corp. and Gateway 2000, Inc. In addition, many microcomputer manufacturers, including Apple, IBM and Compaq, have added similar direct sales capabilities.

  Increased competition has made it more difficult for smaller dealers and systems integrators who do not benefit from discounts from volume purchases and are not capable of offering the range of sophisticated support services which customers are increasingly demanding. The Company's business strategy is to focus on the business, institutional and educational markets. The Company believes that the increasing complexity of microcomputer systems, the usage of microcomputers in the workplace and the use of microcomputer networks has caused business and institutional customers to require significant levels of sophisticated support services such as those provided by the Company. The Company believes that its ability to combine competitive pricing with sophisticated support services allows it to compete effectively against a wide variety of alternative microcomputer sales and distribution channels, including independent dealers, direct mail and telemarketing, superstores and direct sales by manufacturers.

  A significant aspect of the Company's ability to compete in the area of corporate, educational, government and institutional sales has been the personal relationships which the Company's sales representatives have developed and continue to develop with customers.

  The Company's continued ability to compete in the area of microcomputer sales to businesses, school systems, governments and other institutions will depend upon: (1) the Company's ability to effectively market value added services in conjunction with microcomputer equipment sales, (2) the Company's ability to effectively manage its sales operations, (3) the Company's ability to obtain competitive pricing from its suppliers generating adequate margins for the Company which in turn allow the Company to offer competitive prices to its customers, and (4) the Company's ability to attract and retain a highly skilled and highly motivated sales, technical, support and management staff.

 Product Constraints

  Microcomputer and peripheral manufacturers continually announce price reductions and new products (many of which are priced less than the products they replace). Often the surge in demand that follows these announcements can not be met by an equivalent increase in the supply of such products from the manufacturers. Consequently, like all microcomputer dealers, the Company may become subject to these product constraints. The Company's customers generally react in several different ways, including: (1) waiting for order fulfillment until the Company is able to obtain the desired product, (2) switching to an equivalent product produced by another manufacturer with the purchase transaction still taking place through the Company, (3) switching to an equivalent product produced by another manufacturer, but with the Company no longer involved in the transaction (for example a purchase from another microcomputer dealer or from a direct sales manufacturer such as Dell Computer Corp.), (4) switching the purchase order from the Company to one of the Company's competitors which may have access to the desired product or (5) canceling their order. Management believes that in most instances its customers have chosen alternative 1 or 2 above and that the Company has not suffered significant lost sales. However, management is aware of certain instances where a customer has chosen alternative 3, 4 or 5 above thereby causing the Company to lose a potential sale. Nevertheless, management does not believe that the product constraints to date have had a material adverse effect upon the Company's revenues.

 Backlog

  Typically, the Company does not maintain a traditional backlog of customer orders. However, as a result of manufacturer price reduction announcements and new product announcements, a short term backlog can arise (see "Product Constraints" above). In the event such a backlog develops, management estimates that most of such backlog orders would be filled within 60 days. The Company did not have a material backlog of orders as of its August 31, 1994 year end or as of February 28, 1995.

 Seasonality

  The Company's sales are not seasonal to any significant extent. However, sales are generally higher in October, November and December due primarily to year-end business buying. Additionally, at various times throughout a year, sales may decrease due to customers delaying purchases while waiting for new product announcements and increase subsequent to such announcements.

 Servicemarks

  The Company does not presently have any federally registered servicemarks or trademarks. The Company has applied for federal servicemarks for the marks Random Access, Training Access, Service Access and Education Access and for the circular Random Access logo. There is no assurance that registered servicemarks will be granted, or that if granted, that the servicemarks can be protected from conflicting uses or claims of ownership.

 Government Regulation

  The Company has no material portion of the business that is subject to renegotiation of profits or termination of contracts or sub-contracts at the election of the government.

 Employees

  As of August 31, 1995, the Company had approximately 515 employees, including 5 officers, 90 administrative and clerical employees, 150 sales and sales support employees, 230 service employees and 40 purchasing and distribution employees. Management deems its employee relations to be good. None of the Company's employees are represented by a union.

PROPERTIES

  Since April 1992 the Company has leased an office and warehouse facility in Denver, Colorado from Total Access. The only asset of Total Access is the Random Access headquarters facility. The facility was constructed to the Company's specifications and completed in April 1992. The initial lease term was for 15 years (through 2007) with a penalty of one years rent if the lease was terminated anytime after the tenth year, but prior to the full 15 year term.

  Prior to May 1994 Mr. Milliken owned 50% of the interest in Total Access and five officers of the building's general contractor were the owners of the remaining 50% interest in Total Access. In May 1994, the Company entered into a series of transactions whereby: (1) it purchased the 50% interest in Total Access held by the five officers of the building's general contractor, (2) it purchased two adjacent parcels of undeveloped property from companies controlled by Bruce Milliken and Bradley Cromer ("Tracts B and C") and (3) it then contributed to Total Access Tracts B and C, two adjacent parcels of undeveloped property it previously owned, cash and promissory notes; the Company's contributions had an aggregate value of approximately $3.3 million, thereby increasing its ownership stake in Total Access to 88% and diluting Mr. Milliken's Total Access ownership stake to 12%. Also in May 1994 Total Access entered into a construction contract to expand the facility from 41,351 square feet to approximately 104,000 square feet on a site now totaling approximately eight acres. Construction on the expansion was completed in May 1995. As a result of the Company's 88% ownership of Total Access, Total Access is treated for financial accounting purposes as a majority owned subsidiary of the Company and, consequently, is consolidated in the Company's financial statements. Mr. Milliken's 12% ownership of Total Access is treated as a minority interest in the Company's consolidated financial statements (see "Selected Consolidated Financial Data").

  As a condition to the consummation of the Merger, Mr. Milliken will enter into the Total Access Agreement with the Company whereby Mr. Milliken will contribute his 12% interest in Total Access as a capital contribution to the Company.

  On August 31, 1995, the Company entered into the Letter of Intent to sell the Company's headquarters building for $8,500,000. Under the terms of the Letter of Intent, the sale of the Company's headquarters building is to close by November 15, 1995, but such date may be extended to January 15, 1996 by mutual agreement. The Letter of Intent is contingent upon the buyer having satisfactorily completed its due diligence and upon the parties having negotiated a mutually satisfactory contract for sale. There can be no assurance that the sale of the Company's headquarters building will occur, or that, if such sale does occur, that it will occur at the price or by the dates set forth in the Letter of Intent.

LEGAL PROCEEDINGS

  On May 15, 1995 the Company entered into a settlement agreement settling the Lane Litigation, which had been filed in the United States District Court for the District of Colorado by Frank O.J. Lane of New Mexico naming eight corporate and individual defendants including the Company and its chairman, Bruce Milliken. The claim sought damages in excess of $5,000,000 pursuant to various theories based on (i) sections of the United States Racketeer Influenced and Corrupt Organizations Act ("RICO"), (ii) Colorado racketeering law, (iii) theft, (iv) fraud, (v) unjust enrichment, and (vi) outrageous conduct. The claims arise from Mr. Lane's July 1993 sale to a third party of the stock he owned in a company which serves as a subcontractor to the Company. The complaint alleged that the Company had used threats and intimidation to cause Mr. Lane to sell the stock of Arrowhead Industries Corporation ("Arrowhead") to two officers of Arrowhead. The Company has paid $125,000 pursuant to the settlement agreement, which constitutes its share of the total settlement amount.

  On July 17, 1995, Mel Daniels and Office Technology Systems, Inc. named the Company and Bruce Milliken as two of seven defendants in a lawsuit filed in the United States District Court for the District of Colorado. The complaint seeks relief pursuant to various theories based on RICO, the Sherman Antitrust

Act, the Colorado racketeering law, theft, conversion, unjust enrichment, unfair competition, breach of fiduciary duty and aiding and abetting breach of fiduciary duty. The complaint does not specify a dollar amount of damages. The complaint alleges that the Company encouraged one of its employees who had formerly been employed with Office Technology Systems, a corporation wholly owned by Mr. Daniels ("OTS"), to change the internal network password at OTS and that the Company and Arrowhead conspired to compete unfairly with OTS.

  The Company is the subject of an inquiry by the Central Regional Office of the Securities and Exchange Commission (the "Commission") located in Denver, Colorado, in connection with marketing development funds provided to the Company by its vendors. The Company, with the assistance of its independent accounting firms, has researched and investigated the matter and, based upon these investigations, the Company believes that unresolved discrepancies regarding marketing development funds amount to less than $90,000. Management believes that these discrepancies can be fully resolved with the Company's vendors. The Commission's inquiry relates primarily to a two-year period ended August 31, 1993. During this period, the Company received approximately $3,000,000 in vendor incentives comprised of marketing development funds, price protection programs, rebates and other vendor-sponsored programs. The amount of the discrepancies represents a small percentage of the Company's total operating income for the two-year period under review and, therefore, in management's view, the discrepancies are not material. Management has taken action to strengthen the Company's procedures in the area of marketing development funds. Management further believes that the Company continues to enjoy excellent relationships with its vendors.

  As of the date of this report there are no other legal proceedings of a material nature, pending or known to be contemplated, to which the Company is a party, and the Company knows of no other legal proceedings of a material nature pending or threatened or judgments entered against any director or officer of the Company in their capacity as such.

                               BUSINESS OF ENTEX

  ENTEX is privately held and is engaged in the businesses of hardware and software distribution and integration and personal computer maintenance, support services and infrastructure management services. ENTEX was formed in 1993 through a management-led buyout of the Information Services division of JWP INC. ENTEX has over 3,200 employees, and operates in over 50 sales and services locations in major metropolitan areas in the United States. Total revenues of ENTEX for fiscal 1995 exceeded $1.4 billion. ENTEX Acquisition Corp., a Colorado corporation, is a wholly owned subsidiary of ENTEX and was created for the sole purpose of effecting the Merger. The address of the executive offices of ENTEX is Six International Drive, Rye Brook, New York 10583 and their telephone number is (914) 935-3600.

                      CONDUCT OF BUSINESS AFTER THE MERGER

  After the Effective Time, ENTEX intends to operate the Company as a wholly owned subsidiary, integrating the Company's sales branches with those of ENTEX. ENTEX anticipates that the Company's inventory will be managed and supplied from ENTEX's national integration facility located in Erlanger, Kentucky.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  Deloitte & Touche, independent public accountants, serve as the independent accountants for the Company. One or more representatives of Deloitte & Touche will be present at the Special Meeting to respond to appropriate questions of the shareholders and to make a statement, if they desire to do so.

                             SHAREHOLDER PROPOSALS

  It is currently anticipated that the Company's annual meeting of shareholders will occur after the Effective Time and accordingly the Company's existing shareholders will not be entitled to participate in such meeting unless the Merger is not consummated. If the Merger is not consummated, a proposal by a shareholder intended to be presented at the 1995 Annual Meeting must be received by the Company at its principal executive offices, 8000 East Iliff Avenue, Denver, Colorado 80231, within a reasonable time in advance of the mailing of the proxy statement for such annual meeting but not later than 120 days in advance of such meeting.

                             INDEX TO CONSOLIDATED

                              FINANCIAL STATEMENTS

  The following consolidated financial statements of Random Access, Inc. and its subsidiaries are included herein:

Independent Auditors' Reports.............................................  F-2
Consolidated Balance Sheets August 31, 1994 and 1993......................  F-4
Consolidated Statements of Operations years ended August 31, 1994, 1993 and 1992.................................................................  F-6
Consolidated Statements of Changes in Shareholders' Equity years ended
 August 31, 1994, 1993 and 1992...........................................  F-7
Consolidated Statements of Cash Flows years ended August 31, 1994, 1993 and 1992.................................................................  F-8
Notes to Consolidated Financial Statements years ended August 31, 1994,
 1993 and 1992............................................................  F-10
Explanatory Note to the Unaudited Financial Statements....................  F-23
Consolidated Balance Sheets (Unaudited) -- May 31, 1995 and August 31,
 1994.....................................................................  F-24
Consolidated Statements of Operations (Unaudited)-- Three Months and Nine
 Months ended May 31, 1995 and May 31, 1994...............................  F-26
Consolidated Statements of Cash Flows (Unaudited)-- Nine Months ended May
 31, 1995 and May 31, 1994................................................  F-27
Notes to Consolidated Financial Statements (Unaudited) -- Three Months and
 Nine Months ended May 31, 1995 and May 31, 1994..........................  F-30

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
 of Random Access, Inc.
Denver, Colorado:

  We have audited the consolidated balance sheets of Random Access, Inc. and subsidiaries as of August 31, 1994 and 1993, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Random Access, Inc. and subsidiaries as of August 31, 1994 and 1993 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

  As discussed in Note 1 to the financial statements, the Company changed its method of accounting for income taxes effective September 1, 1992 to conform with Statement of Financial Accounting Standards No. 109.

Deloitte & Touche LLP

Denver, Colorado
November 23, 1994

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
 Random Access, Inc.

  We have audited the accompanying consolidated income statement and the related consolidated statements of changes in shareholders' equity and cash flows of Random Access, Inc., and subsidiaries for the year ended August 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Random Access, Inc., and subsidiaries for the year ended August 31, 1992, in conformity with generally accepted accounting principles.

Williams Richey & Co.

Denver, Colorado
November 10, 1992

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                            AUGUST 31, 1994 AND 1993

                                                         1994         1993
                                                         ----         ----
                                                                    (NOTE 2)
                       ASSETS
CURRENT ASSETS:
  Cash............................................... $   530,000  $   304,000
  Restricted cash....................................   1,185,000    1,264,000
  Receivables, less allowance for doubtful accounts
   of $300,000 and $205,000, respectively:
    Trade accounts...................................  37,372,000   23,130,000
    Vendors..........................................   1,229,000    1,660,000
    Income tax refunds...............................     129,000       17,000
    Other............................................     500,000      334,000
  Notes receivable...................................     310,000      424,000
  Inventories, net...................................   6,603,000    3,537,000
  Prepaid expenses...................................     536,000      183,000
  Deferred tax asset.................................     210,000      161,000
                                                      -----------  -----------
      Total current assets...........................  48,604,000   31,014,000
                                                      -----------  -----------
PROPERTY AND EQUIPMENT:
  Land...............................................   1,163,000      186,000
  Land improvements..................................     169,000
  Building...........................................   2,047,000
  Construction in progress...........................     593,000
  Computer equipment and software....................   3,756,000    2,274,000
  Furniture and equipment............................   2,171,000    1,066,000
  Leasehold improvements.............................     758,000      528,000
  Vehicles...........................................     171,000      161,000
                                                      -----------  -----------
      Total..........................................  10,828,000    4,215,000
  Less accumulated depreciation and amortization.....  (2,431,000)  (1,467,000)
                                                      -----------  -----------
      Total property and equipment, net..............   8,397,000    2,748,000
OTHER ASSETS:
  Franchise rights and vendor authorizations, net of
  accumulated amortization of $57,000 and $36,000,
  respectively.......................................     171,000      176,000
  Goodwill and other intangible assets, net of
  accumulated amortization of $26,000 and $13,000,
  respectively.......................................     239,000       42,000
  Notes receivable...................................      89,000      155,000
  Deposits and other.................................      68,000       84,000
                                                      -----------  -----------
      Total other assets.............................     567,000      457,000
                                                      -----------  -----------
TOTAL................................................ $57,568,000  $34,219,000
                                                      ===========  ===========

                                                                     (Continued)

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                            AUGUST 31, 1994 AND 1993

                                                               1994         1993
                                                               ----         ----
                                                                          (NOTE 2)
           LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving line of credit................................ $ 10,043,000 $  2,375,000
  Current maturities of obligations under capital leases..      424,000      318,000
  Current maturities of long-term debt....................       58,000      240,000
  Trade accounts payable..................................   22,423,000   10,657,000
  Sales and other taxes payable...........................    1,204,000      649,000
  Income taxes payable....................................       42,000      199,000
  Other current liabilities...............................    1,773,000    1,490,000
                                                           ------------ ------------
      Total current liabilities...........................   35,967,000   15,928,000
                                                           ------------ ------------
NON-CURRENT LIABILITIES:
  Obligations under capital leases, net of current
  maturities..............................................      386,000      388,000
  Long-term debt, net of current maturities...............    1,728,000      338,000
  Deferred revenue........................................       30,000      134,000
  Deferred tax liability..................................      215,000
                                                           ------------ ------------
      Total non-current liabilities.......................    2,359,000      860,000
                                                           ------------ ------------
COMMITMENTS AND CONTINGENCIES (Notes 5, 7, 13 and 15)
MINORITY INTEREST.........................................      374,000
                                                           ------------
SHAREHOLDERS' EQUITY:
  Common stock, $.0001 par value; authorized 50,000,000
   shares; issued and outstanding 6,764,911 shares and
   6,742,911 shares, respectively.........................        1,000        1,000
  Additional paid-in capital..............................   13,756,000   13,661,000
  Retained earnings.......................................    5,111,000    3,769,000
                                                           ------------ ------------
      Total shareholders' equity..........................   18,868,000   17,431,000
                                                           ------------ ------------
TOTAL..................................................... $ 57,568,000 $ 34,219,000
                                                           ============ ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                   YEARS ENDED AUGUST 31, 1994, 1993 AND 1992

                                            1994          1993         1992
                                        ------------  ------------  -----------
                                                        (NOTE 2)     (NOTE 2)
NET SALES.............................  $200,921,000  $118,453,000  $78,046,000
COST OF SALES.........................   173,314,000    99,033,000   66,735,000
                                        ------------  ------------  -----------
    Gross profit......................    27,607,000    19,420,000   11,311,000
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES.............................    24,906,000    16,207,000   10,408,000
                                        ------------  ------------  -----------
    Operating income..................     2,701,000     3,213,000      903,000
OTHER INCOME (EXPENSE):
  Interest expense....................      (704,000)     (782,000)    (621,000)
  Other income........................       129,000       204,000       76,000
  (Loss) gain on disposal of property
   and equipment, net.................       (20,000)       55,000      (40,000)
                                        ------------  ------------  -----------
INCOME FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES..................     2,106,000     2,690,000      318,000
INCOME TAX EXPENSE....................       764,000     1,030,000      151,000
                                        ------------  ------------  -----------
INCOME FROM CONTINUING OPERATIONS.....     1,342,000     1,660,000      167,000
LOSS FROM DISCONTINUED OPERATIONS, NET
 OF INCOME TAX BENEFIT OF $153,000....                                 (261,000)
                                        ------------  ------------  -----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
 OF CHANGE IN ACCOUNTING PRINCIPLE....     1,342,000     1,660,000      (94,000)
CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE.................                      32,000
                                        ------------  ------------  -----------
NET INCOME (LOSS).....................  $  1,342,000  $  1,692,000  $   (94,000)
                                        ============  ============  ===========
EARNINGS (LOSS) PER SHARE:
  Income from continuing operations...  $        .20  $        .41  $       .04
  Loss from discontinued operations...                                     (.07)
  Cumulative effect of change in ac-
   counting principle.................           --            .01          --
                                        ------------  ------------  -----------
NET INCOME (LOSS).....................  $        .20  $        .42  $      (.03)
                                        ============  ============  ===========
WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING..........................     6,795,686     4,037,236    3,773,435
                                        ============  ============  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                   YEARS ENDED AUGUST 31, 1994, 1993 AND 1992

                            COMMON STOCK   ADDITIONAL     COMMON                   TOTAL
                          ----------------   PAID-IN      STOCK     RETAINED   SHAREHOLDERS'
                           SHARES   AMOUNT   CAPITAL    SUBSCRIBED  EARNINGS      EQUITY
                          --------- ------ -----------  ---------- ----------  -------------
BALANCE, SEPTEMBER 1,
 1991 (Note 2)            3,158,572        $ 1,523,000   $416,000  $2,171,000   $ 4,110,000
Issuance of common stock
 in connection with the
 exercise of:
 Warrants...............    493,138          1,973,000   (416,000)                1,557,000
 Incentive stock
  options...............     44,821            111,000                              111,000
 Underwriter unit
  purchase option.......     50,000            120,000                              120,000
 Offering costs related
  to the exercise of
  warrants..............                       (72,000)                             (72,000)
Issuance of common stock
 in connection with
 business acquisition...     92,500            250,000                              250,000
Net loss................                                              (94,000)      (94,000)
                          --------- ------ -----------   --------  ----------   -----------
BALANCE, AUGUST 31, 1992
 (Note 2)                 3,839,031          3,905,000              2,077,000     5,982,000
Issuance of common stock
 in connection with the
 exercise of incentive
 stock options..........     28,880             74,000                               74,000
Issuance of common stock
 in connection with
 secondary public
 offering...............  2,875,000 $1,000  11,499,000                           11,500,000
Offering costs related
 to secondary public
 offering...............                    (1,817,000)                          (1,817,000)
Net income..............                                            1,692,000     1,692,000
                          --------- ------ -----------   --------  ----------   -----------
BALANCE, AUGUST 31,
 1993...................  6,742,911  1,000  13,661,000              3,769,000    17,431,000
Issuance of common stock
 in acquisition of land.     22,000             95,000                               95,000
Net income..............                                            1,342,000     1,342,000
                          --------- ------ -----------   --------  ----------   -----------
BALANCE, AUGUST 31,       6,764,911 $1,000 $13,756,000             $5,111,000   $18,868,000
 1994...................  ========= ====== ===========   ========  ==========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   YEARS ENDED AUGUST 31, 1994, 1993 AND 1992

                                             1994         1993         1992
                                          -----------  -----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)....................... $ 1,342,000  $ 1,692,000  $  (94,000)
                                          -----------  -----------  ----------
 Adjustments to reconcile net income
  (loss) to net cash used in operating
  activities:
   Depreciation and amortization.........   1,080,000      741,000     492,000
   Reserve for doubtful trade accounts
   receivable............................      95,000      102,000     (19,000)
   Loss (gain) on disposal of assets.....      20,000      (55,000)     40,000
   Reserve for obsolete inventory........     322,000      126,000      17,000
   Reserve for note receivable...........                              120,000
   Deferred income taxes.................      38,000                  (23,000)
   Minority interest in loss of
   subsidiary............................      (6,000)
   Cumulative effect of change in
   accounting principle..................                  (32,000)
 Changes in operating assets and
  liabilities, net of effects from
  purchase or sale of businesses:
   Accounts and notes receivable......... (14,004,000) (11,071,000) (3,925,000)
   Inventories...........................  (3,388,000)  (1,174,000)   (414,000)
   Prepaid expenses......................    (353,000)     (49,000)    (90,000)
   Other assets..........................      16,000       (8,000)    (16,000)
   Trade accounts payable................  11,747,000    3,889,000   1,438,000
   Other current liabilities.............     551,000      969,000     428,000
                                          -----------  -----------  ----------
     Total adjustments...................  (3,882,000)  (6,562,000) (1,952,000)
                                          -----------  -----------  ----------
     Net cash used in operating
     activities..........................  (2,540,000)  (4,870,000) (2,046,000)
                                          -----------  -----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures for property and
  equipment..............................  (3,631,000)    (808,000) (1,371,000)
 Proceeds from disposal of assets........      88,000       43,000       2,000
 Cash collected on note receivable.......                  225,000      30,000
 Deposits for purchase of land...........                  (13,000)
 Payment for purchase of businesses, net
  of cash acquired.......................    (495,000)     (37,000)   (467,000)
 Purchase of franchise rights............                             (340,000)
 Advance for note receivable.............                             (150,000)
 Refund of franchise costs...............                              200,000
                                          -----------  -----------  ----------
     Net cash used in investing
     activities..........................  (4,038,000)    (590,000) (2,096,000)
                                          ===========  ===========  ==========

                                                                     (Continued)

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   YEARS ENDED AUGUST 31, 1994, 1993 AND 1992

                                        1994           1993           1992
                                    -------------  -------------  ------------
CASH FLOWS FROM FINANCING ACTIVI-
 TIES:
  Proceeds from borrowings under
   revolving line of credit........ $ 183,494,000  $ 114,256,000  $ 74,598,000
  Principal payments on revolving
   line of credit..................  (175,826,000)  (118,378,000)  (72,926,000)
  Proceeds from issuance of common
   stock...........................                   10,350,000
  Payment of offering costs........                     (667,000)      (32,000)
  Proceeds from exercise of
   warrants and options to purchase
   common stock....................                       74,000     1,788,000
  Principal payments on obligations
   under capital leases............      (350,000)      (279,000)     (123,000)
  Decrease in restricted cash......        79,000        272,000       744,000
  Principal payments on long-term
   debt............................      (593,000)       (40,000)      (11,000)
  Proceeds from issuance of long-
   term debt.......................                      158,000        84,000
                                    -------------  -------------  ------------
      Net cash provided by
       financing activities........     6,804,000      5,746,000     4,122,000
                                    -------------  -------------  ------------
NET INCREASE (DECREASE) IN CASH....       226,000        286,000       (20,000)
CASH AT BEGINNING OF YEAR..........       304,000         18,000        38,000
                                    -------------  -------------  ------------
CASH AT END OF YEAR................ $     530,000  $     304,000  $     18,000
                                    =============  =============  ============
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
  Cash paid for:
    Interest, net of amounts
     capitalized................... $     521,000  $     783,000  $    870,000
    Income taxes...................       995,000        575,000       622,000
SUPPLEMENTAL DISCLOSURE OF NONCASH
 INVESTING AND FINANCING ACTIVI-
 TIES:
  The Company acquired an 88% in-
   terest in Total
   Access Limited Liability Compa-
   ny. In conjunction with the ac-
   quisition, liabilities were as-
   sumed as follows:
    Fair value of assets acquired.. $   2,739,000
    Cash paid for ownership
     interest......................      (520,000)
    Minority interest..............      (384,000)
                                    -------------
  Liabilities assumed.............. $   1,835,000
                                    =============
  Capital lease obligations
   incurred for new equipment...... $     454,000  $     180,000  $    617,000
  Common stock issued for purchase
   of land.........................        95,000
  Note received for sale of assets.                     (225,000)
  Note issued to finance insurance.                       25,000
  Long-term debt incurred for:
    Acquisition of business........                                     50,000
    Purchase of land...............                                    186,000
  Receivable recorded for
   refundable franchise fees.......                                    240,000
  Common stock issued for
   acquisition of business.........                                    250,000

  The accompanying notes are an integral part of these consolidated financial statements.
                                                                     (Concluded)

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   YEARS ENDED AUGUST 31, 1994, 1993 AND 1992

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Operations--Random Access, Inc. (Random Access or the Company), was incorporated under the laws of the state of Colorado on October 18, 1984. The Company's operations consist primarily of the design, integration and sale of microcomputer systems and related products to business customers located in the western United States. The Company also provides microcomputer repair, maintenance, consulting and training services.

  Basis of Consolidation--The consolidated financial statements include the accounts of the Company and its subsidiaries, Network Access, Inc., which is wholly-owned, and Total Access Limited Liability Company (Total), of which the Company owns 88%. All significant intercompany transactions and account balances have been eliminated in consolidation.

  Cash and Cash Equivalents--The Company considers all highly liquid investments with a maturity of three months or less at time of purchase to be cash equivalents.

  Inventories--Inventories are stated at the lower of cost (first-in, first-out method) or market.

  Property and Equipment--Property and equipment is stated at cost. Improvements are capitalized, while repair and maintenance costs are charged to operations as incurred. Upon retirement or disposition of property and equipment, related gains or losses are recorded in operations. Depreciation is computed using accelerated and straight-line methods over estimated useful lives as follows:

                                                                           YEARS
                                                                           -----
      Building............................................................   40
      Land improvements...................................................   40
      Computer equipment and software.....................................  3-5
      Furniture and equipment.............................................  5-7
      Leasehold improvements..............................................   15
      Vehicles............................................................    5

  Intangible Assets--Intangible assets are amortized using the straight-line method over estimated useful lives as follows:

                                                                           YEARS
                                                                           -----
      Franchise rights and vendor authorizations..........................   10
      Goodwill............................................................   15
      Other intangible assets............................................. 2-10

  Income Taxes--The Company adopted Statement of Financial Accounting Standards No. 109 (SFAS No. 109) "Accounting for Income Taxes" effective September 1, 1992. See Note 12, Income Taxes, for discussion of the effects of this change in accounting principle.


  Revenue Recognition--The Company recognizes revenue from the sale of microcomputer systems and related products upon shipment. The Company also records a provision for sales returns pursuant to the Company's returned goods policies. Revenue from the sale of extended warranty and service contracts is recognized ratably over the periods of the related contracts and related expenses are recognized as incurred.

  Vendor Incentives--Incentives and rebates received from vendors are reflected as a reduction of cost of sales in the period the related product is sold.

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                   YEARS ENDED AUGUST 31, 1994, 1993 AND 1992

  Earnings Per Share--Earnings per share is computed by dividing net income by the weighted average number of common shares and dilutive common stock equivalents which were outstanding during the year. Common stock equivalents include shares issuable upon exercise of options granted under the Company's stock option plans and warrants and unit options issued in connection with the Company's public offerings. Fully diluted earnings per share is approximately equal to primary earnings per share for all periods presented. The number of shares issued and outstanding, the number of weighted average common shares outstanding and the earnings per share amounts shown in the financial statements have been restated for all periods to reflect the merger of JLV Enterprises, Inc. in accordance with the pooling of interests method of accounting.

2.ACQUISITIONS

  JLV Enterprises, Inc.--The Company and JLV Enterprises, Inc. (JLV) completed a merger on April 8, 1994. In the merger, the Company issued 275,000 shares of its previously unissued common stock in exchange for all outstanding common stock of JLV. The merger was accounted for as a pooling of interests and, accordingly, the Company's consolidated financial statements have been restated for all periods prior to the acquisition to include the results of operations, financial position, and cash flows of JLV. The fiscal year end of JLV was restated to conform to that of the Company. There were no material adjustments as a result of conforming JLV's accounting policies to those of the Company. Operating results of the separate companies for periods prior to the merger were as follows:

                              SIX MONTHS ENDED    YEAR ENDED      YEAR ENDED
                              FEBRUARY 28, 1994 AUGUST 31, 1993 AUGUST 31, 1992
                              ----------------- --------------- ---------------
      Net sales:
        Random Access........    $86,592,000     $113,863,000     $75,332,000
        JLV..................      2,583,000        4,590,000       2,714,000
                                 -----------     ------------     -----------
      Total..................    $89,175,000     $118,453,000     $78,046,000
                                 ===========     ============     ===========

                                             SIX MONTHS       YEAR ENDED
                                               ENDED          AUGUST 31,
                                            FEBRUARY 28, --------------------
                                                1994        1993      1992
                                            ------------ ---------- ---------
      Income from continuing operations:
        Random Access......................  $1,054,000  $1,468,000 $  85,000
        JLV................................     171,000     192,000    82,000
                                             ----------  ---------- ---------
      Total................................  $1,225,000  $1,660,000 $ 167,000
                                             ==========  ========== =========
      Net income (loss):
        Random Access......................  $1,054,000  $1,500,000 $(176,000)
        JLV................................     171,000     192,000    82,000
                                             ----------  ---------- ---------
      Total................................  $1,225,000  $1,692,000 $ (94,000)
                                             ==========  ========== =========

  Total Access Limited Liability Company--On May 20, 1994 the Company purchased a 50% interest in Total for approximately $520,000 in cash. Concurrently, the Company further increased its ownership interest in Total by contributing land with a cost basis of approximately $646,000, construction in progress with a cost basis of approximately $161,000 and a note payable to Total in the amount of $2,451,000. These transactions resulted in the Company acquiring an aggregate 88% equity ownership of Total. The remaining 12% of Total is owned by the Company's chairman. The acquisition was accounted for using the purchase

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                   YEARS ENDED AUGUST 31, 1994, 1993 AND 1992 method and, accordingly, the assets and liabilities of Total have been recorded at their estimated fair value at the date of the transaction, to the extent of the 88% acquisition by the Company. The remaining 12% attributable to minority interest has been carried over at its historical cost basis. In connection with the acquisition, the Company has recognized a deferred tax liability and goodwill of $138,000 in the accompanying consolidated balance sheet. The operating results of Total have been included in the Company's consolidated results of operations from the date of the acquisition.

  The following unaudited pro forma results of operations for the years ended August 31, 1994 and 1993 assume the acquisition occurred as of the beginning of the respective periods giving effect to certain adjustments including elimination of building rental expense, increased depreciation for the building and related income tax effects. These pro forma results have been prepared solely for comparative purposes and are not necessarily indicative of the results of operations that actually would have occurred had the combination been in effect at the beginning of the respective periods, nor are they indicative of future results of operations of the combined companies.

                                                         YEAR ENDED AUGUST 31,
                                                       -------------------------
                                                           1994         1993
                                                       ------------ ------------
      Net sales....................................... $200,921,000 $118,453,000
                                                       ============ ============
      Net income...................................... $  1,413,000 $  1,793,000
                                                       ============ ============
      Earnings per share.............................. $        .21 $       0.44
                                                       ============ ============

  Other--In November 1991 and May 1992, the Company acquired two computer businesses for a total purchase price of approximately $767,000, payable in a combination of cash, issuance of common stock and a note payable. These acquisitions were accounted for using the purchase method and, accordingly, the results of operations are included in the accompanying statements of operations since the respective acquisition dates. Presented below are the unaudited pro forma results of operations of the Company assuming that the acquisitions occurred at the beginning of the 1992 fiscal year:

                                                                    YEAR ENDED
                                                                    AUGUST 31,
                                                                       1992
                                                                    -----------
      Net sales.................................................... $83,001,000
                                                                    ===========
      Net loss..................................................... $   (29,000)
                                                                    ===========
      Loss per share............................................... $      (.01)
                                                                    ===========

3. INVENTORIES

  Inventories consist of the following at August 31, 1994 and 1993:

                                                           1994         1993
                                                        -----------  ----------
      Merchandise inventories.......................... $ 5,830,000  $3,155,000
      Display merchandise..............................     545,000     455,000
      Service parts and components.....................     920,000     297,000
                                                        -----------  ----------
                                                          7,295,000   3,907,000
      Reserve for excess and obsolete inventory........    (692,000)   (370,000)
                                                        -----------  ----------
                                                        $ 6,603,000  $3,537,000
                                                        ===========  ==========

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                   YEARS ENDED AUGUST 31, 1994, 1993 AND 1992

4. PROPERTY AND EQUIPMENT

  The following is a summary of property and equipment under capital leases, by class, at August 31, 1994 and 1993:

                                                             1994       1993
                                                           ---------  ---------
      Computer equipment and software..................... $ 520,000  $ 389,000
      Furniture and equipment.............................   990,000    709,000
      Vehicles............................................   110,000     67,000
                                                           ---------  ---------
                                                           1,620,000  1,165,000
      Less accumulated amortization.......................  (643,000)  (379,000)
                                                           ---------  ---------
                                                           $ 977,000  $ 786,000
                                                           =========  =========

  The Company's obligations under capital leases provide for interest at imputed rates ranging from 7.6% to 14.5%. The following is a schedule of future minimum lease payments under capital leases together with the present value of the future minimum lease payments as of August 31, 1994:

      Year Ending August 31,
        1995......................................................... $ 490,000
        1996.........................................................   284,000
        1997.........................................................   131,000
        1998.........................................................     5,000
                                                                      ---------
      Total minimum lease payments...................................   910,000
      Less amount representing interest..............................  (100,000)
                                                                      ---------
      Present value of future minimum lease payments.................   810,000
      Less current maturities........................................  (424,000)
                                                                      ---------
      Obligations under capital leases, net of current maturities.... $ 386,000
                                                                      =========

5.  CREDIT ARRANGEMENTS

  Revolving Line of Credit--The Company has a revolving line of credit with a commercial finance company which provides for maximum borrowings of $20,000,000 at August 31, 1994. The outstanding principal balance on the line of credit was $10,043,000 and $2,375,000 at August 31, 1994 and 1993, respectively.
Borrowings under the line of credit are collateralized by receivables, inventories and equipment. Interest accrues at the prime rate (7.75% at August 31, 1994) plus 1.25%, with interest payable monthly and principal due on demand. The line of credit provides for an additional unused credit facility fee of one quarter of one percent (0.25%) per annum on the daily average of the unused amount of the line of credit. Including the unused credit facility fee, the Company's effective interest rate for borrowings in 1994 and 1993 was approximately 11.5% and 9.3%, respectively. Total interest and fees under this line of credit were approximately $544,000, $640,000 and $496,000 in 1994, 1993 and 1992, respectively.

  This agreement also requires that the Company maintain a lockbox bank account for the deposit of customer receipts. The lender is the only party authorized to withdraw funds from this account which is federally-insured for balances up to $100,000. At August 31, 1994 and 1993, this account had a balance of $1,185,000 and $1,264,000, respectively.

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                   YEARS ENDED AUGUST 31, 1994, 1993 AND 1992

  The agreement contains covenants which prohibit the Company from paying dividends, merging with another entity, disposing of assets or borrowing funds without the prior written consent of the lender. The agreement also requires that the Company maintain certain financial ratios, including a tangible net worth of not less than $15,000,000 and a ratio of debt to tangible net worth of not more than 4 to 1.

  Inventory Financing--The Company has floorplan financing arrangements with two commercial finance companies for the purchase of inventories. These arrangements provide for maximum borrowings of up to $22,000,000 at August 31, 1994. Borrowings are collateralized by inventories. At August 31, 1994 and 1993, aggregate borrowings were outstanding in the principal amount of $13,492,000 and $6,717,000, respectively. These amounts are included in trade accounts payable in the accompanying balance sheets. Interest accrues at the prime rate plus 1% for all balances outstanding over 30 days. The Company incurred interest expense under these inventory financing arrangements of approximately $18,000, $20,000 and $10,000 in 1994, 1993 and 1992,
respectively. These agreements provide for the payment of interest on a monthly basis and principal is due on demand.

6. OTHER CURRENT LIABILITIES

  Other current liabilities consist of the following as of August 31, 1994 and 1993:

                                                              1994       1993
                                                           ---------- ----------
      Accrued salaries, commissions and related costs..... $  860,000 $  747,000
      Deferred service and maintenance contract income....    558,000    300,000
      Sales returns.......................................    175,000    129,000
      Accrued interest....................................    115,000     76,000
      Other...............................................     65,000    238,000
                                                           ---------- ----------
      Total............................................... $1,773,000 $1,490,000
                                                           ========== ==========

7. LONG-TERM DEBT

  Long-term debt consists of the following as of August 31, 1994 and 1993:

                                                           1994        1993
                                                        -----------  ---------
      Note payable, interest at 9.8%, payable monthly,
       due March 2009; secured by property............. $ 1,786,000
      Note payable to related party of JLV, paid in
       1994............................................              $  43,000
      Note payable to officer of JLV, paid in 1994.....                 95,000
      Other notes payable, paid in 1994................                440,000
                                                        -----------  ---------
      Total............................................   1,786,000    578,000
      Less current maturities..........................     (58,000)  (240,000)
                                                        -----------  ---------
      Long-term debt, net of current maturities........ $ 1,728,000  $ 338,000
                                                        ===========  =========

  Aggregate maturities of long-term debt are as follows:

      Year Ending August 31,
        1995......................................................... $   58,000
        1996.........................................................     64,000
        1997.........................................................     71,000
        1998.........................................................     78,000
        1999.........................................................     86,000
        Thereafter...................................................  1,429,000
                                                                      ----------
        Total........................................................ $1,786,000
                                                                      ==========

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                   YEARS ENDED AUGUST 31, 1994, 1993 AND 1992

8. SHAREHOLDERS' EQUITY

  Public Offering--In August 1993, the Company completed a public offering of 2,875,000 shares of common stock at $4.00 per share. The Company received proceeds of $11,500,000 prior to deduction of underwriting commissions and expenses. Underwriters' commissions and expenses of $1,535,000 and offering costs of $282,000 were recorded as a reduction of additional paid-in capital.

  In connection with the August 1993 secondary public offering, the underwriters received warrants to purchase up to 250,000 shares of the Company's common stock. These warrants are exercisable for a four year period ending August 11, 1998 at an exercise price of $6.40 per share. The underwriters have been granted certain registration rights for shares purchased upon exercise of the warrants.

  Supplemental Earnings Per Share--If the August 1993 public offering had occurred on September 1, 1992 and proceeds from the sale of 694,444 shares from that offering had been used to retire $2,500,000 of debt, supplemental earnings per share data for the year ended August 31, 1993 would have been as follows:

      Income from continuing operations................................... $.38
                                                                           ====
      Net income.......................................................... $.39
                                                                           ====

9. DISCONTINUED OPERATIONS

  During May and July of the fiscal year ended August 31, 1992, the Company terminated its retail franchise agreements and received refunds totalling $425,000 ($200,000 in fiscal 1992 and $225,000 in fiscal 1993).

  Presented below is a summary of the results of operations of the discontinued retail segment for the year ended August 31, 1992:

      Net sales.................................................. $ 24,316,000
      Cost of sales..............................................  (22,698,000)
                                                                  ------------
      Gross profit...............................................    1,698,000
      Selling, general and administrative expenses...............   (1,837,000)
      Interest expense...........................................     (275,000)
                                                                  ------------
      Loss before income taxes...................................     (414,000)
      Income tax benefit.........................................      153,000
                                                                  ------------
      Net loss................................................... $   (261,000)
                                                                  ============

  All operations relating to the discontinued retail business were terminated prior to August 31, 1992 and all receivables were collected prior to August 31, 1993.

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                   YEARS ENDED AUGUST 31, 1994, 1993 AND 1992

10. EMPLOYEE PLANS

  Profit Sharing Plan--The Company has a profit sharing plan under section 401(k) of the Internal Revenue Code that covers all employees with six months of service who elect to enter the plan. The plan provides that employees may elect to contribute a portion of their salary to the plan. The amount of the Company's contribution is determined as follows for each employee:

                                            INCREMENTAL COMPANY
                                             CONTRIBUTION AS A
                     AMOUNT OF                 PERCENTAGE OF
               EMPLOYEE CONTRIBUTION       EMPLOYEE CONTRIBUTION
               ---------------------       ---------------------
         1% to 6% of salary...............          40%
         7% to 10% of salary..............          20%

  The Company's contributions for the years ended August 31, 1994, 1993 and 1992 were $189,000, $120,000, and $47,000, respectively.

  At August 31, 1994 and 1993, the Company had receivables from the plan of $28,000 and $51,000, respectively for termination distributions made on behalf of the plan.

  Stock Option Plans--The Company has a non-qualified stock option plan and an incentive stock option plan.

  The Company's non-qualified plan reserves an aggregate of 250,000 shares of common stock for the grant of options to certain key employees of the Company. Under the plan, the exercise price of options must be no less than the fair market value of such shares on the date of grant.

  The Company's incentive stock option plan reserves an aggregate of 375,000 shares of common stock for the grant of options to employees of the Company. Under this plan, the exercise price of options must be no less than the fair market value of such shares on the date of grant.

  In July 1994, 69,600 options, which had been granted to employees under the incentive stock option plan during the year ended August 31, 1993, were repriced from $4.56 per share to $3.25 per share, the then market value of the Company's stock.

  Aggregate changes in outstanding stock options are summarized as follows:

                                                         EXERCISE PRICE OPTIONS
                                                         -------------- -------
      Outstanding, August 31, 1991...................... $2.25 to $2.90 122,250
      Exercised......................................... $2.25 to $2.64 (44,821)
      Cancelled......................................... $         2.25 (17,857)
                                                         -------------- -------
      Outstanding, August 31, 1992...................... $2.25 to $2.90  59,572
      Granted........................................... $2.88 to $6.68 518,701
      Exercised......................................... $2.25 to $2.64 (28,880)
      Cancelled......................................... $4.56 to $6.68  (3,278)
                                                         -------------- -------
      Outstanding, August 31, 1993...................... $2.25 to $4.56 546,115
      Granted........................................... $         3.25  90,000
      Cancelled......................................... $         4.56 (45,801)
                                                         -------------- -------
      Outstanding, August 31, 1994...................... $2.25 to $4.56 590,314
                                                         ============== =======

  There are 314,714 options exercisable at August 31, 1994. An additional 134,800 options become exercisable during fiscal year 1995, 131,800 during fiscal year 1996, and 9,000 during fiscal year 1997. At August 31, 1994, the Company had reserved 608,572 shares of unissued common stock for issuance pursuant to exercise of options under the plans.

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                   YEARS ENDED AUGUST 31, 1994, 1993 AND 1992

11. MAJOR CUSTOMERS AND SUPPLIERS

  Major Customers--At August 31, 1994 and 1993, the Company had a receivable from a single customer for approximately $12,300,000 and $8,300,000, respectively. The Company had sales to a single customer which accounted for approximately 37%, 40%, and 53% of consolidated net sales (exclusive of sales from discontinued operations) for the years ended August 31, 1994, 1993, and 1992, respectively.

  Major Suppliers--The Company has a franchise agreement with a major aggregator, from whom the Company purchases its inventory of microcomputer products. 73%, 75% and 12% of the Company's purchases in 1994, 1993 and 1992, respectively, were made pursuant to this franchise agreement. The agreement is nonexclusive and may be terminated upon 60 days notice.

12. INCOME TAXES

  The Company adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS No. 109) as of September 1, 1992. SFAS No. 109 is an asset and liability approach that, among other provisions, requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS No. 109 generally considers all future events other than enactments of, or changes in, the tax laws or rates.

  The total cumulative effect of adopting SFAS No. 109 was an increase in net income of $32,000 at September 1, 1992 and has been reported in the 1993 consolidated statement of operations.

  Deferred tax differences which give rise to the deferred tax assets and liabilities as of August 31, 1994 and 1993 are as follows:

                                                             1994       1993
                                                           ---------  --------
Nondeductible inventory reserves and basis differences.... $ 106,000  $ 50,000
Nondeductible allowance for doubtful accounts and sales
 returns..................................................   175,000   125,000
Nondeductible bonus accrual...............................    16,000    50,000
Nondeductible vacation and sick pay accrual...............    49,000    22,000
                                                           ---------  --------
Deferred tax assets.......................................   346,000   247,000
                                                           ---------  --------
Accelerated tax depreciation and amortization.............   (78,000)  (24,000)
Nondeductible goodwill....................................  (138,000)
Deductible prepaid expenses...............................  (135,000)  (53,000)
                                                           ---------  --------
Deferred tax (liability) asset............................  (351,000)  (77,000)
                                                           ---------  --------
Net deferred tax liabilities.............................. $  (5,000) $170,000
                                                           =========  ========
Current deferred tax asset................................ $ 210,000  $161,000
Non-current deferred tax asset............................               9,000
Current deferred tax liability............................  (215,000)
                                                           ---------  --------
                                                           $  (5,000) $170,000
                                                           =========  ========

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                   YEARS ENDED AUGUST 31, 1994, 1993 AND 1992

  The following is a summary of the income tax provisions for the years ended August 31, 1994 and 1993 under SFAS No. 109:

                                                              1994      1993
                                                            -------- ----------
      Currently payable.................................... $726,000 $1,030,000
      Deferred expense.....................................   38,000
                                                            -------- ----------
      Income tax expense (benefit)......................... $764,000 $1,030,000
                                                            ======== ==========

  The following is a summary of the income tax provision for the year ended August 31, 1992 under the Company's former method of accounting for income taxes.

                                                                       1992
                                                                     --------
      Provision (benefit):
        Current..................................................... $ 21,000
        Deferred....................................................  (23,000)
                                                                     --------
      Income tax (benefit).......................................... $ (2,000)
                                                                     ========
      Deferred income tax (benefit) at August 31, 1992 consists of the following:
                                                                       1992
                                                                     --------
      Nondeductible allowance for bad debts and sales returns....... $(11,000)
      Accelerated tax depreciation and amortization.................   24,000
      Nondeductible inventory reserves and basis differences........  (19,000)
      Nondeductible accrued vacation................................  (12,000)
      Other.........................................................   (5,000)
                                                                     --------
      Deferred income tax (benefit)................................. $(23,000)
                                                                     ========

       The provision for income taxes for each of the three years in the period ended August 31, 1994 is different from amounts computed by applying the federal income tax rate to income from continuing operations due to the following:

                                  1994  1993  1992
                                  ----  ----  ----
      Statutory federal income
      tax rate..................   34%   34%   34%
      Adjustments:
        State income tax, net of
        federal tax benefit.....    3     3     3
        Amortization of
        intangibles.............                1
        Officers' life
        insurance...............                1
        Limitation on
        deductibility of
        charitable
        contributions...........                8
        Other...................   (1)    1
                                  ---   ---   ---
      Effective tax rate
      applicable to continuing
      operations................   36%   38%   47%
                                  ===   ===   ===

13. COMMITMENTS

  Employment Agreements--The Company has employment agreements with certain employees which provide for aggregate annual payments of $300,000, $283,000, $300,000, and $350,000 for the years ending August 31, 1995, 1996, 1997, and
1998, respectively.

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                   YEARS ENDED AUGUST 31, 1994, 1993 AND 1992

  Operating Leases--At August 31, 1994, the Company leases office and warehouse facilities under various operating lease agreements which expire through 2006. The terms of the various lease agreements call for the Company to pay most operating expenses, including property taxes, utilities, maintenance, and insurance.

  The following is a summary of the Company's future minimum lease payments due under all noncancelable operating leases:


            Year Ending August 31,
              1995............................ $  708,000
              1996............................    626,000
              1997............................    609,000
              1998............................    590,000
              1999............................    529,000
              Thereafter......................     41,000
                                               ----------
              Total........................... $3,103,000
                                               ==========

  Rental expense charged to operations under all operating leases amounted to $750,000, $611,000, and $496,000 for the years ended August 31, 1994, 1993, and
1992, respectively.

14. RELATED PARTY TRANSACTION

  During the year ended August 31, 1994 the Company purchased two adjacent tracts of land from companies controlled by the Company's chairman and one of its officers. The aggregate value of the transaction was $190,000 and was based on a recent appraisal of the property. The Company paid its chairman $95,000 in cash for the parcel he controlled and issued 22,000 shares to the officer for the parcel he controlled. The shares were issued at $4.32 per share which was the market value of the Company's stock at the time of the transaction.

15. SUBSEQUENT EVENTS

  Litigation--The Company and its chairman, among six other businesses and individuals, have been named as defendants in a civil action which was filed in September 1994. This complaint alleges that the plaintiff is entitled to recover damages in excess of $5,000,000 based on claims against the Company by a former owner of a business which served, and continues to serve, as a minority subcontractor to the Company. The litigation is in a very preliminary stage, and a trial date has not yet been set. In October 1994, each of the defendants filed motions to dismiss the case. The court has not yet ruled on the defendants' motions to dismiss the case. Management of the Company believes that it has certain meritorious defenses and intends to defend the case vigorously; however, the ultimate outcome of this litigation cannot presently be determined. Accordingly, no provision for any loss that may result upon resolution of this matter has been made in the accompanying financial statements.

  The Company is involved in other pending legal proceedings, generally of a routine nature. Although the ultimate outcome of these proceedings cannot be predicted with certainty, management does not believe that these matters will have a material adverse impact on the Company's financial statements.

  Acquisition--In October 1994, the Company entered into a letter of intent for the acquisition of Advanced Systems and Peripherals, Inc. (ASAP). ASAP's revenues for the 12 month period ended September 30, 1994 were approximately $9,500,000. Management of the Company believes this acquisition will be completed by January 1995. However, either the Company or ASAP can withdraw from the proposed transaction for specified reasons prior to its completion.

                                   * * * * *

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
 of Random Access, Inc.
Denver, Colorado:

  We have audited the consolidated balance sheets of Random Access, Inc. and subsidiaries as of August 31, 1994 and 1993 and for the years then ended and have issued our report thereon dated November 23, 1994. Our audits also included the financial statement schedule of Random Access, Inc., for the years ended August 31, 1994 and 1993, listed in the index at page F-1. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule for the years ended August 31, 1994 and 1993, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

Deloitte & Touche LLP

Denver, Colorado
November 23, 1994

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
Random Access, Inc.

Our report on the consolidated financial statements of Random Access, Inc. and subsidiaries is included on page F-3 of this Proxy Statement. In connection with our audit of such consolidated financial statements, we have also audited the related financial statement schedule listed in the index at page F-1 of this Proxy Statement.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

Williams Richey & Co.

Denver, Colorado
November 10, 1992

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                       SCHEDULE IX--SHORT TERM BORROWINGS

                             AT END OF YEAR              DURING THE YEAR
                          ---------------------- --------------------------------
CATEGORY OF                                                              WEIGHTED
AGGREGATE                                          MAXIMUM     AVERAGE   AVERAGE
SHORT TERM                              INTEREST   AMOUNT      AMOUNT    INTEREST
BORROWINGS                  BALANCE       RATE   OUTSTANDING OUTSTANDING   RATE
- -----------               ------------  -------- ----------- ----------- --------
Year ended August 31,
 1994
 Revolving line of cred-
  it....................  $(10,043,000)   9.0%   $14,871,000 $5,012,000    11.5%
Year ended August 31,
 1993
 Revolving line of
 credit.................    (2,375,000)   7.5%    11,174,000  6,914,000     9.3%
Year ended August 31,
1992
 Revolving line of
 credit.................    (6,498,000)   7.5%     7,535,000  4,294,000    11.6%
Floorplan line of credit
 computer store
 operations.............                          13,807,000  6,456,000     4.3%

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

           SUMMARIZED FINANCIAL INFORMATION FOR THE THREE MONTHS AND
                  SIX MONTHS ENDED FEBRUARY 28, 1995 AND 1994

  The unaudited condensed consolidated financial statements included herein have been prepared by the Company pursuant to the applicable rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. The results for this interim period are not necessarily indicative of the results to be expected for the full year. However, this information reflects all adjustments consisting of normal recurring items, which, in the opinion of management, are necessary for a fair presentation of the results for this interim period.

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                        MAY 31, 1995 AND AUGUST 31, 1994

                       ASSETS

                                                        MAY 31,    AUGUST 31,
                                                         1995         1994
                                                      -----------  -----------
CURRENT ASSETS:
Cash................................................. $   287,000  $   530,000
Receivables, less allowance for doubtful accounts of
 $375,000 and $300,000, respectively:
  Trade accounts.....................................  38,874,000   37,372,000
  Vendors............................................   1,801,000    1,229,000
  Income tax refund..................................     184,000      129,000
  Other..............................................     922,000      500,000
Notes receivable.....................................     549,000      310,000
Inventories, net.....................................  11,389,000    6,603,000
Prepaid expenses.....................................     575,000      536,000
Prepaid income taxes.................................   1,142,000
Deferred income taxes................................     282,000      210,000
                                                      -----------  -----------
    Total current assets.............................  56,005,000   47,419,000
                                                      -----------  -----------
PROPERTY AND EQUIPMENT:
  Land...............................................   1,163,000    1,163,000
  Land improvements..................................     242,000      169,000
  Building...........................................   7,145,000    2,047,000
  Construction in progress...........................                  593,000
  Computer equipment and software....................   6,730,000    3,756,000
  Furniture and equipment............................   3,200,000    2,171,000
  Leasehold improvements.............................     325,000      758,000
  Vehicles...........................................     146,000      171,000
                                                      -----------  -----------
    Total............................................  18,951,000   10,828,000
Less accumulated depreciation and amortization.......  (4,000,000)  (2,431,000)
                                                      -----------  -----------
    Property and equipment, net......................  14,951,000    8,397,000
                                                      -----------  -----------
OTHER ASSETS:
  Franchise rights and vendor authorizations, net of
   accumulated amortization of $82,000 and $57,000,
   respectively......................................     249,000      171,000
  Goodwill and other intangible assets, net of
   accumulated amortization of $180,000 and $26,000,
   respectively......................................   3,215,000      239,000
  Notes receivable...................................                   89,000
  Deposits and other.................................     102,000       68,000
                                                      -----------  -----------
    Total other assets...............................   3,566,000      567,000
                                                      -----------  -----------
TOTAL................................................ $74,522,000  $56,383,000
                                                      ===========  ===========

                See notes to consolidated financial statements.

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                        MAY 31, 1995 AND AUGUST 31, 1994

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                         MAY 31,    AUGUST 31,
                                                          1995         1994
                                                       -----------  -----------
CURRENT LIABILITIES:
  Revolving line of credit............................ $24,594,000  $ 8,858,000
                                                       -----------  -----------
  Current maturities of obligations under capital
   leases.............................................     291,000      424,000
                                                       -----------
  Current maturities of long-term debt................   1,384,000       58,000
                                                       -----------
  Trade accounts payable..............................  23,711,000   22,423,000
                                                       -----------
  Sales and other taxes payable.......................   1,044,000    1,204,000
                                                       -----------
  Income taxes payable................................                   42,000
  Other current liabilities...........................   2,786,000    1,773,000
                                                       -----------  -----------
    Total current liabilities.........................  53,810,000   34,782,000
                                                       -----------  -----------
NON-CURRENT LIABILITIES:
  Obligations under capital leases, net of current ma-
   turities...........................................     190,000      386,000
                                                       -----------
  Long-term debt, net of current maturities...........   2,492,000    1,728,000
                                                       -----------
  Deferred revenue....................................      22,000       30,000
                                                       -----------
  Deferred tax liability..............................     234,000      215,000
                                                       -----------  -----------
    Total non-current liabilities.....................   2,938,000    2,359,000
                                                       -----------  -----------
MINORITY INTEREST.....................................     343,000      374,000
                                                       -----------  -----------
SHAREHOLDERS' EQUITY:
  Common stock, $.0001 par value; authorized
   50,000,000 shares;
   issued 6,764,911 shares and outstanding 6,759,911,
   respectively.......................................       1,000        1,000
  Additional paid-in capital..........................  13,756,000   13,756,000
  Retained earnings...................................   3,692,000    5,111,000
                                                       -----------  -----------
                                                        17,449,000   18,868,000
                                                       -----------
  Treasury shares at cost, 5,000 shares...............     (18,000)
                                                       -----------  -----------
    Total shareholders' equity........................  17,431,000   18,868,000
                                                       -----------  -----------
TOTAL................................................. $74,522,000  $56,383,000
                                                       ===========  ===========

                See notes to consolidated financial statements.

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

        THREE MONTHS AND NINE MONTHS ENDED MAY 31, 1995 AND MAY 31, 1994

                              1995         1994          1995          1994
                           -----------  -----------  ------------  ------------
NET SALES................  $57,223,000  $50,120,000  $178,704,000  $139,392,000
                           -----------  -----------  ------------  ------------
COST OF SALES............   47,788,000   44,070,000   150,605,000   120,497,000
                           -----------  -----------  ------------  ------------
  Gross Profit...........    9,435,000    6,050,000    28,099,000    18,895,000
                           -----------  -----------  ------------  ------------
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES.   11,068,000    6,602,000    28,859,000    17,790,000
                           -----------  -----------  ------------  ------------
    Operating income
    (loss)...............   (1,633,000)    (552,000)     (760,000)    1,105,000
                           -----------  -----------  ------------  ------------
OTHER INCOME (EXPENSE):
  Interest expense.......     (692,000)    (178,000)   (1,622,000)     (407,000)
                           -----------  -----------  ------------  ------------
  Other income...........        1,000       73,000       153,000       148,000
                           -----------  -----------  ------------  ------------
INCOME (LOSS) BEFORE
 INCOME TAXES............   (2,324,000)    (657,000)   (2,229,000)      846,000
                           -----------  -----------  ------------  ------------
INCOME TAX BENEFIT
(PROVISION)..............      846,000      265,000       810,000      (319,000)
                           -----------  -----------  ------------  ------------
NET INCOME (LOSS)........  $(1,478,000) $  (392,000) $ (1,419,000) $    527,000
                           ===========  ===========  ============  ============
EARNINGS (LOSS) PER
SHARE....................  $      (.22) $      (.06) $       (.21) $        .08
                           ===========  ===========  ============  ============
WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING...    6,763,000    6,843,000     6,769,000     6,797,000
                           ===========  ===========  ============  ============

                See notes to consolidated financial statements.

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                NINE MONTHS ENDED MAY 31, 1995 AND MAY 31, 1994

                                                         1995         1994
                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................... $(1,419,000) $   527,000
                                                      -----------  -----------
  Adjustments to reconcile net income to net cash
   (used in) provided by operating activities:
    Depreciation and amortization....................   1,628,000      739,000
                                                      -----------  -----------
    Reserve for doubtful trade accounts receivable...      75,000       55,000
                                                      -----------  -----------
    (Gain) loss on disposal of assets................      (3,000)       3,000
                                                      -----------  -----------
    Reserve for sales returns........................      (4,000)      14,000
                                                      -----------  -----------
    Reserve for obsolete inventories.................     454,000      451,000
                                                      -----------  -----------
    Deferred income taxes............................     (25,000)
                                                      -----------
    Minority interest in loss of subsidiary..........     (31,000)      (6,000)
                                                      -----------  -----------
  Changes in operating assets and liabilities, net of
   effects from purchase or sale of businesses:
    Accounts and notes receivable....................  (1,233,000)  (6,114,000)
                                                      -----------  -----------
    Inventories......................................  (3,648,000)
                                                                    (3,080,000)
                                                                   -----------
    Prepaid expenses.................................  (1,170,000)    (278,000)
                                                      -----------  -----------
    Other assets.....................................     (21,000)     (14,000)
                                                      -----------  -----------
    Trade accounts payable...........................  (1,209,000)   7,105,000
                                                      -----------  -----------
    Other current liabilities........................     464,000      409,000
                                                      -----------  -----------
      Total adjustments..............................  (4,723,000)    (716,000)
                                                      -----------  -----------
      Net cash (used in) provided by operating
      activities.....................................  (6,142,000)    (189,000)
                                                      -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash expenditures for property and equipment.......  (7,084,000)
                                                      -----------  -----------
                                                                    (2,093,000)
                                                                   -----------
  Proceeds from sale or disposal of assets...........     167,000       41,000
                                                      -----------  -----------
  Purchase of common stock for treasury..............     (18,000)
  Payment for purchase of business, net of cash
  acquired...........................................  (2,865,000)    (495,000)
                                                      -----------  -----------
  Net cash used in investing activities..............  (9,800,000)  (2,547,000)
                                                      -----------  -----------

                See notes to consolidated financial statements.

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                NINE MONTHS ENDED MAY 31, 1995 AND MAY 31, 1994

                                                         1995          1994
                                                     ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings under revolving line of
   credit..........................................  $200,903,000  $111,602,000
                                                     ------------  ------------
  Principal payments on revolving line of credit...  (185,195,000) (108,176,000)
                                                     ------------  ------------
  Proceeds from issuance of long-term debt.........       361,000
                                                     ------------
  Principal payments on obligations under capital
   leases..........................................      (317,000)     (256,000)
                                                     ------------  ------------
  Principal payments on long-term debt.............       (53,000)     (510,000)
                                                     ------------  ------------
    Net cash provided by financing activities......    15,699,000     2,660,000
                                                     ------------  ------------
NET INCREASE IN CASH...............................      (243,000)      (76,000)
                                                     ------------  ------------
CASH AT BEGINNING OF PERIOD........................       530,000       304,000
                                                     ------------  ------------
CASH AT END OF PERIOD..............................  $    287,000  $    228,000
                                                     ------------  ------------
SUPPLEMENTAL DISCLOSURE CASH FLOW INFORMATION
  Cash paid for:
    Interest.......................................  $  1,325,000  $    312,000
                                                     ------------  ------------
    Income taxes...................................       707,000       997,000
                                                     ------------  ------------
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
 FINANCING ACTIVITIES:
  Capital lease obligations for new equipment......                $    249,000
                                                                   ------------
  Issuance of common stock for purchase of land....                      94,000
  Long-term debt for purchase of equipment.........  $    782,000
                                                     ------------
  Note receivable for sale of cable division.......       131,000
                                                     ------------
  The Company Acquired an 87% interest in Total Ac-
   cess Limited liability Company. In conjunction
   with the acquisition liabilities were assumed as
   follows:
    Fair value of assets acquired..................                $  2,739,000
                                                                   ------------
    Cash paid for ownership interest...............                    (519,000)
                                                                   ------------
    Minority interest..............................                    (384,000)
                                                                   ------------
                                                                   $  1,836,000
                                                                   ------------
The Company acquired certain assets and liabilities
 of Documatrix, Inc. In conjunction with the acqui-
 sition, liabilities were assumed as follows:
  Fair value of assets acquired....................  $  2,630,000
  Cash paid at closing.............................      (766,000)
                                                     ------------
    Liabilities assumed............................  $  1,864,000
                                                     ------------

                See notes to consolidated financial statements.

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASHFLOWS (UNAUDITED)

                NINE MONTHS ENDED MAY 31, 1995 AND MAY 31, 1994

The Company acquired 100% of the outstanding stock of Advanced Systems and Peripherals, Inc. In connection with the acquisition, liabilities were assumed as follows:

Fair value of assets acquired...................................... $ 4,315,000
Cash paid at closing...............................................  (2,366,000)
Note payable to owner of company...................................  (1,000,000)
Cash acquired......................................................     267,000
                                                                    -----------
Liabilities assumed................................................ $ 1,216,000
                                                                    -----------

                See notes to consolidated financial statements.

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

        THREE MONTHS AND NINE MONTHS ENDED MAY 31, 1995 AND MAY 31, 1994

1. BASIS OF PRESENTATION:

  The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments necessary for fair presentation of the Company's unaudited financial statements for the three months and nine months ended May 31, 1995 and 1994 have been included. Such adjustments consist only of normal recurring items. The results of operations for the interim periods are not necessarily indicative of the results to be expected for a full fiscal year.

  The Company's August 31, 1994 financial statements and notes thereto, which are included in the Annual Report in Form 10-K, should be read in conjunction with this Form 10-Q.

2. INVENTORIES

  Inventories consist of the following at May 31, 1995 and August 31, 1994:

                                                           1995         1994
                                                           ----         ----
      Merchandise inventories.......................... $ 9,616,000  $5,830,000
      Display merchandise..............................     811,000     545,000
      Service parts and components.....................   2,154,000     920,000
                                                        -----------  ----------
                                                         12,581,000   7,295,000
      Reserve for excess and obsolete inventory........  (1,192,000)   (692,000)
                                                        -----------  ----------
                                                        $11,389,000  $6,603,000
                                                        ===========  ==========

3. PROPOSED MERGER:

  On May 15, 1995 the Company entered into a Merger Agreement with Entex Information Services, Inc., ("ENTEX") whereby the Company's board of directors recommended that shareholders approve a cash merger with ENTEX at a price of $3.50 per share for the Company's common stock. On June 27, 1995 the price per share was reduced to $3.25 due primarily to the Company's anticipated operating loss for the quarter ended May 31, 1995. It is anticipated that a meeting of the Company's shareholders will be held in September 1995 to vote upon the proposed merger with ENTEX. An affirmative vote of the holders of two-thirds of the Company's outstanding common stock is required to approve the merger.

4. ACQUISITIONS:

  On April 8, 1994 the Company acquired all of the common stock of JLV Enterprises, Inc. (JLV), a Colorado corporation involved in the business of design, consulting, sales and installation of wide area computer networks and video conferencing systems and consulting for high speed data telecommunications, by issuing 275,000 shares of the Company's common stock. This acquisition has been accounted for as a pooling of interests and, accordingly, the Company's consolidated financial statements have been restated for all periods prior to the acquisition to include the results of operations, financial positions and cash flows of JLV. For the period from December 1, 1993 through February 28, 1994 JLV's net sales and net loss were approximately $1,165,000 and $6,000, respectively.

                      RANDOM ACCESS, INC. AND SUBSIDIARIES

        THREE MONTHS AND NINE MONTHS ENDED MAY 31, 1995 AND MAY 31, 1994

  On February 15, 1995 the Company acquired certain assets and liabilities of Documatrix Corporation, a Colorado corporation, for cash in the amount of approximately $766,000, an assumption of approximately $1,863,000 in liabilities and certain contingent earnout rights. In connection with the acquisition, the Company recognized $1,677,000 of goodwill. Reconciliation of goodwill is as follows:

        Fair value of assets acquired................... $ (990,000)
        Acquisition costs...............................     37,000
        Liabilities Assumed.............................  1,864,000
        Cash paid.......................................    766,000
                                                         ----------
        Goodwill........................................ $1,677,000

  On March 3, 1995, the Company acquired all of the outstanding common stock of Advanced Systems and Peripherals, Inc. ("ASAP") for cash in the amount of $2,366,000, the issuance of a note payable in the amount of $1,000,000 and certain contingent earnout rights. The Company recorded approximately $1,449,000 of goodwill in connection with this transaction. Reconciliation of goodwill is as follows:

        Fair value of assets acquired.................. $(3,177,000)
        Acquisition costs..............................      44,000
        Liabilities assumed............................   1,216,000
        Cash paid......................................   2,366,000
        Note payable to owner..........................   1,000,000
                                                        -----------
        Goodwill.......................................   1,449,000

5. LITIGATION AND LEGAL PROCEEDINGS:

  The Company and its chairman, among six other businesses and individuals were named as defendants in a civil action which was filed in September 1994. This complaint alleged that the plaintiff is entitled to recover damages based on claims against the Company by a former owner of a business which served, and continues to serve, as a minority subcontractor to the Company. In May 1995 the Company and the other defendants settled this suit; the Company contributed $125,000 to the settlement.

  The Company is the subject of an inquiry by the Central Regional Office of the Securities & Exchange Commission located in Denver, Colorado, in connection with marketing development funds provided to the Company by its vendors. Management believes that unresolved discrepancies amount to less than $90,000 and can be fully resolved with the Company's vendors. The discrepancies represent a small percentage of the Company's total operating income for the two-year period under review, and therefore, in management's view, these discrepancies are not material. Management further believes that the Company continues to enjoy excellent relationships with its vendors.

  In July 1995 the Company and its chairman, among five other businesses and individuals were named as defendants in a civil action. The complaint alleges that the plaintiff is entitled to recover unspecified damages based upon claims against the Company by a Denver, Colorado based, minority-owned competitor of the Company. No trial date has been set for the matter. Management of the Company believes that it has certain meritorious defenses and intends to defend the case vigorously; however, the ultimate outcome of this litigation cannot presently be determined. Accordingly, no provision for any loss that may result upon resolution of this matter has been made to the accompanying financial statements.

6. RELATED PARTY RECEIVABLES:

  As of May 31, 1995, the Company had note receivables from officers and employees in the total amount of $175,000. These notes bear interest at rates ranging from 8% to 10% per annum and are due upon demand.

                                                                      APPENDIX A
[COMPOSITE CONFORMED COPY]

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        ENTEX INFORMATION SERVICES, INC.

                            ENTEX ACQUISITION CORP.

                                      AND

                              RANDOM ACCESS, INC.

           DATED AS OF MAY 15, 1995 (AS AMENDED AS OF JUNE 27, 1995)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

SECTION                                                                     PAGE
- -------                                                                     ----
                                   ARTICLE I

THE MERGER
  Section 1.01. The Merger.................................................. A-1
  Section 1.02. Effective Time.............................................. A-1
  Section 1.03. Effect of the Merger........................................ A-1
  Section 1.04. Articles of Incorporation; By-Laws.......................... A-2
  Section 1.05. Directors and Officers...................................... A-2

                                   ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
  Section 2.01. Conversion of Securities.................................... A-2
  Section 2.02. Conversion of Sub Common Stock.............................. A-2
  Section 2.03. Exchange of Company Certificates and Cash................... A-2
  Section 2.04. Stock Transfer Books........................................ A-3
  Section 2.05. Company Options............................................. A-3
  Section 2.06. Dissenting Shares........................................... A-3
  Section 2.07. Closing..................................................... A-4

                                  ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
  Section 3.01. Organization and Qualification.............................  A-4
  Section 3.02. Capitalization.............................................  A-4
  Section 3.03. Subsidiaries...............................................  A-4
  Section 3.04. Authorization..............................................  A-5
  Section 3.05. SEC Filings................................................  A-5
  Section 3.06. No Conflicts...............................................  A-5
  Section 3.07. Consents and Approvals.....................................  A-6
  Section 3.08. Financial Statements.......................................  A-6
  Section 3.09. Absence of Certain Changes or Events.......................  A-6
  Section 3.10. No Undisclosed Material Liabilities........................  A-7
  Section 3.11. Proxy Statement............................................  A-7
  Section 3.12. Fairness Opinion...........................................  A-8
  Section 3.13. Brokers and Finders........................................  A-8
  Section 3.14. Environmental Matters......................................  A-8
  Section 3.15. Litigation.................................................  A-8
  Section 3.16. ERISA Compliance...........................................  A-8
  Section 3.17. Tax Matters................................................ A-10
  Section 3.18. Change in Control Payments................................. A-10
  Section 3.19. Other Information.......................................... A-10
  Section 3.20. Intellectual Property...................................... A-10
  Section 3.21. Insurance Coverage......................................... A-11
  Section 3.22. Inventory.................................................. A-11
  Section 3.23. Certain Transactions....................................... A-11
  Section 3.24. Contracts.................................................. A-11
  Section 3.25. Personnel.................................................. A-12

                                      (i)

SECTION                                                                     PAGE
- -------                                                                     ----
  Section 3.26. Compliance with Laws....................................... A-12
  Section 3.27. Expenses................................................... A-12

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
  Section 4.01. Organization and Power..................................... A-12
  Section 4.02. Authorization.............................................. A-13
  Section 4.03. No Conflicts............................................... A-13
  Section 4.04. Consents and Approvals..................................... A-13
  Section 4.05. Proxy Statement............................................ A-13
  Section 4.06. Financing of the Merger.................................... A-13

                                   ARTICLE V

COVENANTS AND AGREEMENTS
  Section 5.01. Conduct of Business Between Execution of this Agreement and the Effective Time.................................................. A-13
  Section 5.02. Consolidated Net Worth.................................... A-15
  Section 5.03. Mutual Covenants.......................................... A-16
  Section 5.04. Access to Information; Confidentiality.................... A-16
  Section 5.05. Meeting of Shareholders................................... A-17
  Section 5.06. Proxy Statement........................................... A-17
  Section 5.07. Hart-Scott-Rodino Filing.................................. A-17
  Section 5.08. Public or Shareholder Communications...................... A-17
  Section 5.09. Additional Agreements..................................... A-17
  Section 5.10. Closing Conditions........................................ A-17
  Section 5.11. Parent Shareholder Approval............................... A-17
  Section 5.12. No Solicitation........................................... A-18
  Section 5.13. Distribution Agreement.................................... A-18
  Section 5.14. Indemnification........................................... A-18
  Section 5.15. Directors' and Officers' Insurance........................ A-18
  Section 5.16. Documatirix Divestiture................................... A-19

                                   ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER
  Section 6.01. Conditions to Each Party's Obligation to Effect the
  Merger.................................................................. A-19
  Section 6.02. Additional Conditions to the Obligations of the Company... A-19
  Section 6.03. Additional Conditions to the Obligations of Parent and
  Sub..................................................................... A-20

                                  ARTICLE VII

TERMINATION; AMENDMENT; WAIVER
  Section 7.01. Termination................................................ A-21
  Section 7.02. Effect of Termination...................................... A-21
  Section 7.03. Amendment.................................................. A-21
  Section 7.04. Waiver..................................................... A-22

                                  ARTICLE VIII

FEES AND EXPENSES/GENERAL PROVISIONS
  Section 8.01. Fees and Expenses.......................................... A-22
  Section 8.02. Survival of Representations and Warranties................. A-23

                                      (ii)

SECTION                                                                     PAGE
- -------                                                                     ----
  Section 8.03. Notices.................................................... A-23
  Section 8.04. Headings................................................... A-24
  Section 8.05. Exhibits, Schedules and Annexes............................ A-24
  Section 8.06. Counterparts............................................... A-24
  Section 8.07. Governing Law.............................................. A-24
  Section 8.08. Pronouns................................................... A-24
  Section 8.09. Time Periods............................................... A-24
  Section 8.10. No Strict Construction..................................... A-24
  Section 8.11. Entire Agreement........................................... A-24
  Section 8.12. Severability............................................... A-24
  Section 8.13. Successors and Assigns..................................... A-24

                         LIST OF SCHEDULES AND ANNEXES

 SCHEDULES
 ---------
 3.02      Capitalization
 3.03      Matters Concerning Subsidiaries
 3.05      Matters Concerning SEC Filings
 3.06      No Conflicts
 3.07      Consents and Approvals
 3.09      Certain Changes or Events
 3.14      Environmental Matters
 3.15      Company Litigation
 3.16      ERISA Compliance
 3.17      Tax Matters
 3.18      Change in Control Payments
 3.20      Intellectual Property Matters
 3.21(a)   Insurance Policies
 3.21(b)   Insurance Claims
 3.23      Certain Transactions
 3.24(a)   Contracts
 3.24(b)   Defaults Under Contracts
 3.25      Personnel
 3.27      Expenses
           Conduct of Business between Execution of Agreement and Effective
 5.01      Time
 5.02(e)   Calculation of Tangible Net Worth

ANNEXES
- -------

Annex A  Shareholder Agreement
Annex B  Form of Opinion of Reid & Priest LLP
Annex C  Consulting Agreement with Bruce A. Milliken
Annex D  Employment Agreement with Richard A. Crawford, Jr.
Annex E Purchase Agreement among the Company, Total Access LLC and Bruce A. Milliken
Annex F  Form of Opinion of Stroock & Stroock & Lavan

                                     (iii)

  AGREEMENT AND PLAN OF MERGER, dated as of May 15, 1995 (this "Agreement"), by and among ENTEX INFORMATION SERVICES, INC., a Delaware corporation ("Parent"), ENTEX Acquisition Corp., a Colorado corporation and a wholly owned subsidiary of Parent ("Sub"), and RANDOM ACCESS, INC., a Colorado corporation (the "Company").

  WHEREAS, the parties desire that Sub be merged (the "Merger") with and into the Company, pursuant to which the Company will become a wholly owned subsidiary of Parent, all upon the terms and conditions contained herein and in accordance with the Colorado Business Corporation Act (the "Colorado Act");

  WHEREAS, the Board of Directors of each of Parent, Sub and the Company deems the Merger to be in the best interests of each of Parent, Sub, the Company and their respective shareholders;

  WHEREAS, in order to induce Parent and Sub to enter into this Agreement, simultaneously with the execution hereof, Bruce A. Milliken ("Milliken"), the Chairman of the Board and a principal shareholder of the Company, and Parent have executed a Shareholder Agreement, substantially in the form of Annex A hereto, pursuant to which, among other things, Milliken has agreed not to transfer the Shares (as hereinafter defined) beneficially owned by him except as permitted by the terms of such Shareholder Agreement, and to vote the Shares beneficially owned by him in favor of the approval of the Merger.

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

  Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Colorado Act, at the Effective Time (as defined in Section 1.02), Sub shall be merged with and into the Company, whereupon the Company will become a wholly owned subsidiary of Parent. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall, by virtue of the Merger, remain "Random Access, Inc."

  Section 1.02. Effective Time. As promptly as reasonably practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Colorado, in such form as required by, and executed in accordance with the relevant provisions of the Colorado Act (the date and time of such filing being the "Effective Time").

  Section 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Colorado Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

  Section 1.04. Articles of Incorporation; By-Laws. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, unless and until duly amended, altered or repealed. The By-Laws of the Company as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, unless and until duly amended, altered or repealed.

  Section 1.05. Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of Sub shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

  Section 2.01. Conversion of Securities. (a) Each share of common stock, $0.0001 par value, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time, other than Shares owned by Parent, Sub or any other wholly owned subsidiary of Parent or held in the treasury of the Company, all of which shall be canceled (collectively, the "Canceled Shares"), and Shares held by Dissenting Shareholders (as defined in Section 2.06 hereof) (collectively, the "Dissenting Shares"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $3.25 net to the holder in cash (the "Merger Consideration"), payable to the holder thereof, without interest thereon, upon the surrender of the certificate representing such Share.

  Section 2.02. Conversion of Sub Common Stock. Each share of common stock, par value $0.0001 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable into one (1) share of common stock of the Surviving Corporation and each certificate evidencing ownership of any shares of capital stock of Sub shall evidence ownership of the same number of shares of common stock of the Surviving Corporation.

  Section 2.03. Exchange of Company Certificates and Cash.

  (a) Deposit of Merger Consideration. As of the Effective Time, Parent or Sub shall deposit, or cause to be deposited, with or for the account of a bank or trust company (the "Exchange Agent") selected by Parent prior to the Effective Time, for the benefit of the holders of the Shares (other than Canceled Shares and Dissenting Shares), for exchange in accordance with this Article II, through the Exchange Agent, cash in the aggregate amount required to be exchanged for the Shares (other than Canceled Shares and Dissenting Shares) pursuant to Section 2.01 (the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Exchange Fund to holders of the Shares (other than Canceled Shares and Dissenting Shares). The Exchange Fund shall not be used for any other purpose. Any interest, dividends or other income earned on the investment of the Exchange Fund while held by the Exchange Agent shall be for the account of Parent.

  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (other than Dissenting Shares) (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment in cash therefor. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such

Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate multiplied by the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, cash may be paid in accordance with this Article II to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.03, each Certificate shall represent for all purposes after the Effective Time only the right to receive upon such surrender the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon; and all other rights of such holder as a shareholder of the Company shall cease at the Effective Time, except as otherwise required by the Colorado Act.

  (c) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Shares for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Merger Consideration to which they are entitled pursuant to this Agreement. Neither Parent nor the Company shall be liable to any holder of the Shares for any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  (d) Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent.

  Section 2.04. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be cancelled and converted into the right to receive the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate.

  Section 2.05. Company Options. At the Effective Time (and subject to the effectiveness of the Merger), each option to purchase Shares shall be canceled in consideration of the payment by the Company to each holder thereof of an amount in cash equal to the extent (if any) by which the Merger Consideration exceeds the exercise price per share payable under such option, multiplied by the number of Shares subject to such option. All incentive stock option plans and non-qualified stock option plans maintained by the Company, and each option issued under any of such plans, shall be amended, to the extent necessary, to incorporate the terms of the preceding sentence and to delete any inconsistent provisions thereof regarding the treatment of such options as a consequence of the Merger. Parent shall be entitled to cause the Company to withhold for amounts otherwise payable pursuant to this Section 2.05 any amount required to be withheld under applicable tax laws.

  Section 2.06. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person (a "Dissenting Shareholder") who objects to the Merger and complies with all the provisions of the Colorado Act concerning the right of shareholders of the Company to dissent from the Merger and require appraisal of their Shares shall not be converted as described in Section 2.01 but shall become the right to receive such consideration as may be determined to be due to such

Dissenting Shareholder pursuant to the Colorado Act. If after the Effective Time, such Dissenting Shareholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the Colorado Act, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration, without interest. The Company shall give Parent (i) prompt notice of any demands for appraisal of Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate any such demands.

  Section 2.07. Closing. The closing of the Merger will take place at 10:00 a.m. not later than the third business day after the day on which there shall have been satisfaction or waiver of the conditions set forth in Article VI, at the offices of Reid & Priest LLP, 40 West 57th Street, New York, New York 10019, unless another date or place is agreed to in writing by the parties hereto.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents and warrants to Parent and Sub as follows:

  Section 3.01. Organization and Qualification.

  (a) Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has all requisite power and authority, corporate and otherwise, to carry on its business as it is now being conducted and to own, lease and operate its assets.

  (b) Qualification. The Company is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction where the character of its properties, owned or leased, or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not be reasonably likely to have an effect which is material and adverse to the business, financial condition or results of operations of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a "Company Material Adverse Effect").

  (c) Articles of Incorporation and By-Laws. The Company has heretofore delivered to Parent complete and correct copies of the Company's Articles of Incorporation, as amended, and By-Laws, as amended, each as currently in effect.

  Section 3.02. Capitalization. The authorized capital stock of the Company, together with a description of treasury securities and a description of all securities issued and outstanding as of May 9, 1995 is as set forth on Schedule
3.02 attached hereto. All securities identified on Schedule 3.02 as being issued and outstanding securities are validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.02, there is no outstanding option, warrant, right, call, subscription or other agreement or commitment which (a) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of the Company or any securities convertible or exchangeable into, or other rights to acquire, any shares of capital stock of the Company, (b) obligates the Company to make any payments with respect to appreciation in shares of its capital stock, (c) obligates the Company to grant, offer or enter into any of the foregoing, or (d) relates to the voting, transfer or control of such capital stock, securities or rights. Schedule 3.02 sets forth the exercise price of each stock option currently outstanding.

  Section 3.03. Subsidiaries. Except as set forth in Schedule 3.03 attached hereto, each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted.

Each Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Company Material Adverse Effect. Other than Total Access Limited Liability Company, a Wyoming limited liability company ("Total Access"), which is 88%-owned by the Company, all of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and owned directly or indirectly by the Company free and clear of all liens, claims or encumbrances and were not issued in violation of any preemptive right. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock of any Subsidiary, or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing the right to acquire, any shares of capital stock of any Subsidiary. For purposes of this Agreement, the term "Subsidiary" of the Company shall mean any corporation or other entity a majority of whose outstanding voting stock or ownership interests entitled to vote for the election of directors or other governing body is at the time owned by the Company and/or one or more other Subsidiaries. The Subsidiaries listed on Schedule 3.03 are inactive, and do not have liabilities of any kind whatsoever (absolute, accrued, or contingent), other than liabilities of the Company guaranteed by them, in excess of $10,000 in the aggregate.

  Section 3.04. Authorization. The Company has all requisite corporate power to enter into this Agreement, and all other documents and instruments to be executed and delivered by it in connection herewith, and to carry out its obligations hereunder and thereunder. Except with respect to the approval by the shareholders of the Company of this Agreement and the Merger (a) the execution and delivery of this Agreement and the due consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and
(b) this Agreement constitutes (and each document and instrument contemplated by this Agreement, when executed and delivered in accordance with the provisions hereof, will constitute) a valid and legally binding agreement of the Company enforceable in accordance with its terms. The affirmative vote of the holders of two-thirds of the Shares is the only vote of any class or series of capital stock of the Company necessary to approve the Merger.

  Section 3.05. SEC Filings.

  (a) Except as set forth on Schedule 3.05 attached hereto, the Company has filed with the Securities and Exchange Commission (the "SEC") all required reports, schedules, forms, statements and other documents from February 28, 1992 through the date hereof, including (i) the annual reports on Form 10-K for all fiscal years ended during such period, (ii) the quarterly reports on Form 10-Q required for all fiscal quarters during such period, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held during such period and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC during such period (the "SEC Documents").

  (b) As of its filing date or, if amended, as of the date of its amendment, as the case may be, each such report, proxy or information statement (as amended or supplemented, if applicable), filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

  (c) Each such registration statement (as amended or supplemented, if applicable) filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") on the date such statement, amendment or supplement became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

  Section 3.06. No Conflicts. Except as set forth on Schedule 3.06 attached hereto, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby:

  (a) will not constitute a conflict with, breach or violation of or default (or an event which with notice or lapse of time or both would become a default) under: (i) the Company's Articles of Incorporation or By-Laws, as amended to date, (ii) any material agreement, instrument, license, franchise or permit to which the Company or any of its Subsidiaries is subject or by which any of them is bound, (iii) any order, writ, injunction or decree to which the Company or any of its Subsidiaries are subject or by which any of them is bound, or (iv) any law, rule or regulation to which the Company or any of its Subsidiaries is subject or by which any of them is bound, the violation of which would have a Company Material Adverse Effect; and

  (b) will not result in the creation of any lien, charge or encumbrance on the properties or assets of the Company, except those created or imposed by or through Parent or Sub.

  Section 3.07. Consents and Approvals. Except: (i) for filings and approvals required by: (a) the Secretary of State of the State of Colorado, (b) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the "Hart-Scott-Rodino Act"); (c) the Exchange Act; and (d) such other statutes, rules or regulations which may require registrations, authorizations, consents or approvals relating to matters that, in the aggregate, are not material to the Company and its Subsidiaries taken as a whole; (ii) for the approval by the shareholders of the Company of this Agreement and the transactions contemplated hereby, and except as set forth on Schedule 3.07 attached hereto, neither the Company nor any of its Subsidiaries is required to submit any notice, report or other filing with or obtain any consent or approval from any governmental authority or third party in connection with the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby.

  Section 3.08. Financial Statements.

  The financial statements of the Company included in the annual reports on Form 10-K filed by the Company with respect to the three most recently completed fiscal years of the Company and the quarterly report on Form 10-Q filed by the Company with the SEC with respect to the two quarters ended February 28, 1995, as amended by Amendment No. 1 thereto dated April 25, 1995 (the "Amended February 28 Form 10-Q"), comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles, consistently applied (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are anticipated to be material) the financial position, results of operations, shareholders' equity and changes in financial position of the Company and its Subsidiaries as at the dates and for the periods indicated.

  Section 3.09. Absence of Certain Changes or Events. Except as set forth on
Schedule 3.09 attached hereto, since February 28, 1995, there has been no Company Material Adverse Effect (whether or not covered by insurance), and there has not been:

  (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably could be expected to have a Company Material Adverse Effect;

  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any Subsidiary or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

  (c) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

  (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in no event in the amount of more than $100,000 in the aggregate;

  (e) any creation or assumption by the Company or any Subsidiary of any lien on any material asset other than in the ordinary course of business consistent with past practices, but in no event in respect of any obligation of more than $100,000 in the aggregate;

  (f) any making of any loan, advance or capital contributions to, or investment in any person other than investments in cash equivalents made by, the Company or any Subsidiary except those made in the ordinary course of business consistent with past practices;

  (g) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement, but in no event representing commitments on behalf of the Company and its Subsidiaries taken as a whole of more than $100,000 for any transaction or series of transactions;

  (h) any change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

  (i) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements of the Company or any Subsidiary or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice; or

  (j) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at February 28, 1995, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

  Section 3.10. No Undisclosed Material Liabilities. There are no liabilities of the Company or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

  (a) liabilities disclosed in the Company's filings with the SEC or otherwise reflected or reserved against in the Company's financial statements;

  (b) liabilities incurred in the ordinary course of business consistent with past practice, which individually or in the aggregate, would not have a Company Material Adverse Effect; and

  (c) liabilities under this Agreement or disclosed pursuant to this Agreement.

  Section 3.11. Proxy Statement. None of the information to be supplied by the Company or any of its accountants, counsel or other authorized representatives for inclusion in the Proxy Statement (as defined in Section 5.06) to be distributed in connection with the Shareholders' Meeting (as defined in Section 5.05) will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Shareholders' Meeting contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, it being understood and agreed that no representation or warranty is made by the Company with respect to any information supplied by Parent or Sub or their accountants, counsel or other authorized representatives. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its subsidiaries shall occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described and the presentation in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. The Proxy Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

  Section 3.12. Fairness Opinion. The Company has received the written opinion of Chatfield Dean & Co., Inc. ("Chatfield Dean"), financial advisor to the Company, that, as of the date of the opinion, the Merger Consideration to be received by the holders of Shares is fair, from a financial point of view, to such holders, and such opinion has not been withdrawn as of the date hereof. The Company has delivered a copy of such opinion to Parent.

  Section 3.13. Brokers and Finders. Except for fees and expenses payable to Chatfield Dean, no broker, finder or investment banker is entitled to any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The fees (excluding out-of-pocket expenses that are payable in addition to such fees) payable to Chatfield Dean shall not exceed $100,000 for services in rendering the opinion referred to in Section 3.12, and an additional $400,000 payable at the Effective Time.

  Section 3.14. Environmental Matters. The Company and its Subsidiaries are, and at all times in the past have been, in compliance with all applicable legal requirements, laws, rules, orders and regulations related to environmental, natural resource, health or safety matters, except where such non-compliance has not had a Company Material Adverse Effect, including but not limited to those promulgated, adopted or enforced by the United States Environmental Protection Agency and by similar agencies in states in which the Company or its Subsidiaries conduct their business. Except as set forth on Schedule 3.14 attached hereto, neither the Company nor any of its Subsidiaries is a party to any suit, action, claim or proceeding now pending before any court, governmental agency or board or other forum or, to the knowledge of the Company, threatened by any person which if adversely determined, would have a Company Material Adverse Effect (i) for alleged noncompliance with any environmental law, rule or regulation or (ii) relating to the discharge or release into the environment of any hazardous material, pollutant, or waste at or on a site presently or formerly owned, leased or operated by the Company or any Subsidiary. There are no facts or circumstances known to the Company upon which such a suit, action, claim or proceeding reasonably could be based.

  Section 3.15. Litigation. Except as set forth in the SEC Documents or as set forth on Schedule 3.15 attached hereto, there is no suit, action, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, which, if adversely determined, individually or in the aggregate with other such suits, actions, claims or proceedings, would (i) have a Company Material Adverse Effect, (ii) materially and adversely affect the Company's ability to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement. The Company has provided to Parent all material information possessed by the Company or its counsel regarding the facts and circumstances that are the subject of the litigation and claims listed on
Schedule 3.15 (the "Company Litigation"), including, but not limited to, the investigation of the Company by the SEC (the "SEC Investigation"). The litigation entitled Lane v. Intelligent Electronics, Inc. (Civil Action No. 94-5-2071, D. Colorado) (the "Lane Litigation") has been settled, and the Company has provided to Parent a written statement of the material terms of such settlement.

  Section 3.16. ERISA Compliance.

  (a) The Company has delivered to Parent correct and complete copies of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other bonus, deferred compensation, pension, profit-sharing, retirement, medical, group life, disability income, stock purchase, stock option, incentive or other employee-related plans, programs, contracts, agreements and arrangements (sometimes referred to herein collectively as "Benefit Plans") currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (each a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company or any Subsidiary. Except as disclosed on Schedule 3.16 attached hereto, the Company also has delivered to Parent complete and correct copies of (x) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required) including all schedules thereto, (y) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (z) each currently effective trust agreement and group annuity contract relating to any Benefit Plan. Except as disclosed on Schedule 3.16 attached hereto, the Company has no obligation or liability with respect to any employee benefit plan (as defined under Section 3(3) of ERISA) or any other bonus, deferred compensation, pension, profit sharing, retirement, medical, group life, disability income, stock purchase, stock option, incentive or other employee related plans, programs, contracts, agreements or arrangements, other than such Benefit Plans currently maintained, contributed to or required to be maintained or contributed to by the Company or any Company Controlled Entity.

  (b) Each Benefit Plan has been administered in accordance with its terms in all material respects except where the failure to do so either singly or in the aggregate would not have a Company Material Adverse Effect. Except as disclosed on Schedule 3.16 attached hereto, the Company and each Benefit Plan are in compliance with applicable provisions of ERISA and the Code, except for any noncompliance that singly or in the aggregate would not have a Company Material Adverse Effect. Except as provided in Section 2.05 or pursuant to the plans or agreements disclosed on Schedule 3.18 attached hereto, the consummation of the transactions contemplated herein will not directly or indirectly cause the payment, or the acceleration of any payment, under any Benefit Plan of any amount to any person.

  (c) All Benefit Plans intended to be qualified under Section 401(a) of the Code have been the subjects of determination letters from the Internal Revenue Service to the effect that such Benefit Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened. Except as set forth on Schedule 3.16 attached hereto, no such Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect that, to the knowledge of the Company, would have a Company Material Adverse Effect.

  (d) Neither the Company nor any Commonly Controlled Entity maintains, contributes to, or at any time maintained, contributed to or was obligated to contribute to, any Benefit Plan which is subject to Title IV of ERISA or
Section 412 of the Code.

  (e) None of the Company, any Subsidiary, any officer of the Company, or any Subsidiary or any other person or persons, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company or any officer of the Company to direct or indirect tax, penalty or liability under ERISA, the Code or other applicable law which would have a Company Material Adverse Effect.

  (f) With respect to any Benefit Plan that is an employee welfare benefit plan, (x) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(a) of the Code, and (y) each such Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and Part 6 of Title I of ERISA except where the failure to do so would not individually or in the aggregate have a Company Material Adverse Effect.

  Section 3.17. Tax Matters.

  (a) The Company, and if applicable each Subsidiary, has filed all Federal income tax returns and all other tax returns and reports required to be filed by them, the failure to file which would have a Company Material Adverse Effect. All such returns are complete and correct in all material respects. The Company, and if applicable each Subsidiary, has paid or has made provisions for payment for all taxes and all material taxes for which no return was required to be filed, the nonpayment of which would have a Company Material Adverse Effect, and the most recent consolidated financial statements of the Company contained in the SEC Reports reflect an adequate reserve for all taxes payable for all taxable periods and portions thereof through the date of such financial statements, except where the failure to maintain such reserve would not, individually or in the aggregate, have a Company Material Adverse Effect.

  (b) Except as set forth on Schedule 3.17 attached hereto, no audits concerning taxes of the Company and, if applicable, any Subsidiary are currently being conducted and no notice regarding commencement of such an audit has been received.

  (c) Except as set forth on Schedule 3.17 attached hereto, no proposed or assessed deficiencies for any taxes are currently pending against the Company, or if applicable any Subsidiary, and no requests for waivers of the time to assess any such taxes are pending, in either case which, individually or in the aggregate, would have a Company Material Adverse Effect.

  (d) Except as set forth in Schedule 3.17, the Company is not aware of any basis for the assertion of any deficiency against the Company or, if applicable, any Subsidiaries for taxes which, if adversely determined, either individually or in the aggregate, would have a Company Material Adverse Effect with respect to the tax return of the Company and its Subsidiaries for the taxable years as to which the statute of limitations has not expired.

  (e) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise, employment, payroll, custom duty and any other governmental fee or assessment, and penalties, in addition to any liability to a third party for such amounts, of any nature whatsoever.

  Section 3.18. Change in Control Payments. Except as set forth on Schedule
3.18 attached hereto, neither the Company nor its Subsidiaries have any plans or agreements to which they are parties, or to which they are bound, pursuant to which payments or acceleration of benefits may be required upon a "change of control" of the Company.

  Section 3.19. Other Information. None of the documents or written information delivered to Parent in connection with the transactions contemplated by this Agreement (unless amended or corrected in writing prior to the date hereof) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

  Section 3.20. Intellectual Property. The Company and each Subsidiary has exclusive ownership of or rights to use each registered patent, registered trademark, registered tradename, registered service mark and registered copyright (collectively, the "Registered Intellectual Property"), and to the knowledge of the Company, the Company and each Subsidiary has exclusive ownership of or rights to use each material patent application, unregistered trademark, trademark application, unregistered trade name, unregistered service mark, unregistered copyright and other trade secret or proprietary intellectual property (the "Other Intellectual Property" and collectively with the Registered Intellectual Property, the "Intellectual Property") owned by or used in and material to its business and the current use by the Company and each Subsidiary of such Intellectual Property does not infringe the rights of any other person, except for any such infringements that do not, individually or in the aggregate, have a Company Material Adverse Effect. Except set forth on Schedule 3.20 attached hereto, to the knowledge of the Company, no other person is infringing the rights of the Company or any Subsidiary in any such Intellectual Property, except for any such infringements, that do not, individually or in the aggregate, have a Company Material Adverse Effect.

  Section 3.21. Insurance Coverage.

  (a) Set forth on Schedule 3.21(a) attached hereto is a true and complete list of all insurance policies currently owned by the Company (the "Company Insurance Policies"), setting forth, for each such policy, the policy number, the date of inception of the policy and the period of coverage, the insurer, and a general description of the risks insured against under such policy. The Company has heretofore delivered to Parent a true and complete copy of each of the Company Insurance Policies, including all endorsements, amendments or supplements thereto. Each of the Company Insurance Policies has been validly obtained, all premiums required to be paid with respect thereto have been paid in full, and each of the Company Insurance Policies is in full force and effect.

  (b) Set forth on Schedule 3.21(b) attached hereto is a true and complete list of each and every pending claim made with respect to the Company Insurance Policies where the amount of damage or potential liability exceeds $10,000.

  Section 3.22. Inventory.

  (a) The values at which all inventories are carried on the books of the Company and its Subsidiaries (copies of which books previously have been provided by the Company to Parent), including without limitation the reserves with respect thereto, have been calculated in accordance with generally accepted accounting principles consistent with past practices.

  (b) Consistent with past practices, taking into account the reserves for inventory, the inventories reflected on the books of the Company and its Subsidiaries are: (i) in all material respects in good and merchantable condition; (ii) generally usable for the purposes for which they are intended, or salable in the ordinary course of business; and (iii) not excessive in material respects in kind or amount in the context of the Company's business taken as a whole. The inventories reflected on the books of the Company and its Subsidiaries include any and all inventory held on consignment by third parties.

  Section 3.23. Certain Transactions. Except as set forth in the SEC Documents or as set forth on Schedule 3.23 attached hereto, none of the officers or directors of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including without limitation any contract, agreement or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any officer or director, any member of the family of any officer or director or any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

  Section 3.24. Contracts. Except as set forth on the Exhibit Index to the Company's annual report on form 10-K for the fiscal year ended August 31, 1994, or as set forth on Schedule 3.24(a) attached hereto, there are no outstanding agreements, commitments, purchase orders, or contracts, written or oral, express or implied, to which the Company or any of its Subsidiaries is a party or to which they are bound which (i) involve the payment or receipt by the Company or any of its Subsidiaries of more than $1,000,000 under any one of such contracts, or (ii) have an initial term of more than 150 days and are not cancelable without significant penalties by the Company or such Subsidiary on 60 days' or less notice or (iii) otherwise would be required to be included as an exhibit to an annual report of the Company on Form 10-K under the regulations promulgated by the SEC under the Exchange Act. Except as set forth on Schedule 3.24(b) attached hereto, the Company and its Subsidiaries are not in default in respect of any such agreement, commitment, purchase order or contract, or any other material agreement, commitment, purchase order, or contract, and, except as so disclosed, the Company has no knowledge of any facts or circumstances existing as of the date hereof which would reasonably indicate that the Company or any of its Subsidiaries will be or may be in default in respect of any such agreement, commitment, purchase order or contract subsequent to the date hereof.

  Section 3.25. Personnel.

  (a) Schedule 3.25 contains a correct and complete list of:

    (i) all employment, severance, bonus, profit sharing, percentage compensation and pension or retirement plans; stock purchase and stock option plans; contracts or agreements with present or former directors, officers or employees that are not terminable on 60 days' or less notice without penalty to the Company; and all consulting agreements, to which the Company or any of its Subsidiaries is a party or to which they are bound as of the date of this Agreement;

    (ii) all group insurance programs in effect for employees of the Company and its Subsidiaries; and

    (iii) all accrued but unused vacation, holiday and sick-time on the account of each employee of the Company and its Subsidiaries.

Neither the Company nor any of its Subsidiaries is in default with respect to any of its obligations listed above.

  Section 3.26. Compliance with Laws. Except as disclosed in this Agreement or in the Schedules hereto, the operations of the business of the Company and its Subsidiaries as heretofore or currently conducted were not and are not in violation of, nor is the Company or any of its Subsidiaries in default under, or violation of, any federal, state, local or foreign law, statute or regulation or any order, judgment or decree of any federal, state, local or foreign governmental authority, regulatory or administrative agency, commission, court or tribunal to which the Company or any of its Subsidiaries are bound, except for such violations or defaults as have not had a Company Material Adverse Effect. The Company and its Subsidiaries have been duly granted all authorizations necessary for the conduct of its business as currently conducted, except those, the failure of which to obtain, has not had a Company Material Adverse Effect.

  Section 3.27. Expenses. Schedule 3.27 attached hereto sets forth a description of the expenses of the Company and its Subsidiaries which the Company estimates that it will incur, or has already incurred, in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

  Parent and Sub, jointly and severally, hereby represent and warrant to the Company as follows:

  Section 4.01. Organization and Power.

  (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has all requisite corporate power to enter into this Agreement, and all other documents and instruments to be executed and delivered by it in connection herewith, and to carry out its obligations hereunder and thereunder.

  (b) Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Sub has all requisite corporate power to enter into this Agreement, and all other documents and instruments to be executed and delivered by it in connection herewith, and to carry out its obligations hereunder and thereunder. Sub is a wholly-owned subsidiary of Parent, has been organized solely for the purpose of consummating the Merger and has conducted no business or operations of any nature.

  Section 4.02. Authorization. The execution and delivery of this Agreement and the due consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement constitutes (and each document and instrument contemplated by this Agreement, when executed and delivered in accordance with the provisions hereof, will constitute) a valid and legally binding agreement of each of Parent and Sub and enforceable against them in accordance with its terms.

  Section 4.03. No Conflicts. The execution, delivery and performance of this Agreement by Parent and Sub and the consummation of the transactions contemplated hereby will not constitute a conflict with, breach or violation of or default (or an event which with notice or lapse of time or both would become a default) under (a) Parent's Certificate of Incorporation or By-Laws, as amended to date; (b) Sub's Articles of Incorporation or By-laws, as amended to date; (c) any material agreement, instrument, license, franchise or permit to which Parent or Sub is subject or by which Parent or Sub is bound; (e) any order, writ, injunction or decree to which Parent or Sub is subject or by which Parent or Sub is bound; or (f) to the best of Parent's or Sub's respective knowledge, any law, rule or regulation to which Parent or Sub is subject or to which it is bound.

  Section 4.04. Consents and Approvals. Except for filings, approvals or consents required by (a) the Secretary of State of the State of Colorado; (b) the Hart-Scott-Rodino Act; (c) the Exchange Act; (d) Parent's lenders pursuant to certain credit agreements with such lenders, which consents have been obtained; and (e) such other statutes, rules or regulations which may require registrations, authorizations, consents or approvals relating to matters that, in the aggregate, are not material to Parent, neither Parent nor Sub is required to submit any notice, report or other filing with or obtain any consent or approval from any governmental authority or third party in connection with the execution and delivery by Parent or Sub of this Agreement or the consummation of the transactions contemplated hereby.

  Section 4.05. Proxy Statement. None of the information to be supplied by Parent or Sub or any of their accountants, counsel or other authorized representatives for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Shareholders' Meeting contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent or Sub, or their officers and directors or any of the subsidiaries of Parent shall occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement, Parent will notify the Company in writing of such event.

  Section 4.06. Financing of the Merger. Parent has all funds, or appropriate commitments for funds (complete copies of which have been provided to the Company), necessary for the exchange of the Shares pursuant to the Merger.

                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

  Section 5.01. Conduct of Business Between Execution of this Agreement and the Effective Time. During the period commencing on the date of this Agreement and continuing until the Effective Time, the Company covenants and agrees that the business of the Company and the Company's Subsidiaries shall be conducted only in the regular and ordinary course of business, consistent with past practice; and that it shall use all reasonable efforts to preserve intact its business, keep available the services of its current officers and employees and preserve its relationships with desirable customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, except as set forth on Schedule 5.01 attached hereto, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Parent:

  (a) adjust, split, combine or reclassify any shares of capital stock;

  (b) make, declare, set aside or pay any dividend or make any other distribution on, or directly or indirectly issue, sell, pledge, grant, redeem, repurchase or otherwise acquire, any shares of its or any Subsidiary's capital stock, any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or other rights to acquire any shares of its capital stock except the issuance of stock pursuant to the exercise of employee stock options outstanding on the date hereof;

  (c) grant any stock option or appreciation rights or other rights to share in the equity value of the Company or any Subsidiary;

  (d) make any changes in the Articles of Incorporation or By-laws, as amended to date, of the Company or any Subsidiary;

  (e) acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business, except pursuant to obligations in effect on the date hereof;

  (f) incur any indebtedness for borrowed money or guarantee any indebtedness or issue or sell securities or warrants or rights to acquire any debt securities or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any assets or create or suffer any material lien thereupon, except pursuant to obligations or any guarantees thereof which in the aggregate do not exceed $100,000;

  (g) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) in the ordinary course of business consistent with past practice; (ii) in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Company and (iii) of amounts described on Schedule 3.25;

  (h) notwithstanding any provision of clause (g) of this Section 5.01, pay, discharge or satisfy any claims, liabilities or obligations in connection with the Company Litigation, including, but not limited to, the SEC Investigation, it being understood and agreed that the Company shall keep Parent fully informed of all material developments in connection with the Company Litigation, including, but not limited to, the SEC Investigation, and that Parent shall have the right to participate in all decisions with respect to the management, defense and settlement of the Company Litigation, including, but not limited to, the SEC Investigation;

  (i) change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles);

  (j) except as required by law or contemplated by this Agreement (i) enter into, adopt, amend or terminate any employee benefit plan or any agreement, arrangement, plan or policy between the Company and one or more of its directors or executive officers, (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee or (iii) grant any bonus to any of its executive officers or pay any termination, severance or other benefit not required by any plan and arrangement as in effect on the date hereof;

  (k) make or enter into any agreement, commitment or contract, except those in the ordinary course of business for the purchase or sale of products in amounts not exceeding $100,000 in any instance and not giving rise to obligations extending beyond 90 days from the date hereof;

  (l) make or enter into any lease of real property or extend or amend any existing lease of real property;

  (m) intentionally take, or enter into an agreement to take, any action that would result in any of the conditions to the Merger set forth in Article VI not being satisfied; or

  (n) agree to, or make any commitment to take any of the actions prohibited by this Section 5.01; or take any action, or agree or commit to take any action that would make any representation or warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to the Effective Time, or omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

  (o) terminate the employment of any employee whose annual compensation exceeds $40,000.

  Section 5.02. Consolidated Net Worth.

  (a) As promptly as practicable after the date hereof, the Company will prepare and deliver to Parent unaudited financial statements for the Company and its consolidated subsidiaries as of May 31, 1995 (the "May 31 Financial Statements") and a report (the "Tangible Net Worth Report") setting forth the amount of the Tangible Net Worth of the Company as of May 31, 1995. The May 31 Financial Statements shall include line items consistent with the financial statements of the Company included in the Amended February 28 Form 10-Q and shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis with those used in preparing the financial statements included in the Amended February 28 Form 10-Q.

  (b) The May 31 Financial Statements shall be audited by Parent's independent accountants, KPMG Peat Marwick LLP ("KPMG Peat Marwick"), and the Company will use its best efforts to cooperate with KPMG Peat Marwick to enable such firm to complete its audit as promptly as practicable and to express its opinion as to the fairness of the presentation of the May 31 Financial Statements. The Company shall use its best efforts to cause its independent accountants, Deloitte & Touche LLP ("Deloitte & Touche"), to cooperate with KPMG Peat Marwick in making available to KPMG Peat Marwick all workpapers of Deloitte & Touche that KPMG Peat Marwick may reasonably request in connection with such audit. The Company will conduct a physical count of all the inventory of the Company and its consolidated subsidiaries as of May 31, 1995. This physical count will be observed by KPMG Peat Marwick as part of such firm's examination of the May 31 Financial Statements in accordance with generally accepted auditing standards. Representatives of Parent and Parent's lenders shall have the right to observe such count and to review the Company's compilation of such physical inventory and the workpapers of KPMG Peat Marwick relating to its observations of the physical inventory conducted by the Company. The fees and expenses of KPMG Peat Marwick in conducting such audit shall be paid by the Company.

  (c) As promptly as practicable after the delivery by the Company of the May 31 Financial Statements, KPMG Peat Marwick shall use its best efforts to complete its audit of the May 31 Financial Statements and to express its opinion thereon. Prior to expressing its opinion, KPMG Peat Marwick shall deliver to Parent and the Company a draft of the May 31 Financial Statements and its draft opinion thereon (the "Audited Financial Statements"). KPMG Peat Marwick shall also deliver to Parent the Tangible Net Worth Report, together with a statement by KPMG Peat Marwick to the effect that such report has been prepared in accordance with generally accepted accounting principles applied on a consistent basis with those used in preparing the financial statements included in the Amended February 28 Form 10-Q and the terms of this Agreement. Representatives of the Company shall have the opportunity to examine the workpapers, schedules and other documents prepared or used by KPMG Peat Marwick in connection with the draft report on the audit of the May 31 Financial Statements and the Tangible Net Worth Report.

  (d) The Company shall have a period of twenty (20) days after delivery of the draft Audited Financial Statements and the draft Tangible Net Worth Report to present in writing to Parent objections the Company may have to the matters set forth therein, which objections shall be set forth in reasonable detail. If no objections are raised within such twenty (20) day period, the draft Audited Financial Statements and draft Tangible Net Worth Report shall be deemed accepted and approved by the Company. If the Company shall raise any objections within such twenty (20) day period, and, Parent and the Company are unable to resolve such dispute within ten (10) days after such objections are raised, then the specific matters in dispute shall be submitted to a nationally recognized firm of independent accountants agreed upon by Parent and the Company (the "Arbitrating Accountants"), which firm shall make a final and binding determination as to such matter or matters within ten (10) days after the submission of such matters to such Arbitrating Accountants. The fees and expenses of the Arbitrating Accountants shall be borne equally by Parent and the Company. The parties shall use their best efforts to resolve all disputes with respect to the Audited Financial Statements and the Tangible Net Worth Report by August 15, 1995.

  (e) For purposes of this Agreement, the "Tangible Net Worth" of the Company shall mean the stockholders' equity of the Company, reduced by amounts reflected on the Company's balance sheet as "Other Assets", including, but not limited to, franchise rights and vendor authorizations, goodwill and other intangible assets, and deposits, and giving effect to (i) the acquisition by the Company of all of the outstanding common stock of Advanced Systems and Peripherals, Inc. ("ASAP"), and (ii) the payment of accrued costs and settlement costs and legal fees and expenses of approximately $175,000 (taking into account applicable tax benefits) in connection with the settlement of the Lane Litigation; provided, however, that for purposes of determining such Tangible Net Worth, the Company shall not be required to include as additional goodwill as of May 31, 1995, any accrued "earn-out" or additional purchase price consideration payable by the Company in connection with the acquisition of ASAP or the acquisition by the Company on February 15, 1995 from Documatrix Corporation ("Documatrix") of certain assets (the "Documatrix Assets"), and the assumption by the Company of certain liabilities of Documatrix (the "Documatrix Liabilities") in conjunction with the acquisition of the Documatrix Assets. By way of example, Schedule 5.02(e) attached hereto sets forth a calculation of the Tangible Net Worth of the Company as of February 28, 1995, based upon the pro forma balance sheet of the Company as of such date set forth in Note 5 to the financial statements included in the Amended February 28 Form 10-Q, and giving effect to the ASAP acquisition and the settlement of the Lane Litigation as of such date.

  Section 5.03. Mutual Covenants.

  (a) Compliance with Laws. Each party covenants and agrees to use its best efforts to comply promptly with (and furnish information to the other parties in connection with) any and all requirements that federal or state law may impose on it or them, as the case may be, with respect to the Merger.

  (b) Cooperation in Connection with Proceedings. Each party covenants and agrees that if any action, suit, proceeding or investigation of the nature specified in Section 6.01(c) hereof is commenced, it shall cooperate with the others and shall use its best efforts to defend against the same and respond thereto.

  (c) Notification of Certain Events. Each party covenants and agrees to give prompt written notice to the others of (i) the occurrence (or non-occurrence) of any event the occurrence (or non-occurrence) of which would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate or (B) any covenant, agreement or condition in this Agreement not to be complied with or satisfied; and (ii) any failure by such first party to comply with or satisfy any covenant, agreement or condition contained in this Agreement.

  Section 5.04. Access to Information; Confidentiality.

  (a) Information of the Company. The Company covenants and agrees to afford Parent and Parent's accountants, counsel and other representatives, full access, during normal business hours during the period prior to the Effective Time or the earlier termination of this Agreement, to all of the properties, books, contracts, commitments and records of the Company and its Subsidiaries, and, during such period, shall furnish promptly to Parent a copy of each report, schedule and other document filed or received thereby during such period pursuant to the requirements of federal and state securities laws.

  (b) Confidentiality Covenants of Parent. Parent covenants and agrees that until the Effective Time, it shall continue to be bound by the terms of the Confidentiality Agreement, dated November 21, 1994, as amended by the supplement thereto dated February 3, 1995, between the Company and Parent.

  Section 5.05. Meeting of Shareholders. The Company shall, promptly after the date of this Agreement, take all action necessary in accordance with the Colorado Act and its Articles of Incorporation and By-Laws to convene a meeting of the Company's shareholders to act on the Merger Agreement (the "Shareholders' Meeting"), and the Company shall consult with Parent in connection therewith. The Company shall use its reasonable best efforts to solicit from shareholders of the Company proxies in favor of the approval and adoption of the Merger Agreement and to secure the vote or consent of shareholders required by the Colorado Act to approve and adopt the Merger Agreement, unless otherwise required by the applicable fiduciary duties of the directors of Company, as determined by such directors in good faith after consultation with independent legal counsel (which may include the Company's regularly engaged legal counsel).

  Section 5.06. Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement and a form of proxy, in connection with the vote of the Company's shareholders with respect to the Merger (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's shareholders, being the "Proxy Statement"). Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable the Company shall mail the Proxy Statement to its shareholders. The Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of the Merger unless otherwise required by the applicable fiduciary duties of the Board of Directors of the Company, as determined by such directors in good faith after consultation with legal counsel.

  Section 5.07. Hart-Scott-Rodino Filing. To the extent required by law, the respective ultimate parent entities of the Company and Parent shall file Notification and Report Forms under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice. The parties shall cooperate and consult with each other with respect to the preparation of the Notification and Report Forms and any other submissions, including, but not limited to, responses to written or oral comments or requests for additional information or documenting material by the Federal Trade Commission or the Antitrust Division of the Department of Justice, required to be made pursuant to the Hart-Scott-Rodino Act in connection with the transactions contemplated hereby. The filing fee associated with such filings shall be borne equally by Parent and the Company.

  Section 5.08. Public or Shareholder Communications. From and after the date of this Agreement, except as required by law, the Company, Parent and Sub will not, with respect to the transactions contemplated hereby, issue any press release or make any public statements or, in the case of the Company, mail any communications or letters to its shareholders generally, except with the prior approval of the other party or as required by law. With respect to any communication required by law, the party making such communication agrees to use its best efforts to provide a copy of the text of such communication to the other party prior to its release.

  Section 5.09. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Merger and this Agreement, including, but not limited to, using its best efforts to obtain all necessary waivers, consents, authorizations and approvals of or exemptions by any governmental authority or third party, and effecting all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall take all such necessary action.

  Section 5.10. Closing Conditions. Each of the Company and Parent will use its best efforts to cause the conditions set forth in Article VI to be satisfied; provided, however, this provision shall not require any party to waive any condition.

  Section 5.11. Parent Shareholder Approval. Parent covenants and agrees to (a) vote the shares of capital stock of Sub held by Parent to approve and adopt this Agreement and the transactions contemplated hereby, and (b) cause Parent to take any and all actions as may be necessary or appropriate to consummate the Merger in accordance with the terms of this Agreement.

  Section 5.12. No Solicitation.

  (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). The Company shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal. Nothing contained in this Section 5.12 shall prevent the Board of Directors of the Company from considering, negotiating, approving and recommending to the shareholders of the Company, a bona fide Acquisition Proposal not solicited in violation of this Agreement, provided the Board of Directors of the Company determines in good faith (upon advice of counsel) that it is required to do so in order to discharge properly its fiduciary duties.

  (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any Subsidiary in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Subsidiary by any person or entity that informs the Board of Directors of the Company or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 5.12(c).

  (c) If the Board of the Company receives a request for commercial nonpublic information by a person who makes a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of counsel that it is required to cause the Company to act as provided in this Section 5.12(c) in order to discharge properly its fiduciary duties, then, provided the person making the Acquisition Proposal has executed a confidentiality agreement substantially similar to the one then in effect between the Company and Parent, the Company may provide such person with access to information regarding the Company.

  Section 5.13. Distribution Agreement. The Company, if requested by Parent, will promptly exercise its right to terminate the Reseller Agreement between the Company and Intelligent Electronics, Inc., and will enter into a mutually acceptable Distribution Agreement with Parent.

  Section 5.14. Indemnification. From and after the Effective Time, Parent and the Surviving Corporation shall maintain in effect the rights to indemnification of the Company's officers and directors provided for in the Company's Articles of Incorporation and By-laws as in effect on the date hereof, and provided in the resolution adopted by the Board of Directors of the Company on the date hereof regarding the indemnification by the Company of its officers and directors, a true and complete copy of which has heretofore been delivered to Parent, regarding indemnification for acts and omissions occurring prior to the Effective Time, including, but not limited to, this Agreement and the transactions contemplated by this Agreement.

  Section 5.15. Directors' and Officers' Insurance. The Company shall deliver to Parent a binder (the "D&O Insurance Binder") validly obtained from an insurer approved by Parent, evidencing such insurer's irrevocable commitment to provide not less than $2.5 million of directors' and officers' insurance covering the directors and officers of the Company for the period beginning on June 8, 1995 and ending not earlier the Effective Time and for non-cancellable "tail" coverage for the period beginning at Effective Time and ending not earlier than one year after the Effective Time, and otherwise containing terms and conditions (including, but not limited to, scope of coverage) at least as favorable as the directors' and officers' insurance policies covering the Company's directors and officers in effect on May 15, 1995.

  Section 5.16. Documatrix Divestiture. The Company will use its best efforts to negotiate, execute and deliver as promptly as practicable one or more agreements or other documents satisfactory in form and substance to Parent in its sole discretion (the "Documatrix Divestiture Documents"), pursuant to which the Company will divest its entire right, title and interest in and to the Documatrix Assets and will be relieved of substantially all the Documatrix Liabilities, and to consummate the transactions contemplated by the Documatrix Divestiture Documents on or before August 11, 1995.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

  Section 6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

  (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of the Company required by applicable law or by the Company's Articles of Incorporation or By-Laws;

  (b) The waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired;

  (c) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would prevent the consummation of the Merger; and

  (d) All actions by or in respect of or filing with any governmental regulatory or administrative agency or commission required to consummate the Merger shall have been obtained or made.

  Section 6.02. Additional Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to each of the following conditions:

  (a) Each of Parent and Sub shall have performed in all material respects each obligation to be performed by it hereunder at or prior to the Effective Time; and

  (b) The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

  (c) Parent shall have delivered to the Company certificates issued by appropriate governmental authorities evidencing the good standing of Parent in the State of Delaware and of Sub in the State of Colorado.

  (d) Parent and Sub shall have delivered to the Company copies, certified by the Secretary of an Assistant Secretary, of the resolutions adopted by the Boards of Directors of Parent and Sub, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and by Parent as the sole shareholder of Sub, approving this Agreement and the Merger.

  (e) Parent shall have delivered to the Company a certificate of its Chief Executive and Chief Financial Officers, certifying as to the fulfillment of the conditions to the obligations of the Company set forth in this Article VI; and

  (f) The Company shall have received the opinion of Reid & Priest LLP, counsel to Parent and Sub, substantially in the form of Annex B hereto.

  Section 6.03. Additional Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are also subject to each of the following conditions:

  (a) The Company shall have performed in all material respects each obligation to be performed by it hereunder at or prior to the Effective Time;

  (b) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any of such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date;

  (c) The consents of third parties set forth on Schedule 3.07 attached hereto, required to consummate the transactions contemplated hereby, shall have been obtained;

  (d) The Company shall have delivered to Parent certificates issued by appropriate governmental authorities (i) evidencing the good standing of the Company in the State of Colorado and as a foreign corporation in each jurisdiction in which it has qualified to do business as a foreign corporation, and (ii) evidencing the good standing of each Subsidiary of the Company (other than the Subsidiaries listed on Schedule 3.03 attached hereto) in its jurisdiction of organization or incorporation and as a foreign corporation in which it has qualified to do business as a foreign corporation;

  (e) The Company shall have delivered to Parent copies, certified by the Secretary or Assistant Secretary, of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and by the shareholders of the Company approving this Agreement and the Merger;

  (f) The Tangible Net Worth of the Company as reflected on the consolidated balance sheet of the Company as of May 31, 1995, determined in accordance with
Section 5.02, shall be not less than $13,500,000;

  (g) Parent shall have received funding under its existing financing commitments sufficient to enable Sub to consummate the Merger and pay related fees and expenses;

  (h) No Company Material Adverse Effect shall have occurred, it being understood that the failure by US West to reaffirm its intention to continue in effect its existing agreement with the Company after the Effective Time shall constitute a Company Material Adverse Effect;

  (i) No event which is reasonably likely to be material and adverse to the business, financial condition or results of operations of Parent and its subsidiaries taken as a whole (a "Parent Material Adverse Effect") shall have occurred;

  (j) By not later than immediately prior to the Effective Time, Parent, Milliken and the Company shall have entered into a Consulting Agreement substantially in the form of Annex C hereto;

  (k) By not later than immediately prior to the Effective Time, the employment agreement of Richard A. Crawford, Jr. shall have been amended and restated as set forth in Annex D hereto;

  (l) By not later than immediately prior to the Effective Time, the Company and Milliken shall have entered into a Purchase Agreement, and Total Access and Milliken shall have entered into a Second Amendment to the Operating Agreement of Total Access, each substantially in the form of Annexes E-1 and E-2 hereto, pursuant to which the Company shall acquire from Milliken all of his right, title and interest in Total Access and the transactions contemplated by such Purchase Agreement shall have been consummated;

  (m) the D&O Insurance Binder shall have been obtained and shall be in full force and effect;

  (n) The Documatrix Divestiture Documents shall have been executed and delivered and the transactions contemplated thereby shall have been consummated;

  (o) All incentive stock option and non-qualified stock option plans of the Company, and each option issued under any of such plans, shall have been amended, to the extent necessary in accordance with Section 2.05 hereof;

  (p) Appraisal rights under the Colorado Act shall have been perfected by the holders of not more than 10 percent (10%) of the outstanding shares;

  (q) The Company shall have delivered to Parent and Sub the certificate of its Chief Executive and Chief Financial Officers, certifying as to the fulfillment of the conditions to the obligations of Parent and Sub set forth in this
Article VI; and

  (r) Parent and Sub shall have received the opinion of Stroock & Stroock & Lavan, substantially in the form of Annex F hereto.

                                  ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

  Section 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company, (a) by the mutual written consent of the Board of Directors of Parent, Sub and the Company or (b) by either Parent or the Company if (i) any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger (which the party seeking to terminate this Agreement has used its best efforts to have reversed or lifted without paying any material amounts not reasonably expected for the transactions contemplated hereby) and such order, decree, ruling or other action shall have become final and nonappealable, (ii) the Effective Time shall not have occurred by September 30, 1995, but, the right to terminate in such event shall not be available to any party whose failure to fulfill any obligations hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, (c) by Parent upon the occurrence of any Trigger Event described in clauses (i) through (iv) of
Section 8.01(b) or (d) by the Company upon the occurrence of either of the events described in Section 8.01(c).

  Section 7.02. Effect of Termination. Except as set forth in Section 5.02 or
Section 8.01 hereof, in the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of Parent, Sub or the Company.

  Section 7.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made which reduces the amount or changes the form of consideration to be paid in the Merger or in any way adversely affects the rights of holders of the Shares without the further approval of such holders. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

  Section 7.04. Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any of the conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Notwithstanding anything to the contrary set forth herein, the following conditions precedent to the consummation of the Merger may not be waived by either party hereto: (i) the approval of the Merger and this Agreement by the shareholders of the Company pursuant to the Colorado Act; (ii) the expiration or earlier termination of all applicable waiting periods under the Hart-Scott Rodino Act, with no outstanding requests for additional information or clarification or notices indicating that further action will be taken by the Federal Trade Commission or the Antitrust Division of the Department of Justice with respect to the Merger; and (iii) the execution by all necessary parties of the Articles of Merger to be filed with the Colorado Secretary of State.

                                  ARTICLE VIII

                      FEES AND EXPENSES/GENERAL PROVISIONS

  Section 8.01. Fees and Expenses.

  (a) Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

  (b) If this Agreement is terminated as a result of the occurrence of any of the events set forth below (a "Trigger Event"):

    (i) the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle with respect to any Acquisition Proposal;

    (ii) any representations or warranty made by the Company in, or pursuant to, this Agreement shall not have been true and correct in all material respects when made and any such failures to be true and correct could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or the Company shall have failed to observe or perform in any material respect any of its obligations under this Agreement;

    (iii) the Board of Directors of the Company shall have withdrawn or materially modified in a manner adverse to Parent or Sub its approval or recommendation of the Merger or this Agreement, in any such case whether or not such withdrawal or modification is required by the fiduciary duties of the Board of Directors; or

    (iv) the Company's shareholders shall have failed to approve the Merger at the Shareholders' Meeting;

and, at the time of such termination, Parent is not in breach of any material provision of this Agreement, then (A) if such termination is due to a Trigger Event other than the event described in subclause (ii) above, the Company shall pay Parent promptly, but in no event later than two business days after the termination of the Agreement, a cash termination fee of $1,050,000, on account of fees, costs and out-of-pocket expenses incurred by Parent or Sub (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement and (B) if such termination is due to a Trigger Event described in subclause (ii) above the Company shall pay to Parent a cash termination fee of $750,000, on account of such fees, costs and out-of-pocket expenses, of which $500,000 shall be paid promptly, but in no event later than two business days after the termination of the Agreement, and the remainder shall be paid, without interest thereon, fourteen months after the termination of the Agreement.

  (c) If this Agreement is terminated by reason of (i) the failure by Parent to satisfy the condition contained in Section 6.03(g) for any reason other than as a consequence of a Company Material Adverse Effect, or (ii) the failure by Parent to satisfy the condition contained in Section 6.03(i) and, at the time of such termination, the Company is not in breach of any material provision of this Agreement, then Parent shall pay to the Company promptly, but in no event later than two business days after the termination of this Agreement by reason of the failure by Parent to satisfy either of such conditions, a cash termination fee of $750,000 on account of fees, costs and out-of-pocket expenses incurred by the Company (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement, of which $500,000 shall be paid promptly, but in no event later than two business days after such termination, and the remainder shall be paid, without interest thereon, fourteen months after such termination.

  Section 8.02. Survival of Representations and Warranties. Except as set forth in the last sentence of this Section 8.02, the representations and warranties made by each party contained in this Agreement or in any exhibit, disclosure schedule, certificate or other instrument delivered pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the other party, whether prior to or after the execution of this Agreement. No representations and warranties contained in this Agreement or in any exhibit, disclosure schedule, certificate or other instrument delivered pursuant to this Agreement shall survive the consummation of the Merger at the Effective Time.

  Section 8.03. Notices. All notices and other communications required or permitted hereunder shall be in writing and delivered as follows:

    if to Parent or Sub:

      ENTEX Information Services, Inc.
      Six International Drive
      Rye Brook, New York 10573
      Attention: Lynne A. Burgess
      Vice President and
      General Counsel
      Telephone: (914) 935-3879
      Facsimile:(914) 935-3880

    with a copy to:

      Reid & Priest LLP
      40 West 57th Street
      New York, New York 10019
      Attention: Richard S. Green, Esq.
      Telephone: (212) 603-2000
      Facsimile:(212) 603-2298

    if to the Company:

      Random Access, Inc.
      8000 East Iliff Avenue
      Denver, Colorado 80231
      Attention: Bradley A. Cromer
      Vice President and General
      Counsel Telephone: (303) 745-9600
      Facsimile:(303) 745-0242

    with a copy to:

      Stroock & Stroock & Lavan
      Seven Hanover Square
      New York, New York 10004-2696
      Attention: James R. Tanenbaum, Esq.
      Telephone: (212) 806-5400
      Facsimile:(212) 806-6006
or to such other address as may have been designated in a prior notice. Notices sent by registered or certified mail, postage prepaid and with return receipt requested, shall be deemed to have been given two (2) business days after being mailed, and otherwise notices shall be deemed to have been given when received.

  Section 8.04. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

  Section 8.05. Exhibits, Schedules and Annexes. The Exhibits, Schedules and Annexes referred to in this Agreement shall be deemed to be an integral part of this Agreement as if fully rewritten herein. To the extent applicable, a disclosure set forth on any one such document will serve as a disclosure for purposes of all other such documents.

  Section 8.06. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

  Section 8.07. Governing Law. This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of New York, as applied to contracts made, executed and to be fully performed in such state by citizens of such state, without regard to conflict of laws principles.

  Section 8.08. Pronouns. The use of a particular pronoun herein shall not be restrictive as to gender or number but shall be interpreted in all cases as the context may require.

  Section 8.09. Time Periods. Unless otherwise provided herein, any action required hereunder to be taken within a certain number of days shall be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken shall be automatically extended to the next business day.

  Section 8.10. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against either party.

  Section 8.11. Entire Agreement. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement between the parties concerning the subject matter hereof. All negotiations and prior agreements between the parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the parties other than those incorporated herein and to be delivered hereunder.

  Section 8.12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

  Section 8.13. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Except as otherwise provided in this Agreement, nothing in this Agreement is intended or shall be construed to confer on any person other than the parties hereto any rights or benefits hereunder.

  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                          ENTEX INFORMATION SERVICES, INC.

                                            /s/ Robert Auray, Jr.
                                          By:_________________________________
                                              ROBERT R. AURAY, JR.
                                              EXECUTIVE VICE PRESIDENT AND
                                              CHIEF FINANCIAL OFFICER

                                          ENTEX ACQUISITION CORP.

                                            /s/ Robert Auray, Jr.
                                          By:_________________________________
                                              ROBERT R. AURAY, JR.
                                              VICE PRESIDENT

                                          RANDOM ACCESS, INC.

                                            /s/ Richard A. Crawford, Jr.
                                          By:_________________________________
                                              RICHARD A. CRAWFORD, JR.
                                              PRESIDENT AND
                                              CHIEF EXECUTIVE OFFICER

                     [LETTERHEAD OF CHATFIELD DEAN & CO.]

                                                                      APPENDIX B

                                          June 27, 1995

Board of Directors
Random Access, Inc.
800 E. Iliff Ave.
Denver, CO 80231

Dear Sirs:

  You have requested our opinion as to the fairness from a financial point of view to the shareholders of Random Access, Inc. (the "Company") of the consideration to be received by such shareholders pursuant to the terms of the proposed Agreement and Plan of Merger dated as of May 15, 1995 and the proposed Amendatory Agreement to be dated as of June 27, 1995, to be entered into among Entex Information Services, Inc. ("Entex"), Entex Acquisition Corp., a Colorado corporation and wholly owned subsidiary of Entex, and the Company (together, the "Agreement").

  Pursuant to the Agreement, Entex will purchase all of the outstanding shares of the Company's common stock at a price of $3.25 per share.

  In arriving at our opinion, we have reviewed the Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company including information provided during discussions with the Company's management. Included in the information provided during discussions with the Company's management were certain financial forecasts of the Company for the period beginning September 1, 1994 and ending August 31, 1995 prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of the Company, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. In addition, we were requested to and did evaluate all third party indications of interest for the whole company.

  In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided by the Company or its representatives, or that was otherwise reviewed by us. With respect to the financial forecasts supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. We have not assumed any responsibility for making an independent evaluation of the Company's assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to all legal matters on advice of counsel to the Company.

  Our opinion is necessarily based on economic, market, financial and other conditions as they exist, and on the information made available to us as of the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revised or reaffirm this opinion.

  Chatfield Dean & Co. ("Chatfield"), as part of its investment banking services, is regularly engaged in the evaluation of business and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with the transaction and we will receive fees for such services, a substantial portion of which are contingent upon consummation of the offer. Chatfield has performed investment banking and other services for the Company in the past and has been compensated for such services.

  Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by the shareholders of the Company pursuant to the Agreement is fair to the shareholders of the Company from a financial point of view.

                                          Very truly yours,

                                          CHATFIELD DEAN & CO.

                                              /s/ Shailesh B. Sheth
                                          By:__________________________________
                                                Shailesh B. Sheth
                                                Vice President

                                                                      APPENDIX C

                       COLORADO BUSINESS CORPORATION ACT

                                  ARTICLE 113

                               DISSENTERS' RIGHTS

                                     PART 1

                      RIGHT OF DISSENT--PAYMENT FOR SHARES

  7-113-101 DEFINITIONS.--For purposes of this article:

  (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

  (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

  (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

  (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

  (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

  (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

  (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

  7-113-102 RIGHT TO DISSENT.--(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of his or her shares in the event of any of the following corporate actions:

  (a) Consummation of a plan of merger to which the corporation is a party if:

  (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation, or

  (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

  (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

  (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

  (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

  (2) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of:

  (a) An amendment to the articles of incorporation that materially and adversely affects rights in respect of the shares because it:

  (I) Alters or abolishes a preferential right of the shares; or

  (II) Creates, alters, or abolishes a right in respect of redemption of the shares, including a provision respecting a sinking fund for their redemption or repurchase; or

  (b) An amendment to the articles of incorporation that affects rights in respect of the shares because it:

  (I) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

  (II) Reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

  (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

  (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

  7-113-103 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

  (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

  (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

  (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

  (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

                                     PART 2

                  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

  7-113-201 NOTICE OF DISSENTERS' RIGHTS.--(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) to shareholders not entitled to vote shall not affect any action taken at the shareholders' meeting for which the notice was to have been given.

  (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection
(2) to shareholders not entitled to vote shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given.

  7-113-202 NOTICE OF INTENT TO DEMAND PAYMENT.--(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall:

  (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

  (b) Not vote the shares in favor of the proposed corporate action.

  (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.
  (3) A shareholder who does not satisfy the requirements of subsection (1) or
(2) of this section is not entitled to demand payment for the shareholder's shares under this article.

  7-113-203 DISSENTERS' NOTICE.--(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

  (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

  (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action:

  (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited:

  (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received:

  (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made:

  (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given:

  (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

  (g) Be accompanied by a copy of this article.

  7-113-204 PROCEDURE TO DEMAND PAYMENT.--(1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

  (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

  (b) Deposit the shareholder's certificates for certificated shares.

  (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

  (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

  (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

  7-113-205 UNCERTIFICATED SHARES.--(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

  (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

  7-113-206 PAYMENT.--(1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

  (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

  (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

  (b) A statement of the corporation's estimate of the fair value of the shares;

  (c) An explanation of how the interest was calculated;

  (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

  (e) A copy of this article.

  7-113-207 FAILURE TO TAKE ACTION.--(1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corpoation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

  7-113-208 SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.--(1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

  (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

  7-113-209 PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER.--
(1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

  (a) the dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

  (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

  (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

  (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                     PART 3

                          JUDICIAL APPRAISAL OF SHARES

  7-113-301 COURT ACTION.--(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

  (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if it has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

  (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

  (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

  (5) Each dissenter made a party to the proceeding commenced under subsection
(2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

  7-113-302 COURT COSTS AND COUNSEL FEES.--(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation: except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

  (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

  (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

  (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

  (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

FORM OF PROXY                                                      FORM OF PROXY

                              RANDOM ACCESS, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                               September 19, 1995

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RANDOM ACCESS,
                                      INC.

  The undersigned shareholder of RANDOM ACCESS, INC., a Colorado corporation, revoking any previous proxies for its shares, hereby appoints Bruce A. Milliken and Richard A. Crawford, Jr. and each of them, the true and lawful attorneys-in-fact and proxies of the undersigned, each having full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Special Meeting of Shareholders of RANDOM ACCESS, INC. to be held on September 19, 1995, and at any adjournments thereof, on all matters set forth in the Notice of Special Meeting of Shareholders and the related Proxy Statement dated September 19, 1995 as follows:

  (1) Approval of the Agreement and Plan of Merger by and among Random Access, Inc., ENTEX Information Services, Inc. and ENTEX Acquisition Corp. (the "Merger Agreement") and the transactions contemplated thereby including the merger of ENTEX Acquisition Corp. with and into Random Access, Inc.

 [_] FOR the Merger       [_] AGAINST the          [_] ABSTAIN
      Agreement          Merger Agreement

                                                     (Continued on reverse side)

  THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

  The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the related Proxy Statement each dated September 19, 1995.

                                       Dated ___________________________ , 1995

                                       ----------------------------------------
                                                      Signature

                                       ----------------------------------------
                                              Signature if held jointly

  PLEASE DATE AND SIGN ABOVE EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. JOINT OWNERS SHALL EACH SIGN PERSONALLY. CORPORATE PROXIES SHOULD BE SIGNED IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER AND ATTESTED. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD INDICATE THEIR FULL NAME, IN SUCH CAPACITY.